Filed pursuant to Rule 424(b)(4)
Registration No. 333-259038

PROSPECTUS

$200,000,000

First Light Acquisition Group, Inc.

20,000,000 Units

First Light Acquisition Group, Inc. is a newly incorporated blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our “initial business combination”. We have not identified any business combination partner and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to any potential business combination with us.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment, terms and limitations as described in this prospectus, and only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the consummation of our initial business combination and 12 months from the closing of this offering, and will expire five years after the consummation of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. We have also granted the underwriter a 45-day option from the date of this prospectus to purchase up to an additional 3,000,000 units to cover over-allotments, if any.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes, divided by the number of then outstanding shares of our Class A common stock that were sold as part of the units in this offering, which we refer to collectively as our “public shares”, subject to the limitations described in this prospectus. If we are unable to complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the total number of then outstanding public shares, subject to applicable law and as further described in this prospectus.

Our sponsor, First Light Acquisition Group, LLC, which we refer to as our “sponsor” throughout this prospectus, and Metric Finance Holdings I, LLC, which we refer to as “Metric” throughout this prospectus, an affiliate of Guggenheim Securities, LLC, the sole book-running manager of this offering, have committed to purchase an aggregate of 3,291,005 warrants (or 3,397,155 warrants if the over-allotment option is exercised in full) at a price of $1.50 per whole warrant ($4,936,508 in the aggregate, or $5,095,733 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants throughout this prospectus as the “private placement warrants”. Each whole private placement warrant is exercisable to purchase one whole share of our Class A common stock at $11.50 per share, subject to adjustments, terms and conditions as described in this prospectus.

Our initial stockholders, which include our sponsor, Metric and the anchor investors (as defined below), currently hold an aggregate of 5,750,000 shares of our Class B common stock (up to an aggregate of 750,000 shares of which are subject to forfeiture by our sponsor and Metric depending on the extent to which the underwriter’s over-allotment option is exercised). We refer to these shares of Class B common stock as the “founder shares” throughout this prospectus. The shares of our Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided in this prospectus. Prior to our initial business combination, only holders of shares of our Class B common stock will be entitled to vote on the election of directors. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote.

We have entered into a forward purchase agreement with Franklin Strategic Series – Franklin Small Cap Growth Fund, a Delaware statutory trust, which we refer to as “Franklin” throughout this prospectus, whereby Franklin may purchase, in its sole discretion, 5,000,000 shares of our Class A common stock plus 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant, in a private placement to occur concurrently with the closing of our initial business combination subject to certain conditions as provided in this prospectus. We refer to this forward purchase agreement as the “forward purchase agreement” throughout this prospectus. The obligations under the forward purchase agreement do not depend on whether any shares of our Class A common stock are redeemed by our public stockholders. The warrants to be issued as part of the forward purchase agreement will be identical to the warrants sold as part of the units in this offering. An affiliate of Franklin is a member of a series of our sponsor and, as a result, has an indirect economic interest in a portion of the founder shares owned by our sponsor and the private placement warrants to be issued to our sponsor.

Certain unaffiliated qualified institutional buyers or institutional accredited investors, whom we refer to collectively as the “anchor investors” throughout this prospectus, have expressed to us an interest in purchasing an aggregate of approximately $230,000,000 of units in this offering (which amount will not change if the underwriter’s over-allotment option is exercised), at the public offering price. It is anticipated that the anchor investors will own, in the aggregate, approximately 85.8% of the outstanding shares of our common stock (or approximately 85.1% if the underwriter’s over-allotment option is exercised in full) upon the completion of this offering. Our sponsor and Metric have entered into an investment agreement with each of the anchor investors pursuant to which such anchor investors have purchased in the aggregate 1,452,654 founder shares from our sponsor and Metric at approximately $0.004 per share (which is our sponsor’s and Metric’s cost for acquiring such shares). There can be no assurance that the anchor investors will acquire such amount of units or any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. For a discussion of certain additional arrangements with our anchor investors, see “Summary—The Offering—Expressions of Interest.”

Currently, there is no public market for our units, shares of our Class A common stock or warrants. We intend to apply to have our units listed on the New York Stock Exchange, or NYSE, under the symbol “FLAGU.” The shares of our Class A common stock and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless Guggenheim Securities, LLC informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the shares of our Class A common stock and warrants will be listed on the NYSE under the symbols “FLAG” and “FLAGW,” respectively.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 56 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the Securities and Exchange Commission nor any state or non-U.S. securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$200,000,000
Underwriting discounts and commissions(1)(2)	$0.45	$9,030,485
Proceeds, before expenses, to First Light Acquisition Group, Inc.	$9.55	$190,969,515

(1)

Includes $0.35 per unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable to the underwriter for deferred underwriting discounts and commissions to be placed in a trust account located in the United States as described in this prospectus and released to the underwriter only upon the consummation of an initial business combination, as described in this prospectus. See “Underwriting (Conflicts of Interest)” beginning on page 221 for a description of compensation and other items of value payable to the underwriter.

(2)

BTIG, LLC will receive a fee of $ 100,000 from the total underwriting discount in consideration for its services and expenses incurred as a “qualified independent underwriter.” See also “Underwriting (Conflicts of Interest)” for a description of the underwriting compensation payable to the underwriter.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $200,000,000 ($10.00 per unit), or $230,000,000 if the underwriter’s over-allotment option is exercised in full ($10.00 per unit), will be deposited into a segregated U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee, and $2,906,023 (or $2,760,675, if the underwriter’s over-allotment option is exercised in full), will be available to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, including franchise and income tax obligations, the proceeds from this offering and the sale of the private placement warrants held in the trust account will not be released from the trust account until the earliest to occur of: (a) the consummation of our initial business combination (including the release of funds to pay any amounts due to any public stockholders who properly exercise their redemption rights in connection therewith), (b) the redemption of any public shares properly tendered in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or any other provisions relating to stockholders’ rights, and (c) the redemption of our public shares if we are unable to consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

The underwriter is offering the units for sale on a firm commitment basis. The underwriter expects to deliver the units to the purchasers on or about September 14, 2021.

Sole Book-Running Manager

Guggenheim Securities

The date of this prospectus is September 9, 2021

We are responsible for the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone (including any dealer or salesperson) to provide you with different or additional information, and neither we nor the underwriter takes any responsibility for, and can provide no assurances as to the reliability of, any other information others may give to you. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. We are not, and the underwriter is not, making an offer to sell or a solicitation of any offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“Advisor Partners” are to, collectively, James E. Cartwright, Lynn A. Dugle, Thomas W. Nash, Craig R. Reed and Meldon J. Wolfgang;

•

“anchor investors” are to certain “qualified institutional buyers” or “institutional accredited investors”, as defined in Rule 144A and Regulation D, respectively, under the Securities Act of 1933, as amended, or the Securities Act, that have collectively expressed to us an interest in purchasing an aggregate of approximately $230,000,000 units (or individually, up to 9.9% of the units) offered in this offering (which amount will not change if the underwriter’s over-allotment option is exercised), at the offering price, as further described herein;

•	“common stock” are to our Class A common stock and our Class B common stock, collectively;

•	“directors” are to our current directors and our director nominees named in this prospectus;

•

“equity-linked securities” are to any debt or equity securities of our company which are convertible into, or exchangeable or exercisable for, equity securities of our company, including any securities issued by our company which are pledged to secure any obligation of any holder to purchase equity securities of our company;

•	“FLAG,” “we,” “us,” “company” or “our company” are to First Light Acquisition Group, Inc.;

•	“FLAG team” are to our Operating Partners, directors and Advisor Partners;
•

“forward purchase agreement” are to the agreement providing for the sale of shares of our Class A common stock and redeemable warrants to Franklin in a private placement to occur concurrently with the closing of our initial business combination;

•	“forward purchase securities” are to the forward purchase shares and forward purchase warrants;

•	“forward purchase shares” are to the shares of our Class A common stock to be issued to Franklin pursuant to the forward purchase agreement;

•	“forward purchase warrants” are to public warrants to purchase shares of our Class A common stock to be issued to Franklin pursuant to the forward purchase agreement;

•

“founder shares” are to the shares of our Class B common stock purchased by our sponsor, Metric and/or the anchor investors in a private placement prior to this offering, and the shares of our Class A common stock issued upon the automatic conversion of the shares of our Class B common stock at the time of our initial business combination as described in this prospectus (for the avoidance of doubt, such shares of our Class A common stock will not be “public shares”);

•	“forward transferee” are to any third party to which Franklin transfers any portion of its obligation to purchase the forward purchase shares under the forward purchase agreement;

•	“initial stockholders” are to our sponsor, Metric and the anchor investors (the holders of our founder shares prior to this offering);

•

“Metric” are to Metric Finance Holdings I, LLC, a Delaware limited liability company and an affiliate of Guggenheim Securities, LLC (for the sake of clarity, Metric does not own any interests, directly or indirectly, in our sponsor and is not affiliated in any way with our sponsor except that both Metric and our sponsor have purchased founder shares and have agreed to purchase private placement warrants as described in this prospectus);

•	“Operating Partners” are to, collectively, William J. Weber, Michael J. Alber, Jeffrey D. MacLauchlan, Michael Papadales, Thomas A. Vecchiolla and Marybeth A. Wootton;

•	“private placement warrants” are to the warrants to be purchased by our sponsor and Metric in a private placement simultaneously with the closing of this offering;

•	“public shares” are to the shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•

“public stockholders” are to the holders of our public shares, including our initial stockholders and the FLAG team to the extent our initial stockholders and/or members of the FLAG team purchase public shares, provided that each initial stockholder’s and member of the FLAG team’s status as a “public stockholder” shall only exist with respect to such public shares;

•

“public warrants” are to the redeemable warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and to the private placement warrants if held by third parties other than our sponsor, Metric or their respective permitted transferees;

•

“sponsor” are to First Light Acquisition Group, LLC, a Delaware series limited liability company, of which Franklin Venture Partners, LLC, an affiliate of Franklin, is a member (for the sake of clarity, no interests of our sponsor are owned, directly or indirectly, by Guggenheim Securities, LLC or Metric); and

•	“warrants” are to the public warrants and the private placement warrants, collectively.

Each unit consists of one share of Class A common stock and one-half of one warrant for each unit purchased. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon separation of the units, a holder of warrants would be entitled to receive a fractional warrant, we will round down to the nearest whole number of warrants to be issued to such holder. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

Our company

We are a newly incorporated blank check company formed as a Delaware corporation whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. We have not identified any business combination partner and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to any potential business combination with us.

We intend to focus our efforts on identifying prospective opportunities that provide technology-enabled solutions with high-growth, mission-critical applications in government and commercial markets. Our objective is to leverage the experience our seasoned Operating Partners have in leading and growing technology-focused organizations in both the public and private markets to effect an initial business combination that delivers value to our stockholders.

The FLAG team plans to implement a sourcing strategy that leverages the Operating Partners’ extensive network of long-standing relationships to identify potential business combination partners. We seek to undertake a business combination with a company or companies that we believe are likely to benefit from the operational experience and leadership of our collective team. The Operating Partners intend to leverage its substantial industry experience and global relationships with the goal of providing potential business combination partners with benefits that will create long-term value to our stockholders. We believe we can facilitate operational, financial, strategic and managerial improvements in the prospective combination partner company in order to achieve long-term sustainable growth for its stockholders.

The six Operating Partners on our team are William J. Weber, Michael J. Alber, Jeffrey D. MacLauchlan, Michael Papadales, Thomas A. Vecchiolla, and Marybeth A. Wootton. Each of our Operating Partners, directors and Advisor Partners is a member of a series of our sponsor, First Light Acquisition Group, LLC, a Delaware series limited liability company, and an entity controlled by Mr. Weber is the manager of each series of our sponsor.

We are not required to complete our initial business combination with a company or companies that provide technology-enabled solutions with high-growth, mission-critical applications in the government and commercial markets. We may pursue our initial business combination outside of such markets. We may seek to acquire established businesses that we believe are fundamentally sound but potentially in need of financial, operational, strategic or board-level insight to maximize value. We may also look at earlier stage companies that exhibit the potential to change the industries in which they operate, and which may offer the potential of sustained high levels of revenue and earnings growth.

Our competitive strengths

We believe the FLAG team has a broad set of capabilities that will enable us to source, evaluate and execute a business combination for our stockholders and position a prospective partner company for success. The FLAG team has far-reaching and long-standing global relationships with relevant industry executives, management teams, multi-national corporations, financial institutions, security and defense agencies, U.S. and global government leaders and multi-industry experts that we believe will contribute to our success. It is our belief that a prospective combination partner will benefit meaningfully from our competitive strengths, which include:

•

Seasoned and extensive industry experience as founders, operators, investors and board members in target end markets. The FLAG team has experience developing and growing technology-centric businesses from inception through maturity, with a focus on solving mission-critical problems for U.S. government and commercial customers at scale. We believe that our ability to identify differentiated technology, talent and business models, based on first-hand experience, will provide us with an advantage as we evaluate prospective partner companies in the market.

•

Ability to assess and execute transactions with leading technology companies. The FLAG team is an experienced investment team with a track record of identifying and evaluating potential acquisitions with the objective of delivering value for its stockholders. The FLAG team will utilize its global M&A experience to apply structuring and execution best practices to a transaction with a potential business combination partner. The team has extensive experience sourcing and completing M&A transactions in public and private markets with companies, both small and large. Through these transactions, the team has acquired substantial experience conducting due diligence, completing extensive negotiations and successfully closing transactions. Many of these transactions have been facilitated by equity and debt capital markets financings. Further, we believe that we can leverage our collective experience and relationships to offer value-added support to a prospective partner company following a transaction to further enable growth and profitability.

•	Expertise in identifying and evaluating emerging technologies. The FLAG team is experienced in assessing the potential market for emerging technologies, as well as identifying specific technologies for investment and understanding the optimal roadmap for bringing such technologies to market. An important element of this process is evaluating which technologies and use cases will transition from prototype and initial product development to full-rate production. In addition, the FLAG team collectively has access to customer relationships and markets with significant barriers to entry that we believe can accelerate the commercial adoption of these emerging technologies. Further, we believe such experience, expertise and access will be highly valued by a prospective partner company.

•

Experience in public and private domains in relevant end markets. In light of its collective operating and M&A experiences, the FLAG team believes that it has the capability to navigate the relationships that exist between the public and private domains. The FLAG team has extensive experience catalyzing accelerated and profitable growth through the acquisition of large cap, middle-market and smaller companies that operate in both the public and private domains. We will utilize the FLAG team’s experience developed over decades of managing and operating publicly traded entities and our understanding of the dynamics involved thereof to help prepare a prospective partner company for the regulatory rigors of operating as a publicly traded company. We expect that an essential aspect of the evaluation process to be undertaken in connection with our initial business combination will include collaborating with the prospective partner company’s leadership team to assess its readiness to become a publicly traded company.

•

Positioned to provide sustained support and leadership to the selected combination partner. The FLAG team offers a wide range of skill sets and experiences from which the selected combination partner can draw upon in ways that are tailored to its specific needs. In addition, we believe that our ability to leverage the FLAG team’s experience and relationships to prepare and position the selected combination partner for success is a competitive advantage.

•

Access to a robust proprietary sourcing network. The FLAG team will leverage the extensive network of our Operating Partners, directors and Advisor Partners to source potential business combination partners. The FLAG team has established long-standing relationships with industry advisors, investors and consultants across the technology sector through which to source potential business combination partners. We believe that these unique relationships provide a foundation for a strong proprietary sourcing network.

FLAG team

We believe that the initial business combination partner will benefit from the operational, technical, and investment expertise and experience provided by seasoned members of the FLAG team. We also believe the FLAG team’s extensive industry and global government relationships will play a vital role in creating long-term value for our stockholders. The FLAG team has a track-record of operating complex publicly traded and privately held companies and evaluating and executing M&A transactions ranging in size from hundreds of millions of dollars to multiple billion dollars, as well as generating significant organic growth to increase stockholder value. The FLAG team has a diverse set of experiences that arise from holding senior positions in government and the private sector and that cover multiple geographic areas and technologies. The FLAG team intends to identify and consider potential business combinations with partners that value the opportunity to leverage the team’s diverse and extensive experience for the continued development of the combined entity.

Our Operating Partners

Each of our Operating Partners holds founder shares and, following the completion of this offering, will hold private placement warrants, in each case, through his or her interest in our sponsor.

William J. Weber

William J. Weber has served as our Chief Executive Officer, President and Chairman of our board since our founding in March 2021. Mr. Weber is an experienced executive with several successful exits to his credit and has more than 30 years of experience leading technology and solutions organizations in both the public and private sectors.

He most recently served as president, CEO and board member of KeyW Corporation (NASDAQ: KEYW). KeyW excelled in agile cyber operations and warfare, data analytics and geospatial intelligence solutions for U.S. government intelligence and defense customers, and commercial enterprises. Mr. Weber successfully led the company through a 3+ year transformation focusing on consistent growth and operational discipline, augmented by divestitures and acquisitions to support its core strategy, which culminated in the sale of KeyW to Jacobs Engineering Group (NYSE: J) for an industry-leading sales multiple in June 2019.

Before joining KeyW in October 2015, Mr. Weber served as the president and chief operating officer of XLA, a privately held technology firm supporting the areas of national security and diplomacy. Prior to XLA, he served as president of Kaseman, a privately held professional services firm supporting the U.S. government in nation building and foreign policy assistance. He has also held senior executive positions, each focused on generating new solutions and growth, with GTSI, McData Corporation, CNT Corporation, Inrange Technologies, International Network Services and AT&T. He currently serves on the boards of Modus eDiscovery, Buchanan Edwards, and America’s Warrior Partnership. He is also the managing principal of WJW Advisors, LLC, a management consultant firm which serves executives and board of directors of both public and private corporations.

We believe that Mr. Weber’s leadership ability and track record of delivering results and accelerated growth bring valuable experience to our company, and his ability to navigate industry changes makes him a clear choice to lead our company.

He is a veteran U.S. Army Officer, is an Airborne Ranger, and was awarded the Bronze Star for actions during Operation Desert Storm. He holds a Bachelor of Science degree from Washington University in St. Louis and is a graduate of The Executive Program at the University of Virginia Darden School of Business.

Michael J. Alber

Michael J. Alber has been our Chief Financial Officer and Secretary since March 2021. Mr. Alber has an extensive career spanning over 35 years in the areas of corporate finance, accounting, capital markets, treasury, risk allocation and mergers and acquisition. He currently serves as a board member (special security agreement) of AceInfo Tech (a subsidiary of Dovel Technologies) and has been on the board since December 2020. An accomplished financial professional, he was most recently the Chief Financial Officer and Executive Vice President of KeyW (NASDAQ: KEYW), from June 2016 until its sale to Jacobs (NYSE: J) in June 2019. During this period, he led several capital market transactions along with two strategically important M&A transactions, including the ultimate sale that resulted in an industry-leading sales multiple.

Mr. Alber served as a Principal with Growth Strategy Leaders, a business and financial consulting firm (specializing in M&A and due diligence support), from April 2015 to May 2016. From May 2012 to March 2015, Mr. Alber served as Chief Financial Officer and SVP at Engility Holdings, Inc. (NYSE: EGL) a $2.5 billion technology services and solutions provider to the U.S. government worldwide. During this period, he supported the company’s spin-out from L3 Technologies as a stand-alone publicly traded company. Also, during this period, he led the financial and capital markets activities related to two M&A transactions, including one that resulted in a change in control.

Prior to Engility, Mr. Alber held the position of Chief Financial Officer and Treasurer at Alion Science and Technology from 2007 to 2012. He has also held senior executive positions at SAIC (NYSE: SAIC) for 18 years, where he served as a Senior Vice President and Group Controller. Prior to SAIC, Mr. Alber was the Director of Finance at Network Solutions, Inc.

We believe Mr. Alber’s significant experience in the government solutions and products industry and his leadership positions with large public companies will serve our company well. We believe our company benefits from his diverse experience running financial operations in both services and technology centric organizations.

Mr. Alber received his Bachelor of Science degree from George Mason University in Business Administration with a concentration in finance and subsequently completed an Advance Management Program at Georgetown University’s McDonough School of Business.

Jeffrey D. MacLauchlan

Jeffrey D. MacLauchlan serves as an Operating Partner of our company. Mr. MacLauchlan has 39 years of experience in the areas of corporate and operating finance, corporate development and corporate strategy in the aerospace and defense industries. Mr. MacLauchlan has a track record of success in senior operating finance roles, acquisition and divestiture transaction execution, technology investing and corporate strategy involving parties across various parts of the world, including the United States, Europe, Asia and Australia.

He has been active for the last two years in several consulting engagements with financial institutions, a major consulting firm, and corporate clients.

Previously, from September 2014 to November 2018, he was the SVP of Corporate Development for Rockwell Collins, where he was responsible for strategy, M&A, corporate communications, investor relations, and technology licensing. He joined the company with a mandate to lead the organization through a planning process that would return the organization to growth. Working closely with the board of directors, including designing and implementing a new committee structure, he led a multi-year process with the CEO that led to the acquisition of BE Aerospace, one of the leading providers of aircraft interiors, for approximately $8.6 billion. Subsequently, Mr. MacLauchlan led an M&A process culminating in the ultimate sale of Rockwell Collins to United Technologies for approximately $30 billion.

Prior to Rockwell Collins, Mr. MacLauchlan spent over 32 years with Lockheed Martin and its predecessor organization Martin Marietta in various roles of increasing responsibility. At Lockheed Martin, he was the Vice President of Corporate Development from 2009 to 2014 and Vice President of Finance and Operations from 2005 to 2009, leading numerous acquisitions and divestitures. During his time at Lockheed Martin, he also led an Emerging Technology Fund with an investment amount of more than $100 million, investing in a dozen technology startups generating financial returns in addition to operating leverage to the core business. Earlier leadership roles included senior management assignments at several Lockheed Martin reporting segments, and Corporate Director of Financial Planning, where he was responsible for leadership of the annual corporate sales, earnings and cash flow planning process, and capital and R&D investment planning. He began his career as a Financial Analyst in 1982 working on the Aegis program engineering development and the initial B-1B manufacturing.

He is a 1982 graduate of the University of Maryland with a Bachelor of Science degree.

Michael Papadales

Michael Papadales serves as an Operating Partner of our company. Mr. Papadales is an executive with significant strategy and M&A experience in the aerospace, defense, and emerging technology markets. He has operational experience focused on turnarounds, accelerating growth strategies and maximizing businesses’ competitive positioning.

Since June 2019 until most recently, Mr. Papadales served as Senior Vice President of Strategy & Investments at ST Engineering North America (“ST”), the U.S. subsidiary of Singapore Technologies Engineering Ltd (SGX: S63), a global technology, defense and engineering group with a diverse portfolio of businesses across the aerospace, emerging technology, transportation, defense and public security sectors. Mr. Papadales joined ST to assist in the restructuring of its North America portfolio, comprised of 15 operating business units across defense, satellite communications and aerospace markets. He had responsibility for all corporate strategy, M&A and corporate venture activities in North America. During his time at ST, the company completed two satellite communications acquisitions, restructured its portfolio, and initiated numerous operational efficiency initiatives.

Mr. Papadales joined ST from IAP Worldwide Services (“IAP”), a private equity owned government services provider supporting the areas of national security and defense services, where he served as Vice President of Corporate Strategy and Development. During his tenure, his responsibilities spanned across numerous functions, including strategic planning, M&A, government relations and external communications. Mr. Papadales led strategy development and execution efforts, including expansion of the business into new market verticals (aviation supply chain management and IT services) through two acquisitions from DRS Technologies. He also led numerous organizational design efforts, realigning the corporate organizational structure and functions to support the turnaround of such businesses and accelerate their growth.

Prior to joining IAP, Mr. Papadales spent over 11 years at a leading aerospace, defense and government services management consulting firm, Avascent Group. During his time at Avascent, Mr. Papadales led numerous strategy and M&A transaction due diligence engagements for Fortune 500 companies, private equity sponsors, and emerging high-tech companies. His efforts for clients focused on evaluating new market entry strategies, investment case analysis, and organizational alignment for growth strategies.

He graduated cum laude with distinction from Otterbein University with a Bachelor of Arts in Business Administration and Economics.

Thomas A. Vecchiolla

Thomas A. Vecchiolla serves as a director and an Operating Partner of our company. An aerospace and defense industry executive, Mr. Vecchiolla has over 40 years of experience in leadership, global sales and operations, organic and inorganic growth, global customer relationships, resource management, and organizational effectiveness. He is also a director of Gencor Industries, Inc., a manufacturer of heavy machinery. Prior to joining our company, he was most recently Chairman, Chief Executive Officer and President of ST since September 2018. Mr. Vecchiolla led the U.S. sector of Singapore Technologies Engineering Ltd on its increase in growth and profitability, which included restructuring, integration, shared service implementation, creating new business opportunities as well as acquisitions and divestures. He held a number of board positions including serving on ST’s Special Security Agreement board. He joined ST after establishing his own aerospace and defense consulting firm, Artisan Consulting, LLC, in September 2017. He was also associated with The Boston Consulting Group as a Senior Advisor.

Prior to September 2017, Mr. Vecchiolla was with the Raytheon Company, now Raytheon Technologies Corporation, (“Raytheon”) for over 15 years. As the President of Raytheon International, Inc., he led the expansion of international revenue and profitability as he was responsible for the establishment of several new international operating companies, as well as the company’s international strategy, sales, marketing, and world-wide customer relationships with 17 global offices. He led Raytheon’s engagement with U.S. departments of

State, Commerce, and Defense as well as the National Security Council, with responsibility for Raytheon’s international revenue. He previously was a sector Vice President for Raytheon’s Integrated Defense Systems business. Prior to his employment with Raytheon, Mr. Vecchiolla was a Vice President with Commerce One, a leading e-government solutions provider.

During his public sector career, Mr. Vecchiolla served as the National Security and Military Affairs advisor for Senator Olympia Snowe, who held prominent roles on the Senate Armed Services, Commerce and Budget committees. In addition, he was a Brookings Institute Legislative Fellow on the staff of then Senator William S. Cohen, with responsibilities on national defense issues.

Mr. Vecchiolla had a distinguished career as a Naval Officer, and retired at the rank of Captain, U.S. Navy, after serving 22 years on active duty. Upon commissioning, Mr. Vecchiolla completed flight training and was designated as a Naval Aviator. During his years of service, he completed multiple operational assignments into the western Pacific, Indian Ocean and the Arabian Gulf and was Commanding Officer of a squadron in San Diego, CA. He held multiple roles in several assignments in the Pentagon and is certified as a Department of Defense Acquisition Professional.

Mr. Vecchiolla holds a Bachelor of Science from the U.S. Naval Academy and a Master of Science from the University of Southern California. He maintains his certifications as a general aviation pilot and is a “Wash100” award recipient.

Marybeth A. Wootton

Marybeth A. Wootton serves as an Operating Partner of our company. Ms. Wootton is an operational and technical leader with nearly 30 years of experience across the federal government and commercial sectors. She has a track record in global business development and operations, M&A, divestitures and integration.

From November 2018 to January 2020, Ms. Wootton served as Vice President of the Enterprise Solutions division at Novetta, a Carlyle Group company, following its acquisition of Berico Technologies (“Berico”) in November 2018. For nine years prior to the acquisition by Novetta, she was CEO of Berico, and a member of its board of directors. Berico was a leading technology company focused on developing cloud engineering and mission-focused analytic solutions for U.S. government agencies.

Ms. Wootton joined Berico in 2010 and supported the company’s founders with several spin-offs during 2011 and 2012, spawning five other successful technology start-ups. She supported the structuring and establishment of those divested legal entities, two of which were subsequently acquired, and two of which are currently venture capital-backed.

In 2012, Ms. Wootton was named Board Member, President and CEO of Berico where she led the execution of Berico’s strategy to deliver technology-enabled services for federal customers. Ms. Wootton and her team successfully drove significant revenue growth through winning multiple prime contracts with federal government customers. In 2018, she was recognized by the Northern Virginia Chamber of Commerce as the Gov Con Executive of the Year for companies up to $75 million.

Prior to joining Novetta and Berico, Ms. Wootton was Vice President of Strategy and Vice President of Performance Excellence at BAE Systems, where she supported global initiatives examining new business investments and acquisition opportunities. She supported the operational integration of multiple BAE Systems acquisitions ranging in size from $200 million to larger than $4 billion and oversaw the consolidation of financial, HR and central resource management systems to drive operational efficiencies.

Ms. Wootton started her career at Price Waterhouse’s consulting business, which later became PricewaterhouseCoopers (“PwC”), and subsequently was acquired by IBM. She led multiple technical consulting engagements with Fortune 100 companies in the Financial Services, Insurance, and Pharmaceutical sectors. She led the business development effort and financial account management for several Intelligence Community customers at IBM. Other notable projects at PwC include working on the corporate integration team for the federal practice during the Price Waterhouse and Coopers & Lybrand merger in 1998 and working on the integration team after IBM’s purchase of PwC’s consulting business in 2001.

She has a Master of Business Administration in Finance from The Wharton School of Business at the University of Pennsylvania, and a Bachelor of Science in Economics from Harvard University.

Our Board of Directors

William J. Weber and Thomas A. Vecchiolla are our current directors. The following individuals are our director nominees and will serve as directors of our company (together with Messrs. Weber and Vecchiolla) after completion of this offering. Each of our directors holds founder shares and, following the completion of this offering, will hold private placement warrants, in each case, through his or her interest in our sponsor.

Michael C. Ruettgers (Lead Independent Director Nominee)

Michael C. Ruettgers has over 30 years of experience as a senior leader and board member for leading public and private technology companies. Mr. Ruettgers is the former Chairman and Special Advisor for EMC Corporation (“EMC”). EMC was one of the world leaders in products, services, and solutions for information storage and management. He joined EMC in 1988, and served as CEO from 1992 until January 2001, leading the company in a decade-long trajectory of accelerating profitable growth. During his tenure, EMC’s revenues grew from approximately $385 million in 1992 to approximately $8.8 billion in 2000 and he was named one of the “World’s Top 25 Executives” by BusinessWeek, one of the “Best CEOs in America” by Worth Magazine, and one of the “25 Most Powerful People in Networking” by Network World.

Mr. Ruettgers has been a frequent speaker at events globally, including the World Economic Forum, Harvard University Nieman Fellows seminars, the Park Distinguished Lecture at Cornell’s Johnson Graduate School of Management, and major IT industry conferences. He spent much of his early career with the Raytheon Company, where he played a key role in the Patriot Missile Program. In November 2002, Mr. Ruettgers was inducted into the CRN Industry Hall of Fame, joining a select group of the innovators, entrepreneurs, and leaders who have helped shape and expand the global IT industry. He is an active and former board member for several organizations, including the Raytheon Company, Keane, Inc., Perkin-Elmer, Inc., Gigamon Inc., Forcepoint, Crosscom, Wolfson Microelectronics, Virsec Systems Inc., Lumicell, Inc. and The Orvis Company, Inc. He is also a member of WGBH Boston’s public broadcasting scientific advisor board, serves as a director of the New England Chapter of National Association of Corporate Directors, and is an advisor to Boston’s Museum of Fine Arts. Mr. Ruettgers holds a Bachelor of Science from Idaho State University and a Master of Business Administration from Harvard Business School.

Admiral William J. Fallon (Independent Director Nominee)

Admiral William J. Fallon retired from the U.S. Navy in 2008 after a distinguished 40-year career of military and strategic leadership. He has led U.S. and allied forces in eight separate commands and played a leadership role in military and diplomatic matters at the highest levels of the U.S. government.

As head of U.S. Central Command, Admiral Fallon directed all U.S. military operations in the Middle East, Central Asia and the Horn of Africa, focusing on combat efforts in Iraq and Afghanistan. He led the U.S. Pacific

Command for two years, directing political-military activities in the Asia-Pacific region. His achievements include a resumption of military engagement with China, new outreach to India, a new agreement on a strategic framework with Japan, and humanitarian assistance to the victims of the 2004 Tsunami in Southeast Asia. He also served as the Presidential Envoy to Japan, handling bi-lateral relations after the collision of a U.S. submarine and a Japanese fishing vessel.

On September 11, 2001, Admiral Fallon was serving in the Pentagon as Vice Chief of the Navy. He personally directed the recovery of the Navy staff in the wake of the attack and led in the planning of the retaliatory attacks on Al Qaeda and Taliban forces in Afghanistan. He later commanded the U.S. Atlantic Fleet and U.S. Fleet Forces Command, with responsibility for the readiness of U.S. Naval forces worldwide.

Admiral Fallon began his Navy career as a combat aviator flying from an aircraft carrier during the Vietnam War and participated in many vital U.S. military operations during the Cold War. He led a Carrier Air Wing in combat during the Gulf War of 1991, and commanded a Navy Battle Group and the U.S. 6th Fleet Battle Force during NATO military operations in Bosnia.

Admiral Fallon was a Robert E. Wilhelm Fellow at the Massachusetts Institute of Technology, Center for International Studies. He serves on the Global Affairs Advisory Board of Occidental College and the Advisory Board of the Institute for the Study of Diplomacy at Georgetown University. He is a graduate of Villanova University, the U.S. Naval War College, the National War College, and has a Master of Arts in International Studies from Old Dominion University.

Admiral Fallon is Vice Chairman of the Board of CounterTack Inc., a company in the cyber security business, serves on the board of FastData.io, is a partner in Tilwell Petroleum, LLC, and Global Alliance Advisors, LLC, a Washington based consulting group, is an advisor to several other businesses and is a Senior Fellow at the Center for Naval Analyses. He has been a member of an Experts Panel to the Congressional Commission on the Strategic Posture of the U.S. and served as Co-Chair of the Center for Strategic and International Studies Commission on Smart Global Health Policy and Co-Chair of the National Association of Corporate Directors 2009 Blue Ribbon Commission on Risk Management. He is a member of the Council on Foreign Relations and the Board of the American Security Project.

Jeanne C. Tisinger (Independent Director Nominee)

Jeanne C. Tisinger has extensive experience delivering the enabling technology and business services for the Central Intelligence Agency’s (“CIA”) global operations. As former Deputy Director of CIA for Support (“DDS”) she reported to the Director of the CIA and was responsible for cyber/personnel/physical security, infrastructure, finance, supply chain management, real estate acquisition and management, medical, human resources, and associated information technology.

Prior to her role as DDS, Ms. Tisinger served as CIA’s Chief Information Officer, where she held worldwide responsibility for Enterprise Information Technology strategy, architecture development, infrastructure operations, software development, and service delivery. She drove enhancements to the CIA’s resiliency posture and significantly advanced inter- and intra-agency collaboration capabilities. She constructed and executed the CIA’s acquisition strategy for commercial cloud services, resulting in the partnership with Amazon to provide an Amazon Web Services cloud for the Top Security Intelligence Community (“IC”) Marketplace, while concurrently enhancing the IC’s cyber security posture.

Ms. Tisinger is currently a senior advisor for Mastercard’s executive leadership team. She also serves as a consultant on technology strategy, cyber defense, shared services and workforce inclusion for a variety of clients including financial services, technology solutions providers, energy, and national defense.

In addition, Ms. Tisinger serves as an independent director for Midwest Reliability Organization, which is an organization that oversees the mitigation of risks to the safety and security of North America’s bulk-power system, and for Satelles, Inc., which is a secure and resilient position, navigation and timing service that compliments and backs up the global positioning system operated by the U.S. Department of Defense. Ms. Tisinger also serves as an independent director of Northwest Federal Credit Union, a $4.2 billion cooperative association. Additionally, she is a member of Peraton’s Federal Advisory Board, a member of the board of advisors of Virginia Tech’s Hume Center for National Security and Technology and a member of the board of directors of the CIA Officers’ Memorial Foundation, which benefits the survivors of fallen CIA officers.

Ms. Tisinger was the recipient of the Presidential Meritorious Rank Award and the Presidential Distinguished Rank Award (reserved for the top 1% of Federal Senior Executives). Ms. Tisinger was named by Washingtonian magazine as a Top 100 Tech Titan for the National Capital Region, Information Week’s Top 25 Public CIO’s, and FedScoop’s top 10 Most Influential Women in Federal IT.

Our Advisor Partners

FLAG will also benefit from the guidance of its Advisor Partners. Each of our Advisor Partners holds founder shares and, following the completion of this offering, will hold private placement warrants, in each case, through his or her interest in our sponsor.

General James E. Cartwright

General James E. Cartwright retired from active duty on September 1, 2011, after 40 years of service in the U.S. Marine Corps. General Cartwright served as commander, U.S. Strategic Command, before being nominated and appointed as the eighth vice chairman of the Joint Chiefs of Staff, the nation’s second highest military officer. General Cartwright served his four-year tenure as vice chairman across two presidential administrations and constant military operations against diverse and evolving enemies. He became recognized for his technical acumen, vision of future national security concepts, and keen ability to integrate systems, organizations, and people in ways that encouraged creativity and sparked innovation in the areas of strategic deterrence, nuclear proliferation, missile defense, cybersecurity, and adaptive acquisition processes.

Born in Rockford, Illinois, he attended the University of Iowa and was commissioned as a second lieutenant in the Marines in 1971. He was both a naval flight officer and naval aviator who flew the F-4 Phantom, OA-4 Skyhawk, and F/A-18 Hornet. In 1983, he was named Outstanding Carrier Aviator of the Year by the Association of Naval Aviation.

General Cartwright graduated with distinction from the Air Command and Staff College, received a Master of Arts in National Security and Strategic Studies from the Naval War College, completed a fellowship with the Massachusetts Institute of Technology, and was honored with a Naval War College Distinguished Graduate Leadership Award.

General Cartwright currently serves as a member of the Board of Governors for Wesley Theological Seminary and is on the Boards of Directors for IP3 Security Corporation and Beyond Aerospace. General Cartwright has served on the Secretary of Defense’s Defense Policy Board, the Raytheon Company’s board of directors, the Federal Advisory Board for Accenture Federal Services, the Total Administrative Services Corporation’s advisory board, and was a defense consultant for ABC News. In addition, he was the inaugural holder of the Harold Brown Chair in Defense Policy Studies for the Center for Strategic & International Studies and a senior fellow at the Harvard Belfer Center.

General Cartwright is also an adviser for several corporate entities involved in global management consulting; technology services and program solutions; predictive and big data analytics; and advanced systems engineering, integration, and decision-support services. He serves as an adviser to Enlightenment Capital, North Atlantic Industries, Expression Networks, and IxReveal. In addition, he was a member of the SpaceX National Security Space Strategic Advisory Committee as well as a consultant for AT&T Government Solutions and Logos Technologies. General Cartwright is also affiliated with a number of professional organizations including the Aspen Strategy Group, The Atlantic Council, Council on Foreign Relations, National Council on Election Integrity, and the Nuclear Threat Initiative.

Lynn A. Dugle

Lynn A. Dugle has more than 30 years of executive leadership experience in defense, intelligence and high-tech industries. As the former Chief Executive Officer and Chairman of Engility Holdings, Inc. (NYSE: EGL), Ms. Dugle brings valuable experience in leading the development of large businesses with a focus on information, technology and security matters. Prior to her role at Engility, Ms. Dugle was responsible for advanced cyber solutions, cyber security services and information-based solutions at the Raytheon Company. Ms. Dugle also has leadership experience with respect to strategy and global operations, including with respect to engineering, technology and quality functions.

Ms. Dugle joined Engility in 2016 and formerly served as Engility’s chief executive officer, president and chairman of the board of directors before leading the sale of the company to SAIC (NYSE: SAIC) in 2019.

Prior to joining Engility, Ms. Dugle spent more than a decade in senior management positions at the Raytheon Company and retired from the company in March 2015 as the Raytheon Company’s Vice President and President of Raytheon Intelligence, Information and Services which housed Raytheon’s Cyber and Special Operations division. Prior to her role as President, Ms. Dugle was vice president of engineering, technology and quality for the former Raytheon Network Centric Systems. Before joining Raytheon in April 2004, Ms. Dugle held a number of officer-level positions culminating in a general management role with ADC Telecommunications.

Ms. Dugle earned a Bachelor of Science in technical management and a Bachelor of Arts in Spanish from Purdue University. She received a Master of Business Administration from The University of Texas at Dallas.

Ms. Dugle is a director of KBR, Inc., serving as the chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. In addition, she is a director of Micron Technology, Inc., serving as the chairman of the Security Committee and a member of the Audit Committee. Ms. Dugle is also a director of TE Connectivity, serving as a member of the Audit Committee. In addition, Ms. Dugle serves on the board of Avantus Federal and is the executive chairman of a non-profit, ZOE Empowers.

Thomas W. Nash

Thomas W. Nash is a change leader, business strategist and international public speaker. He has led Xalles Holdings Inc. since its inception and reverse merger in 2015. From 1996 until 2015, he led Xalles Limited and its predecessor companies. Xalles Holdings is a fintech holding company, acquiring companies to drive new revenue and asset appreciation within the financial technology and payment industry. Xalles provides payment solutions and IT services to support government, business, and consumer financial transactions.

Mr. Nash has experience in mergers and acquisitions, financial services, international corporate structures, financial investment contracts and exit strategies, including IPOs. He also has expertise in the financial supply chain and payment services. He has provided strategic business advice to more than 200 firms worldwide from small firms to Fortune 500 firms, and multiple international governments. During his career he led large fintech projects within the U.S. Department of Defense, the Department of Homeland Security, and major banks.

Mr. Nash also leads 2B Investment Management Inc. as the General Partner of the Fintech Opportunity Fund, LP. In addition, he is an independent member of the board of directors of Plymouth Rock Technologies Inc., a defense and security engineering firm.

Craig R. Reed, Ph.D.

Craig R. Reed, Ph.D., has over 35 years of experience in government contracting leadership roles, working in firms providing systems, solutions, and services to the U.S. government across defense, intelligence, and federal civilian agency markets.

Throughout his career, Dr. Reed has worked extensively across the space and intelligence, defense, and government services markets in growth, strategy, corporate development, and executive leadership roles. He has been a leader in publicly traded, privately held, and founder-owner companies. Dr. Reed is the Founder & President of Growth Strategy Leaders LLC, a strategy and transaction advisory consulting firm. He previously served as President & Chief Growth Officer (“CGO”) of Altamira Technologies Corporation, a mid-sized government solutions provider supporting space superiority, cyber network operations, and data analytics missions for U.S. defense and intelligence community (“IC”) customers. Other positions Dr. Reed has held include: Senior Vice President (“SVP”) and CGO for Serco’s North American business (where he oversaw the company’s corporate strategy, mergers & acquisitions, and business development efforts and was recognized by the WashingtonExec Chief Awards as Public Company CGO of the Year in 2020); President & Chief Operating Officer of NT Concepts (a privately-held technology and professional services firm supporting the IC); SVP of Strategy & Corporate Development at Engility (supporting the company’s spin-out from L3 Technologies as an independent publicly-traded government services company as well as two major M&A transactions, including one that resulted in a change in control); SVP of Strategy & Corporate Development at DynCorp International (leading two bolt-on acquisitions in adjacent markets and supporting the company’s take-private sale); VP of Strategy & Business Development for Intelligence Systems at Northrop Grumman; Managing Director at CSP Associates, Inc. (a strategy and transaction advisory consulting firm); Senior Policy Advisor and Executive Director of the Secretary of Energy Advisory Board at the U.S. Department of Energy (a senior politically-appointed position); and, leadership roles at Martin Marietta and Lockheed Martin (primarily supporting NASA and other space programs).

He has served on the boards of advisors and boards of directors for numerous privately held government contractors and industry associations, and currently serves as President of the Board of Directors for the Association for Corporate Growth (National Capital Region), and on the Executive Advisory Board for Republic Capital Access.

Dr. Reed holds a Ph.D. in public policy with a concentration in national security studies from George Washington University, where he wrote his doctoral dissertation on U.S. commercial space launch policy. He also earned a Master of International Affairs degree with concentrations in international business and international security studies from Columbia University, a Bachelor of Arts in political science and psychology from the State University of New York at Albany, and completed the Oxford Management Programme at Saïd Business School at Oxford University.

Meldon J. Wolfgang

Meldon J. Wolfgang serves on Boston Consulting Group’s Industrial Goods practice leadership team and the North American management team, where he is responsible for all partner human resources and development.

He is also the North American co-leader for the firm’s change management work and a member of the firm’s People & Organization, Strategy, and Public Sector practices.

Since joining Boston Consulting Group in 1999, Mr. Wolfgang has supported a wide range of industrial and technology businesses, in particular in support of both the aerospace and broader defense industries, as well as public sector agencies, through large-scale transformation agendas. His work has covered issues such as strategy development, growth, due diligence, mergers and acquisitions, post-merger integration, organization design and culture management, cost optimization, pricing, and commercial excellence programs. He has supported Boston Consulting Group’s U.S. presidential transition planning for the past decade.

Mr. Wolfgang is a lecturer at the American College of Corporate Directors, where he specializes in training public company board members on business strategy. He is also active in the Boston area in supporting pediatric food allergy research.

Before joining Boston Consulting Group, Mr. Wolfgang worked in the marine industry in various roles, including as research scientist at the Massachusetts Institute of Technology, a design engineer for U.S. Naval vessels, an assistant ship superintendent in the U.S. Naval repair yards, and engine room technician aboard an LNG carrier. He also worked in manufacturing and assembly for an oceanographic equipment manufacturer and in the design and construction of small pleasure craft.

Mr. Wolfgang holds a Ph.D. in Hydrodynamics from the Massachusetts Institute of Technology’s Ocean Engineering Department, and a B.S. in Naval Architecture and Marine Engineering from the Webb Institute of Naval Architecture.

Our Advisor Partners will assist us in sourcing and evaluating potential business combination partners. In this regard, they will fulfill some of the same functions as our Operating Partners and our directors. Our Advisor Partners will not owe any fiduciary obligations to us nor will they perform board or committee functions. If any of our Advisor Partners become aware of a business combination opportunity which is suitable for any of the entities to which he or she has fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations and may present such business combination to us only if such entities reject such opportunity. Our Advisor Partners will not have any voting or decision-making authority and will not be required to devote any specific amount of time to our efforts. We may modify or expand our Advisor Partners as we source potential business combination partners. Except as disclosed under the heading “Principal Stockholders” and elsewhere in this prospectus, our Advisor Partners have no compensation arrangements with us.

Our Forward Purchase Agreement

We believe our ability to complete our initial business combination is enhanced by our entry into the forward purchase agreement. The forward purchase is intended to provide us with additional funding for our initial business combination.

We have entered into a forward purchase agreement, pursuant to which Franklin has agreed to purchase 5,000,000 shares of our Class A common stock plus 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant. The purchases of the forward purchase shares and forward purchase warrants are expected to take place, if at all, in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. The obligations under the forward purchase agreement do not depend on whether any shares of our Class A common stock are redeemed by our public stockholders. Franklin’s obligations to purchase the forward purchase securities are conditioned on receiving a written summary of the material terms of, and other readily available information relating to, the business combination, including information about the target company in such business combination. Upon receiving such information, Franklin will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. Subject to certain conditions set forth in the forward purchase agreement, Franklin may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of Franklin under the forward purchase agreement.

The proceeds from the sale of the forward purchase securities will not be deposited into our trust account. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company.

The terms of the forward purchase shares are identical to the terms of our Class A common stock being issued in this offering, except that the forward purchase shares will have no redemption rights in connection with our initial business combination and will have no right to liquidating distributions from our trust account if we fail to complete our initial business combination within the prescribed time frame. The terms of the forward purchase warrants are identical to the terms of the warrants sold as part of the units except as disclosed herein. In addition, as long as the forward purchase securities are held by Franklin or the forward transferees, they will have certain registration rights.

Franklin Venture Partners, LLC, an affiliate of Franklin, is a member of a series of our sponsor. As a result, Franklin has an indirect economic interest in the founder shares owned by our sponsor and will have an indirect economic interest in the private placement warrants to be issued to our sponsor. Franklin is managed by Franklin Advisors, Inc., which is an affiliate of Franklin Resources, Inc., a global investment management organization with both institutional and retail clients. Our business strategy is well aligned with Franklin’s primary objective of maximizing stockholder value.

Our business strategy and market opportunity

We are focused on identifying and transacting with combination partners that provide next-generation, technology-enabled solutions in one or more of the core markets where we have significant operational and investment experience alongside deep relationships. The FLAG team will focus on finding combination partners that are well-positioned to deliver proprietary technologies to these markets with attractive growth profiles and long-term “dual-use” application potential in both government & defense and commercial markets. We believe management teams of prospective combination partners will benefit from the “know how” of our experienced team and additional capital from the potential transaction. Our target markets include:

•

Aerospace: We believe that systemic secular and demographic trends are supportive of long-term growth and market opportunities. Technological advancements in a number of areas including, but not limited to, hypersonics, material science, artificial intelligence (“AI”), machine learning (“ML”) and material science will continue to disrupt a large existing commercial supply chain market across manufacturing (both OEM and aftermarket), delivery and services. Further, new technologies are broadening the scope of the existing aerospace addressable market in a number of areas including autonomy/unmanned aerial systems, electrification, freight and travel.

•

Space: The U.S. Chamber of Commerce estimates the space economy is expected to grow from approximately $385 billion in 2018 to approximately $1.5 trillion by 2040, representing an annual growth rate of approximately 6%. Expansion of space-based technologies—both for defense and commercial purposes—has created a large, growing market focused on innovation and increased access to space. Key undercurrents driving market growth and continued investment in space-based technology in both the public and private sectors include low-cost space access, payload and satellite miniaturization, proliferation of satellite constellations for data and communications, and utilization of space as a battlefield against contra-forces. Developments and availability of new capabilities in material science, nano-technology and high-speed aerospace technology have helped to accelerate advancements in space.

•

Microelectronics: Next-generation technologies across military and commercial applications are enabled by significant advancements in the design and development of electronics and microelectronics utilizing material science, nanotechnology and edge processing. In defense markets, these technologies are experiencing significant budgetary priority including advanced solutions ranging from command, control, communications, computer and intelligence (C4ISR) products to mission-critical software and hardware components. We expect continued investment in this technology as the global threat environment continues to evolve and use cases expand to new platforms. Microelectronics applications in commercial arenas continue to expand through a wide range of applications including connected infrastructure, consumer products and mobility. We further expect microelectronics to significantly contribute to the upgrades of legacy platforms in both the commercial and defense markets.

•

Cybersecurity: Cyber-attacks have become more commonplace as sophisticated nation-states and rogue actors launch continued attacks on governments, corporations and individuals on a global scale. Due to the frequent, unpredictable and complex nature of attacks, development of dynamic cybersecurity technology that enables auto remediation is necessary to embed systems with the ability to independently respond to and mitigate attacks in real time. The adoption of connected devices in the “internet of things” ecosystem and utilization of cloud networks have increased the susceptibility of devices and networks worldwide. According to International Data Corporation, global cybersecurity spending is expected to exceed $140 billion for 2021, driven by the ongoing focus on data protection by enterprises, governments and individuals. Corporate Chief Information Security Officers remain focused on cybersecurity initiatives, particularly as pandemic-driven remote workforces continue to access networks off-premise. Global governments continue to invest substantial amounts of capital and establish modern cybersecurity initiatives to fortify their respective cyber infrastructures as the threat environment evolves. Evolving capabilities in blockchain technology, AI, ML and Neural Networking (“NL”) are being utilized to combat cyber threats.

•

Power & Energy: The U.S. Government and Department of Defense (“DoD”) has pledged leadership and investment in material science to develop and utilize advanced power systems and alternative energy solutions to U.S. civil and defense capabilities. Key development initiatives include reliable, high-performance, high-speed power systems and alternative energy solutions for mission-critical tasks with electrification, renewables and storage as the drivers. Since the early 2000s, the U.S. has actively focused on developing hypersonic glide vehicles and hypersonic cruise missiles that can avoid detection with high speeds and low flight altitudes. Advancements in these areas require substantial investment to enhance the effectiveness and survivability of warfighters, promote performance efficiency of vehicles and advance sustainable energy initiatives. Commercial use cases for sustainable energy systems, including electrification and waste conversion, are shaped by long term consumer demand for reliable, “green” solutions, as well as potential U.S. federal policy changes resulting in new regulations or incentives. Nanotechnology applications allow for enhanced energy efficiency in various stages of the energy value chain, such as reducing fuel consumption by using nanocomposites to construct lightweight car materials or utilization of nanodots for more efficient lighting applications.

•

Autonomy & Mobility: Autonomous systems and the associated software to enable these systems are driven by ongoing development of advanced analytical capabilities including AI, ML, NL and edge processing, requiring growing investment from both defense and commercial ecosystems. As software driven systems collect, process and disseminate actionable intelligence from large, complex datasets, AI and ML have become critical components of modern warfare and defense and commercial cybersecurity systems. As AI and ML systems continue to proliferate and develop, they will fuel a wide-array of next-generation defense capabilities with significant commercial application, including in autonomous mobility and cyber security in large addressable markets.

Emerging Technologies

Our target markets are leveraging next-generation technological advancements to create significant changes driven by a proliferation of automation, efficiency, virtual environments and software-enabled tools. Notable technologies that are driving growth and change in our core target markets include artificial intelligence, machine learning, neural networking, blockchain, edge processing, nanotechnology, hypersonic capabilities and material science. The FLAG team has experience identifying and driving these growth technologies in a constantly evolving landscape. Many of these disruptive technologies have been developed with a focus on specific markets, but we believe these technologies are well positioned for outsized growth across multiple domains and markets through access to financial and operational resources as they mature. The FLAG team will focus its evaluation process on identifying these proprietary, market-disrupting technologies in core areas of our team’s deep expertise that are driving the ongoing industrial change with vast applicability to multiple new markets.

Dual-Use Applications

The FLAG team is focused on potential combinations with technology companies that have existing applications in one or more domains within government & defense and/or commercial markets. In addition to evaluating markets where a business currently operates, we will also evaluate potential new, adjacent markets where the proprietary technology has natural application. We believe that “dual-use” or “multi-use” technology creates significant value creation potential for stockholders, and our team has the ability to identify, validate, and support realization of that strategy.

Our acquisition criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating potential business combination partners. We will use these criteria and guidelines in evaluating acquisition opportunities, but may decide to enter into our initial business combination with a potential business partner that does not meet these criteria and guidelines. We intend to seek to acquire companies that we believe:

•	Have proprietary technologies;

•	Have market-disruptive applications with multiple current or potential use-cases, including commercial and/or defense markets;

•	Provide solutions in large, identifiable, and fast-growing end markets;

•	Have strong, visionary management and leadership teams with the ability to execute value-enhancing business strategies;

•

Have demonstrated success or are “on the precipice” of achieving success in an identifiable core market(s)—either government or commercial—that extend to adjacent markets where the proprietary technologies have natural application in the medium- to long-term;

•	Can benefit from being domiciled in the U.S., which will enable it to expand market share and customer base;

•

Can leverage the collective expertise, experience and relationships of the FLAG team within government and commercial industries in order to spur growth and bolster its readiness to become a publicly traded company;

•	Have defensible market positions or are able to chart a course to creating a market with high barriers to entry; and

•

Have valuations that we believe make them attractive relative to comparable publicly traded companies and are positioned to create further value via bolt-on acquisitions as a platform for further growth and through general business improvements post-closing.

These general criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors and criteria that the FLAG team may deem relevant. In the event that we decide to enter into our initial business combination with a potential business partner that we believe does not meet the above general criteria and guidelines, we will disclose that the business partner does not meet the above general criteria and guidelines in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

Initial business combination

The rules of the NYSE require that we must consummate an initial business combination with one or more target businesses that together have an aggregate fair market value equal to at least 80% of our assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust). If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority (“FINRA”) or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make such independent determination of fair market value, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board of directors determines that outside expertise would be helpful or necessary in conducting such analysis. As any such opinion, if obtained, would only state that the fair market value meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of the target or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required by Schedule 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, any proxy solicitation materials or tender offer documents that we will file with the SEC in connection with our initial business combination will include such opinion.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the NYSE’s 80% of fair market value test. If the business combination involves more than one target business, the 80% of fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although the Operating Partners will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Our acquisition process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information that will be made available to us. We will also utilize our operational and capital planning experience.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor or any member of the FLAG team. In the event we seek to complete our initial business combination or, subject to certain exceptions, subsequent material transactions with a company that is affiliated with our sponsor or any member of the FLAG team, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that such initial business combination or transaction is fair to our company from a financial point of view.

We currently do not have any specific business combination under consideration. The FLAG team has not individually identified a target business nor has it had any substantive discussions regarding potential combination partners with our underwriter or other advisors. The FLAG team is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company.

Members of the FLAG team will directly or indirectly own our founder shares and/or private placement warrants following this offering and may be affiliated with entities that purchase forward purchase securities and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low acquisition cost of the founder shares creates an economic incentive whereby members of the FLAG team could potentially make a substantial profit even if we acquire a target business that subsequently declines in value and is unprofitable for public stockholders. Further, each member of the FLAG team may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such member is included by a target business as a condition to any agreement in connection with our initial business combination.

In addition, certain members of the FLAG team presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities. As a result, if any member of the FLAG team becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations, then, subject to their fiduciary duties under Delaware law, or contractual obligations, he, she or it will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not believe that the fiduciary duties or contractual obligations of any members of the FLAG team will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

In addition, our sponsor and members of the FLAG team may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Except for the arrangements with Mr. Papadales who will provide services to the company as an independent contractor, members of the FLAG team are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Our Advisor Partners will assist us in sourcing and evaluating potential business combination partners. In this regard, they will fulfill some of the same functions as our Operating Partners and our directors. Our Advisor Partners will not be under any fiduciary obligations to us nor will they perform board or committee functions. If any of our Advisor Partners becomes aware of a business combination opportunity which is suitable for any of the entities to which he or she has fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations and may only present such business combination to us if such entities reject the opportunity. Advisor Partners will not have voting or decision-making authority and will not be required to devote any specific amount of time to our efforts. We may modify or expand our Advisor Partners as we source potential business combination partners. Except as disclosed under the heading “Principal Stockholders” and elsewhere in this prospectus, our Advisor Partners have no compensation arrangements with us.

Guggenheim Securities, LLC is an affiliate of Metric. As described in this prospectus, Guggenheim Securities, LLC currently has an indirect economic interest in approximately 18.9% of our Class B common stock and, upon consummation of this offering, Guggenheim Securities, LLC is expected to have an indirect economic interest in 707,672 of our private placement warrants (or 813,822 if the underwriter’s over-allotment option is exercised in full). Notwithstanding these economic interests, Guggenheim Securities, LLC currently represents, and in the future will represent, other blank check companies and clients that may compete with us for business combination opportunities, as well as clients that may be potential transaction counterparties of ours, and Guggenheim Securities, LLC may have contractual or other obligations to such other entities. Accordingly, Guggenheim Securities, LLC may be obligated to or may choose to present a business combination opportunity to another entity rather than to us. Unless and until Guggenheim Securities, LLC is retained to source initial business combinations for us, Guggenheim Securities, LLC is not obligated to do so. Although Guggenheim Securities, LLC may provide us with business combination opportunities, those opportunities will not be exclusive to us, and Guggenheim Securities, LLC may provide such opportunities to other companies as well.

As discussed in this prospectus, Metric has committed capital to us and will suffer the loss of that capital if we do not consummate our initial business combination within the prescribed time. Notwithstanding the commitment of capital to us and the resulting economic incentives, Metric owes no fiduciary, contractual or other duties to promote the success of our launch, including as to the provision of additional capital required to identify, diligence and consummate our initial business combination, and accordingly, Metric and its affiliates may engage in activities that may conflict with your interests. Among other activities, Metric and its affiliates have invested in, sponsored and formed, and may invest in, sponsor or form, other special purpose acquisition companies similar to ours and have pursued and may pursue other business or investment ventures at any time, including businesses or investment ventures that may compete with us for initial business combination opportunities.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Corporate information

Our executive offices are located at 11110 Sunset Hills Road #2278, Reston, VA, 20190 and our telephone number is (202) 503-9255. Upon completion of this offering, our corporate website address will be www.firstlightacquisition.com. The information that may be contained on or accessible through our corporate website or any other website that we may maintain is not deemed to be incorporated by reference in and is not part of this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that are held by non-affiliates equals or exceeds $700 million as of the prior June 30th, or (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References in this prospectus to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the shares of our Class A common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equals or exceeds $100 million during such completed fiscal year and the market value of the shares of our Class A common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of the FLAG team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities offered	20,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of Class A common stock; and

•	one-half of one redeemable warrant.

Proposed symbols	We anticipate that the units, the Class A common stock and the warrants, once they begin separate trading, will be listed on the NYSE under the following symbols:

Units: “FLAGU”

Class A common stock: “FLAG”

Warrants: “FLAGW”

Trading commencement and separation of shares of our Class A common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. The shares of our Class A common stock and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless Guggenheim Securities, LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Once the shares of our Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of our Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon separation of the units, a holder of warrants would be entitled to receive a fractional warrant, we will round down to the nearest whole number of warrants to be issued to such holder. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

Additionally, the units will automatically separate into their component parts and will not be traded after consummation of our initial business combination.

Separate trading of the Class A common stock and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the shares of our Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds promptly after the closing of this offering.

The closing of this offering is anticipated to take place two business days from the date of this prospectus. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Units:

Number outstanding before this offering	0

Number outstanding after this offering	20,000,000(1)

Common stock:

Number outstanding before this offering	5,750,000(2)(3)

Number outstanding after this offering	25,000,000(1)(3)(4)

Warrants:

Number of private placement warrants to be sold in a private placement simultaneously with this offering.	3,291,005(1)

(1)	Assumes no exercise of the underwriter’s over-allotment option and the forfeiture by our sponsor and Metric of an aggregate of 750,000 founder shares.
(2)

Consists solely of founder shares and includes up to an aggregate of 750,000 shares that are subject to forfeiture by our sponsor and Metric depending on the extent to which the underwriter’s over-allotment option is exercised.

(3)

Founder shares are currently classified as shares of our Class B common stock, which shares are automatically convertible into shares of our Class A common stock on a one-for-one basis, at the time of our initial business combination, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

(4)

Includes 20,000,000 shares of our Class A common stock included in our units and 5,000,000 founder shares. We refer to our Class A common stock and our Class B common stock collectively in this prospectus as our common stock.

Number of warrants to be outstanding after this offering and the private placement	13,291,005(1)

Exercisability	Each whole warrant that is part of the units offered in this offering is exercisable to purchase one share of our Class A common stock, subject to adjustment as provided in this prospectus. Only whole warrants are exercisable.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon separation of the units, a holder of warrants would be entitled to receive a fractional warrant, we will round down to the nearest whole number of warrants to be issued to such holder.

Exercise price	$11.50 per whole share, subject to customary adjustments as described in this prospectus including for per share dividends in excess of $0.50 per annum.

In addition, if (x) we issue additional shares of our Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of our Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to the initial stockholders or any of their affiliates, without taking into account any founder shares held by the initial stockholders or any of their affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price per share of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described below under “—Redemption of warrants when the price per share of our Class A common stock equals or exceeds $10.00” and “—Redemption of warrants when the price per share of our Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180%, respectively, of the higher of the Market Value and the Newly Issued Price.

Exercise period	The warrants will become exercisable on the later of:

•	30 days after the consummation of our initial business combination, and

•	12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the sale of the shares of our Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities laws or blue sky laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement, including as a result of a notice of redemption described below under “—Redemption of warrants when the price per share of our Class A common stock equals or exceeds $10.00”). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the shares of our Class A common stock issuable upon exercise of the warrants at this time. We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the shares of our Class A common stock issuable upon exercise of the warrants, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of our Class A common stock until the warrants expire or are redeemed; provided, that if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the sale of the shares of our Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any other period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the consummation of our initial business combination or earlier upon redemption or liquidation. No fractional shares will be issued upon exercise of the warrants, and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of our Class A common stock to be issued to the warrant holder. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants when the price per share of our Class A common stock equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described in this prospectus with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder, which we refer to as the “30-day redemption period;” and

•

if, and only if, the last reported sale price of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the sale of the shares of our Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of our Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the warrants for redemption as described above, our board of directors will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our board of directors will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of our Class A common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering their warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” for this purpose shall mean the average last reported sale price of the shares of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.

Except as set forth below, none of the private placement warrants will be redeemable by us so long as they are held by the sponsor, Metric or their respective permitted transferees.

Redemption of warrants when the price per share of our Class A common stock equals or exceeds $10.00	Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants—Public Stockholders’ Warrants” based on the redemption date and the “redemption fair market value” of our Class A common stock (as defined below) except as otherwise described in “Description of Securities—Warrants—Public Stockholders’ Warrants”;

•

if, and only if, the Reference Value (as defined above under “—Redemption of warrants when the price per share of our Class A common stock equals or exceeds $18.00”) equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”); and

•	if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading

“Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The “redemption fair market value” of the shares of our Class A common stock for the above purpose shall mean the volume-weighted average price of the shares of our Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. We will provide our warrant holders with the final redemption fair market value no later than one business day after the 10-trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of our Class A common stock per warrant (subject to adjustment).

No fractional shares of our Class A common stock will be issued upon exercise of a warrant in connection with a redemption. If, upon such exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of our Class A common stock to be issued to the holder. Please see the section entitled “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.

Forward Purchase Agreement	We have entered into a forward purchase agreement with Franklin, whereby Franklin has agreed to purchase 5,000,000 shares of our Class A common stock plus 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant, in a private placement to occur concurrently with the closing of our initial business combination. The obligations under the forward purchase agreement do not depend on whether any shares of our Class A common stock are redeemed by our public stockholders. Franklin’s obligations to purchase the forward purchase securities are conditioned on receiving a written summary of the material terms of, and other readily available information relating to, the business combination, including information about the target company in such business combination. Upon receiving such information, Franklin will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. Subject to certain conditions set forth in the forward purchase agreement, Franklin may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to third parties. The warrants to be issued as part of the forward purchase agreement will be identical to the warrants sold as part of the units in this offering except as disclosed herein.

The forward purchase shares will not have any redemption rights in connection with our initial business combination and will not be entitled to liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame. The forward purchase securities will have certain registration rights, so long as such forward purchase shares are held by Franklin or the forward transferees. The forward purchase shares, to the extent issued prior to the record date for a stockholder vote on our initial business combination or any other matter, will have the right to vote on such matter with all other holders of our outstanding Class A common stock; provided that if we seek stockholder approval of a proposed initial business combination after Franklin has purchased the forward purchase securities, Franklin has agreed under the forward purchase agreement to vote any shares of our Class A common stock owned by Franklin in favor of any proposed initial business combination.

Except as described above, the terms of the forward purchase shares are identical to the terms of the shares of our Class A common stock being issued in this offering.

The forward purchase warrants will be redeemable on the same terms as the warrants offered as part of the units.

Expressions of Interest

Certain anchor investors (none of whom are affiliated with our sponsor, officers or directors or Metric), have expressed to us an interest in purchasing an aggregate of approximately $230,000,000 of units in this offering (which amount will not change if the underwriter’s over-allotment option is exercised), at the public offering price. No anchor investor will purchase more than 9.9% of the units offered in this offering. We have agreed to direct the underwriter to sell units to the anchor investors, subject to our satisfying the NYSE initial listing requirement that we have a minimum of 300 round lot holders of our units. It is anticipated that the anchor investors will own, in the aggregate, approximately 85.8% of the outstanding shares of our common stock (or approximately 85.1% if the underwriter’s over-allotment option is exercised in full) upon the completion of this offering. Our sponsor and Metric have entered into an investment agreement with each of the anchor investors pursuant to which such anchor investors have purchased in the aggregate 1,452,654 founder shares from our sponsor and Metric at approximately $0.004 per share (which is our sponsor’s and Metric’s cost for acquiring such shares). In the event an anchor investor is allocated by the underwriter the full amount of units for which it provided an indication of interest but does not purchase in full such amount of allocated units, it will forfeit back to our sponsor and Metric all of the founder shares such anchor investor purchased. The founder shares owned by the anchor investors are subject to additional restrictions as described under the section of this prospectus entitled “Description of Securities—Founder Shares.”

There is no minimum number or maximum number of units that may be purchased by the anchor investors in this offering or any limitation on the number of our units, shares of Class A common stock or warrants that the anchor investors may purchase after this offering. The anchor investors are not required to (i) hold any units, shares of Class A common stock or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any public shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem any public shares they hold at the time of our initial business combination. If the anchor investors purchase the number of units they have expressed an interest in purchasing in this offering, the anchor investors as a group could have substantial control over us and be able to exercise significant influence over all matters requiring stockholder approval. Each anchor investor has agreed to vote all of the founder shares it owns in favor of an initial business combination and has also agreed not to redeem any founder shares it owns. With respect to the common stock underlying the units they may purchase in this offering, the anchor investors will have the same rights to the funds held in the trust account as the rights afforded to our other public stockholders. In addition, the units (including the underlying securities) the anchor investors may purchase in this offering will not be subject to any agreements restricting their transfer.

In the event that the anchor investors purchase the number of units they have expressed an interest in purchasing in this offering and retain the public shares comprising those units until the time of any stockholder vote on our initial business combination and vote those public shares in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. However, because the anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any such shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be holders of the public shares at the time of any stockholder vote on our initial business combination, and, if they are holders of the public shares, we cannot assure you as to how such anchor investors will vote on our initial business combination if any such stockholder vote occurs. Although no assurance can be given as to the manner in which the anchor investors will vote any public shares they hold in the event of such stockholder vote, the anchor investors’ ownership of the founder shares provides an incentive for them to vote their public shares, if any, in favor of our initial business combination.

Although we and the underwriter are not required to sell the anchor investors units in this offering, we expect the underwriter to sell to each of the anchor investors units, subject to our satisfying the NYSE initial listing requirement that we have a minimum of 300 round lot holders of our units. We are not aware of any circumstances (other than the NYSE initial listing requirement) under which we or the underwriter would prohibit any of the anchor investors from purchasing the applicable number of units they have expressed an interest in purchasing in this offering. We do not expect that any anchor investors will be allocated less than the full number of units for which they have provided indications of interest, but if it is determined appropriate to allocate to the anchor investors less than the full number of units set forth in their indications of interest, such allocations will be determined by the underwriter.

With respect to the common stock underlying the units they may purchase in this offering, the anchor investors will have the same rights to the funds held in the trust account as the rights afforded to our public stockholders. In addition, the units (including the underlying securities) the anchor investors may purchase in this offering will not be subject to any agreements restricting their transfer.

Founder shares

In April 2021, our sponsor and Metric purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.004 per share with (i) our sponsor purchasing an aggregate of 4,605,750 founder shares for a purchase price of $20,025 and (ii) Metric purchasing an aggregate of 1,144,250 founder shares for a purchase price of $4,975. Prior to the initial investment in the company of $25,000 by our sponsor and Metric, the company had no assets, tangible or intangible. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the issued and outstanding shares after this offering. As such, our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of the offering, we will effect a stock split or stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to the shares of our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Up to an aggregate of 750,000 founder shares consisting of up to 600,750 founder shares held by our sponsor (or its permitted transferees) and up to 149,250 founder shares held by Metric (or its permitted transferees) will be subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised so that our initial stockholders will maintain ownership of 20% of the issued and outstanding shares of our common stock upon the completion of this offering. The anchor investors are not required to forfeit any of their founder shares in the event that the underwriter does not exercise its over-allotment option.

The founder shares are identical to the shares of our Class A common stock included in the units being sold in this offering, except that:

•

prior to our initial business combination, only holders of the founder shares have the right to vote on the election of directors and holders of a majority of our founder shares may remove a member of the board of directors for any reason;

•

the founder shares are shares of our Class B common stock that automatically convert into shares of our Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in this prospectus;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•

our sponsor, officers, directors and Metric have entered into letter agreements with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the consummation of our initial business combination and a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would modify (A) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (B) any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity and (ii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). The anchor investors have agreed to waive their redemption rights with respect to any founder shares held by them in connection with the consummation of our initial business combination and to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (although with respect to any public shares they hold they will be entitled to redemption rights in connection with the consummation of our initial business combination or liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the initial business combination. Our sponsor, officers, directors and Metric have agreed to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 7,500,001, or 37.5%, of the 20,000,000 public shares sold in this offering to be voted in favor of our initial business combination in order to have our initial business combination approved (assuming (i) all outstanding shares are voted, (ii) the over-allotment option is not exercised and (iii) no forward purchase shares have been issued); and

•	the founder shares are entitled to registration rights.

The founder shares purchased by Metric are deemed underwriter’s compensation by FINRA pursuant to FINRA Rule 5110.

Transfer restrictions on founder shares
Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the consummation of our initial business combination; (B) subsequent to our initial business combination, the date on which the last reported sale price of the shares of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination; and (C) subsequent to our initial business combination, the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of our Class A common stock for cash, securities or other property (except as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the “lock-up.”

Founder shares conversion and anti -dilution rights
The shares of our Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as provided in this prospectus. In the case that additional shares of our Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering in connection with the closing of the initial business combination, the ratio at which shares of our Class B common stock shall convert into shares of our Class A common stock will be adjusted (unless the holders of at least a majority of the outstanding shares of our Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of our Class A common stock issuable upon conversion of all shares of our Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of (A) the total number of shares of our Class A common stock and shares of our Class B common stock outstanding upon completion of this offering, plus (B) the total number of shares of our Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by us in connection with or in relation to the consummation of our initial business combination (including any forward purchase shares but excluding any forward purchase warrants), excluding any shares of our Class A common stock, shares of our Class B common stock or equity-linked securities exercisable for or convertible into shares of our Class A common stock issued, or to be issued, to any seller in our initial business combination and any warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be.

Election of Directors; Voting	Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the consummation of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated certificate of incorporation may only be amended by a resolution passed by holders of at least 90% of the outstanding common stock. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of the NYSE then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote. In connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target with respect to voting and other corporate governance matters following consummation of the initial business combination.

Our amended and restated certificate of incorporation will provide that our board of directors will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term.

Private placement warrants	Our sponsor and Metric have committed, pursuant to a written agreement, to purchase an aggregate of 3,291,005 private placement warrants (or 3,397,155 private placement warrants if the underwriter’s over-allotment option is exercised in full), at a price of $1.50 per warrant ($4,936,508 in the aggregate, or $5,095,733 in the aggregate if the underwriter’s over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Of the total private placement warrants, our sponsor will purchase 2,583,333 warrants, and Metric will purchase 707,672 (or 813,822 if the underwriter’s over-allotment option is exercised in full) warrants. Each whole private placement warrant is exercisable for one whole share of our Class A common stock at $11.50 per share. A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $200,000,000 (or $230,000,000 if the underwriter exercises its over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, the proceeds held in the trust account, including the portion of the purchase price of the private placement warrants deposited in the trust account, will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will be (i) non-redeemable by us (except as set forth under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of our Class A common stock equals or exceeds $10.00”), (ii) exercisable on a cashless basis so long as they are held by the sponsor, Metric or their respective permitted transferees, and (iii) with respect to private placement warrants held by Metric, will not be exercisable more than five years from the commencement of sales of this offering in accordance with FINRA Rule 5110(g)(8)(A). If the private placement warrants are held by holders other than our sponsor and Metric or their respective permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

The private placement warrants to be purchased by Metric are deemed underwriter’s compensation by FINRA pursuant to FINRA Rule 5110.

Transfer restrictions on private placement warrants
The private placement warrants (including the shares of our Class A common stock issued or issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination (except as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”).

Cashless exercise of private placement warrants
If holders of private placement warrants elect to exercise them on a cashless basis, except as described under “—Redemption of warrants when the price per share of our Class A common stock equals or exceeds $10.00,” they would surrender their warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) less the exercise price of the warrants by (y) the Sponsor fair market value. The “Sponsor fair market value” shall mean the average reported closing price of shares of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, officers, directors, Metric or their respective permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods.

Proceeds to be held in trust account	The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $200,000,000, or $10.00 per unit ($230,000,000, or $10.00 per unit, if the underwriter’s over-allotment option is exercised in full), will be deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee and $2,906,023 (or $2,760,675 if the underwriter’s over-allotment option is exercised in full) will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full) in deferred underwriting discounts and commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, including franchise and income tax obligations, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of: (a) the consummation of our initial business combination, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify (i) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (ii) any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity, and (c) the redemption of our public shares if we have not consummated our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, subject to applicable law. Public stockholders who redeem their shares of our Class A common stock in connection with a stockholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent consummation of an initial business combination or liquidation if we have not consummated an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, with respect to such shares of our Class A common stock so redeemed. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Ability to extend time to complete our initial business combination

If we anticipate that we may not be able to consummate our initial business combination within 12 months from the closing of this offering, we may, by resolution of our board of directors if requested by our sponsor, extend the period of time to consummate our initial business combination up to two times, each by an additional three month period (for a total of up to 18 months from the closing of this offering to complete our initial business combination), subject to our sponsor (or its affiliates or designees) depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the investment management trust agreement, in order to extend the time available for us to consummate our initial business combination, our sponsor or its affiliates or designees, must deposit into the trust account for each three-month extension, $2,000,000, or $2,300,000 if the underwriter’s over-allotment option is exercised in full ($0.10 per share in either case), up to an aggregate of $4,000,000 (or $4,600,000 if the underwriter’s over-allotment option is exercised in full), or $0.20 per share; provided that if as of the time of either extension we have publicly filed a Form S-4 or F-4 registration statement under the Securities Act or a proxy, information or tender offer statement with the SEC in connection with our initial business combination, then no deposit into the trust account or other payment would be required in connection with such extension; provided further that for the three-month extension (if any) following such extension where no deposit into the trust account or other payment has been made, our sponsor or its affiliates or designees would be required to deposit into the trust account $2,000,000, or $2,300,000 if the underwriter’s over-allotment option is exercised in full. Any such additional funds deposited in the trust account to extend the period by which we need to complete our initial business combination would be made in the form of a loan to us that is evidenced by a non-interest bearing, unsecured promissory note. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. The letter agreements with our sponsor, officers, directors and Metric contain a provision pursuant to which our sponsor or its affiliates or designees has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete our initial business combination within the prescribed time period. Our sponsor or its affiliates or designees are not obligated to fund the trust account unless we extend the time for us to complete our initial business combination as described above.

Up to $4,600,000 of loans that may be extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be, following the consummation of this offering to (i) finance transaction costs in connection with an initial business combination and (ii) extend the period of time beyond 12 months for us to complete our initial business combination as described in the paragraph immediately above, may be converted into warrants, at a price of $1.50 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans or warrants, if any, have not been determined and no written agreements exist with respect to such loans.

Anticipated expenses and funding sources	Except as described above with respect to the payment of taxes, including franchise and income taxes, unless and until we complete our initial business combination or our liquidation, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. We estimate the interest earned on the trust account will be approximately $80,000 per year, assuming an interest rate of 0.04% per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

•

the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,171,023 (assuming that the underwriter’s over-allotment option is not exercised) in working capital after the payment of approximately $1,735,000 in expenses relating to this offering; and

•

any loans or additional investments from our sponsor, members of the FLAG team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon consummation of our initial business combination.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. The NYSE rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of our assets in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discounts held in trust). If our board of directors is not able to independently determine the fair market value of the target business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm or an independent accounting firm. Our stockholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.

We anticipate structuring our initial business combination so that the post-transaction company will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the NYSE’s 80% of fair market value test, provided that in the event that the business combination involves more than one target business, the 80% of fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for seeking stockholder approval or for purposes of a tender offer, as applicable.

Permitted purchases of public shares and public warrants by our affiliates

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the consummation of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, pursuant to the terms of the forward purchase agreement, Franklin may purchase, in its sole discretion, forward purchase securities in a private placement to occur concurrently with the consummation of our initial business combination.

None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions. If our initial stockholders, directors, officers, advisors or their affiliates engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Furthermore, our sponsor, directors, officers, advisors and/or their affiliates will not make purchases of common stock if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted Purchases of Our Securities” for a description of how our sponsor, officers, directors and/or their affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the consummation of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of shares of our Class A common stock or our public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

There is no limit on the number of public shares and public warrants that our initial stockholders, directors, officers, advisors or their affiliates may purchase pursuant to the transactions described above.

Redemption rights for public stockholders upon consummation of our initial business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described in this prospectus. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting discounts and commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. Our sponsor, officers, directors and Metric have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares held by them and any public shares they may acquire during or after this offering in connection with the consummation of our initial business combination. The anchor investors have agreed to waive their redemption rights only with respect to their founder shares in connection with the consummation of our initial business combination.

Limitations on redemptions	Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of the underwriter’s fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of our Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of our Class A common stock submitted for redemption will be returned to the holders thereof.

Manner of conducting redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the consummation of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. In the case of a stockholder meeting, such election must be made (unless extended by us in our sole discretion) no later than two business days prior to the initially scheduled vote on the proposal to approve the initial business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We currently intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirements and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons. If we hold a stockholder vote to approve our initial business combination, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count towards this quorum. Our sponsor, officers, directors and Metric have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial stockholders’ founder shares, we would need 7,500,001, or 37.5%, of the 20,000,000 public shares sold in this offering to be voted in favor of our initial business combination in order to have our initial business combination approved (assuming (i) all outstanding shares are voted, (ii) the over-allotment option is not exercised and (iii) no forward purchase shares have been issued). We will give at least 10 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction or vote at all.

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their stock certificates to our transfer agent prior to the date set forth in the proxy materials or tender offer documents mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent time to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed business combination is not approved and we continue to search for a target business, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our NYSE listing or Exchange Act registration.

Upon the public announcement of our business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase shares of our Class A common stock in the open market, if we elect to redeem our public shares through a tender offer, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Limitation on redemption rights of stockholders holding in excess of 15% of the public shares included in the units sold in this offering if we hold stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of our public shares included in the units sold in this offering, without our prior consent. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or the FLAG team to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of our public shares included in the units sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or the FLAG team at a premium to the then-current market price or on other undesirable terms. By limiting our public stockholders’ ability to redeem no more than 15% of our public shares included in the units sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of our public shares included in the units sold in this offering) for or against our business combination.

Redemption rights in connection with proposed amendments to our certificate of incorporation

Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described in this prospectus) may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the investment management trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances (other than with respect to the election of directors as described above under “—Election of Directors; Voting”), our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the Delaware General Corporation Law, or DGCL, or applicable stock exchange rules. Our initial stockholders, who collectively will beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or investment management trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, officers, directors and Metric have agreed, pursuant to letter agreements with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, or any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of our Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes, divided by the number of then outstanding public shares.

Release of funds in trust account on closing of our initial business combination

On the consummation of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described above under “—Redemption rights for public stockholders upon consummation of our initial business combination,” to pay the underwriter its deferred underwriting discounts and commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration and expenses in connection with our initial business combination or used for redemption of shares of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-

transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated certificate of incorporation will provide that we will have only 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 12-month period (subject to our ability to seek an extension of such period as described in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest released to us to pay dissolution expenses), divided by the total number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 12-month time period (or up to the 18-month time period if we were to exercise the two three-month extensions as described herein).

Our sponsor, officers, directors and Metric have entered into letter agreements with us, and the anchor investors have entered into investment agreements with us, in each case, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering. However, if our sponsor, officers, directors, Metric or the anchor investors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 12-month time period (or up to the 18-month time period if we were to exercise the two three-month extensions as described herein).

The underwriter has agreed to waive its rights to their deferred underwriting discounts and commissions held in the trust account in the event we do not complete our initial business combination and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

If we are unable to complete an initial business combination within the 12-month period (or up to the 18-month period if we were to exercise the two three-month extensions as described herein), we may seek an amendment to our amended and restated certificate of incorporation to extend the period of time we have to complete an initial business combination beyond 18 months. Our amended and restated certificate of incorporation will require that such an amendment be approved by holders of 65% of our outstanding common stock.

Limited payments to insiders	There will be no finder’s fees, reimbursements, monies in respect of any repayment of a loan or cash payments made by the company to our sponsor, officers or directors, or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the consummation of our initial business combination:

•	repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•	payment for administrative support and services provided to us by our sponsor, in an amount equal to $10,000 per month;

•	reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing our initial business combination; and

•

repayment of loans which may be made by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be, to finance transaction costs in connection with our initial business combination or to extend the period of time to consummate our initial business combination beyond 12 months from the time of this offering. Up to $4,600,000 of such loans may be converted into warrants, at a price of $1.50 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans or warrants, if any, have not been determined and no written agreements exist with respect to such loans.

The foregoing payments will be made from the proceeds of the sale of private placement warrants that will not be held in the trust account or from the funds available to us from interest income on the trust account balance.

Audit committee	We will establish and maintain an audit committee, which will be composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis any payments that were made to our sponsor, our officers and directors, or our or their affiliates, and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management— Committees of the Board of Directors—Audit Committee.”

Conflicts of interest	Metric, which beneficially owns more than 10% of our outstanding common stock prior to the consummation of this offering, is an affiliate of Guggenheim Securities, LLC, the underwriter in this offering. As a result, Guggenheim Securities, LLC is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121, which, among other things, requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement and exercise its usual standards of due diligence with respect thereto. BTIG, LLC is acting as a “qualified independent underwriter” for this offering. Please see “Underwriting (Conflicts of Interest)—Conflicts of Interest” for more information.

Our sponsor, officers, directors and Metric own founder shares and will purchase private placement warrants upon the completion of this offering, and they will continue to own such founder shares and private placement warrants following this offering. Accordingly, our sponsor, officers, directors and Metric may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

The purchase of founder shares by the anchor investors provide the anchor investors an incentive to vote any public shares held by them in favor of our initial business combination in the event of a stockholder vote to approve our initial business combination.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities that are engaged in a similar business to which they have fiduciary or contractual duties. Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor, and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

For more information, see “Risk Factors—Certain of our officers and directors are now, and any of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.”

Indemnity	In the event of a liquidation of the trust account, our sponsor has agreed to indemnify us if and to the extent any claims by a third party (other than our independent public accountants) for services rendered or products sold to us, or by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account due to reductions in the value of the trust assets as of the date of the liquidation of the trust account, in each case net of the interest which may be withdrawn to pay our taxes, including franchise and income taxes. This liability will not apply with respect to any claims by a third party or prospective target business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriter against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Summary financial data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

June 30, 2021 Actual
Balance Sheet Data:
Working capital (deficiency)	$(565,679)
Total assets	$624,876
Total liabilities	$683,179
Stockholder’s equity	$(58,303)

If no business combination is completed within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest released to us to pay dissolution expenses), will be used to fund the redemption of our public shares. Our sponsor, officers, directors and Metric have entered into letter agreements with us, and the anchor investors have entered into investment agreements with us, in each case, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within such time period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon the consummation of such business combination.

RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues.

In making your decision whether to invest in our securities, you should take into account not only the background of the FLAG team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors.”

Summary of Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition, liquidity and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment:

•	We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per share redemption amount received by public stockholders may be less than $10.00 per share.

•

Past performance of members of the FLAG team, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to stockholders.

•	There may be tax consequences to our initial business combination that may adversely affect us.

•

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

•	Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

•	Potential participation in this offering by the anchor investors could reduce the public float for our securities, and could result in our inability to satisfy the NYSE continued listing requirements.

•

If we seek stockholder approval of our initial business combination, our directors, officers and initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

•

If we seek stockholder approval of our initial business combination, our initial stockholders, directors, officers, advisors and their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.

•	You will not be entitled to protections normally afforded to investors of many other blank check companies.

•

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

•

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the next 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein), we may be unable to complete our initial business combination, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

•

In evaluating a prospective target business for our initial business combination, the Operating Partners will rely on the availability of all of the funds from the sale of the forward purchase securities to be used as part of the consideration to the sellers in the initial business combination. If the sale of the forward purchase securities does not close, we may lack sufficient funds to consummate our initial business combination.

•

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by events beyond our control, including a global or domestic health crisis such as the recent COVID-19 outbreak and the status of debt and equity markets.

•

The grant of registration rights to our initial stockholders, holders of our private placement warrants, holders of warrants that may be issued upon conversion of loans extended to us and the purchaser of the forward purchase securities may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of shares of our Class A common stock.

•

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination partners, which may make it difficult for us to enter into a business combination with a target.

•

We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

•

We may not be able to complete our initial business combination within the 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

•

Our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with changes in fair value for each period reported in earnings, which may have an adverse effect on the market price of our common stocks or may make it more difficult for us to consummate an initial business combination.

•

There have been and may in the future be diversity in the capital structure, financial accounting policies, and resultant financial reporting by special purpose acquisition companies (“SPACs”), which may impact the market price for our Class A common stock and our ability to complete a business combination.

•

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor or members of the FLAG team which may raise potential conflicts of interest.

•

Since our sponsor (and, indirectly our officers and directors) will lose their entire investment in us if our business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination partner is appropriate for our initial business combination.

•	Our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

•

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

•	Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

•

We may engage our underwriter or one of its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriter is entitled to receive deferred underwriting commissions that will be released from the trust only on a consummation of an initial business combination. In addition, an affiliate of our underwriter, Metric, has also purchased founder shares and has committed to purchase private placement warrants in us. These financial incentives may cause the underwriter to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

•

Members of the FLAG team have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. This may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition, liquidity and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks relating to our business and the initial business combination

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may choose not to hold a stockholder vote to approve our initial business combination if the business combination would not require stockholder approval under applicable law or stock exchange listing requirements. Except as required by applicable law or stock exchange requirement, the decision as to whether we will seek stockholder approval of a proposed initial business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the business combination we complete. Please see the section entitled “Proposed Business—Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

If we seek stockholder approval of our initial business combination, our directors, officers and initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Our initial stockholders will own 20% of our issued and outstanding shares of common stock immediately following the completion of this offering. Our amended and restated certificate of incorporation will provide that, if we seek stockholder approval of our initial business combination, such initial business combination will be approved if we receive the affirmative vote of a majority of the shares voted at such meeting, including the founder shares. Pursuant to the letter agreements entered into with us, our sponsor, officers, directors and Metric have agreed to vote any founder shares held by them and any public shares purchased during or after this offering, in favor of our initial business combination. Pursuant to the investment agreements, the anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 7,500,001, or 37.5%, of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming (i) all outstanding shares are voted, (ii) the over-allotment option is not exercised and (iii) no forward purchase shares have been issued). Accordingly, if we seek stockholder approval of our initial business combination, the agreement by our directors, officers and initial stockholders to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for such initial business combination.

Although none of our initial stockholders, directors or officers have any current intention to purchase our public shares in or after this offering, they are not restricted from doing so and there is no ceiling on the number of our public shares they may purchase. If they purchase any of our public shares and retain such public shares until any stockholders vote on our initial business combination, the approval of our initial business combination by our stockholders will be even more likely. In addition, in the event that the anchor investors purchase the number of units they have expressed an interest in purchasing in this offering and they retain the public shares comprising those units until the time of any stockholder vote on our initial business combination and vote those public shares in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. However, because our anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any public shares in favor of our initial business combination, we cannot assure you that any of the anchor investors will be stockholders at the time of any stockholder vote on our initial business combination, and, if they are public stockholders, we cannot assure you as to how such anchor investors will vote on our initial business combination if any such stockholder vote occurs. Although no assurance can be given as to the manner in which the anchor investors will vote any public shares they hold in the event of such stockholder vote, because of their ownership in the founder shares, the anchor investors may have interests that differ from those of other public stockholders with respect to a vote on an initial business combination, and such ownership may provide an incentive for them to vote their public shares in favor of our initial business combination.

In evaluating a prospective target business for our initial business combination, the Operating Partners will rely on the availability of all of the funds from the sale of the forward purchase securities to be used as part of the consideration to the sellers in the initial business combination. If the sale of the forward purchase securities does not close, we may lack sufficient funds to consummate our initial business combination.

We have entered into a forward purchase agreement with Franklin, whereby Franklin has agreed to purchase 5,000,000 shares of our Class A common stock plus 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant, in a private placement to occur concurrently with the closing of our initial business combination. Franklin’s obligations to purchase the forward purchase securities are conditioned on receiving a written summary of the material terms of, and other readily available information relating to, the business combination, including information about the target company in such business combination. Upon receiving such information, Franklin will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. The funds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company. However, if the sale of the forward purchase securities does not close, we may lack sufficient funds to consummate our initial business combination. The forward purchase agreement contains customary closing conditions, the fulfillment of which is a condition for Franklin to purchase the forward purchase securities, including that our initial business combination must be consummated substantially concurrently with, and immediately following, the purchase of forward purchase securities. Additionally, the obligation of Franklin and any forward transferee to purchase the forward purchase securities are subject to termination prior to the closing of the sale of such forward purchase shares by mutual written consent of us and Franklin, or, automatically: (a) if this offering is not completed on or prior to August 20, 2022 or (b) if the initial business combination is not completed within 24 months of the closing of this offering or such later date as may be approved by our stockholders. The forward purchase agreement also terminates prior to the closing of the initial business combination following notice by Franklin to us that it has determined, in its sole discretion, that it does not wish to consummate the purchase of the forward purchase securities after we provide Franklin with a written summary of the material terms of, and information relating to, a potential business combination, including information about the target company. In the event of any such failure to fund by Franklin, any obligation is so terminated or any such condition is not satisfied and not waived by such party, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination partners, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination, and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting discounts and commissions payable to the underwriter will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting discounts and commissions, and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting discounts and commissions.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have to conduct due diligence on potential business combination partners as we approach our dissolution deadline, which could undermine our ability to complete our business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we approach the timeframe described above. In addition, as we approach closer to the timeframe described above, we will have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by events beyond our control, including a global or domestic health crisis such as the recent COVID-19 outbreak and the status of debt and equity markets.

The COVID-19 outbreak has resulted and a significant outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors, or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. Although the long-term economic fallout of COVID-19 is difficult to predict, it has and is expected to continue to have ongoing material adverse effects across many, if not all, aspects of the regional, national and global economy. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third party financing being unavailable on terms acceptable to us or at all.

If we have not completed an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, our public stockholders may be forced to wait beyond such 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) before redemption from our trust account.

If we have not completed an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), if any, will be used to fund the redemption of our public shares, as further described in this prospectus. Any redemption of public stockholders from the trust account will be effected automatically by function of our amended and restated certificate of incorporation prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount, pro rata, to our public stockholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the DGCL. In that case, investors may be forced to wait beyond 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we complete our initial business combination prior thereto and only then in cases where investors have sought to redeem their shares of our Class A common stock. Only upon our redemption or any liquidation will public stockholders be entitled to distributions if we do not complete our initial business combination.

A slowdown in economic growth in the markets that our business target operates in may materially and adversely affect our business, financial condition, liquidity and results of operations, the value of our securities and the trading price of our shares following our business combination.

Following the business combination, our results of operations, liquidity and financial condition may be dependent on, and may be adversely affected by, conditions in financial markets in the global economy, and, particularly in the markets where the business operates. The specific economy could be adversely affected by various factors, such as political or regulatory action, including business corruption, social disturbances, terrorist attacks and other acts of violence or war, natural calamities, interest rates, inflation, commodity and energy prices and various other factors which may materially and adversely affect our business, financial condition, liquidity and results of operations, the value of our securities and the trading price of our shares following the business combination.

We may not be able to complete our initial business combination within the 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

We may not be able to find a suitable target business and complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) after the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described in this prospectus. If we have not completed our initial business combination within such time period (subject to our ability to seek an extension of such period as described in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest released to us to pay dissolution expenses), divided by the total number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive

$10.00 per share, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors below.

If we are unable to complete an initial business combination within the 12-month period (or up to the 18-month period if we were to exercise the two three-month extensions as described herein), we may seek an amendment to our amended and restated certificate of incorporation to extend the period of time we have to complete an initial business combination beyond 18 months. Our amended and restated certificate of incorporation will require that such an amendment be approved by holders of 65% of our outstanding common stock.

If we seek stockholder approval of our initial business combination, our initial stockholders, directors, officers, advisors and their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial stockholders, directors, officers, advisors or their affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the consummation of our initial business combination, although they are under no obligation to do so.

Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors, Metric or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. In addition, if such purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our business combination. Despite our compliance with these rules, if a stockholder fails to receive our proxy solicitation or tender offer materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed.

See “Proposed Business—Redemption Rights for Public Stockholders Upon Completion of Our Initial Business Combination—Tendering Stock Certificates in Connection With a Tender Offer or Redemption Rights.”

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold shares in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares included in the units sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination, in conjunction with a stockholder vote or via a tender offer. Target businesses will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share upon our liquidation. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors below.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the next 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein), we may be unable to complete our initial business combination, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein), assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein); however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we were to enter into a letter of intent where we pay for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share upon our liquidation. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors below.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the next 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein), it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or the FLAG team to fund our search for a business combination, to pay our taxes, including franchise and income taxes, and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $1,171,023 (assuming that the underwriter’s over-allotment option is not exercised) will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1,735,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,735,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, the FLAG team or other third parties to operate or we may be forced to liquidate. None of our sponsor, the FLAG team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon consummation of our initial business combination. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and waive all rights to seek access to funds in our trust account. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive an estimated $10.00 per share, on our redemption of our public shares, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors below.

Subsequent to the consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues in relation to a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis.

Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, the Operating Partners will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if the Operating Partners believe that such third party’s engagement would be significantly more beneficial to us than any alternative. The underwriter of this offering will not execute an agreement with us waiving such claims to the monies in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by the Operating Partners to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where the Operating Partners are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for the payment of creditors’ claims that were not waived that may be brought against us within a 10-year period following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm and the underwriter of this offering) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share or (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares.

None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share or (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such a proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the investment management trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (a) the consummation of our initial business combination, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify (i) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (ii) any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity, and (c) the redemption of our public shares if we have not consummated our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, subject to applicable law. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the date which is 12 months from the closing of this offering (or as late as the date which is 18 months from the closing of this offering if we were to exercise the two three-month extensions as described herein) in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the procedures set forth in Section 280 of the DGCL.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10-year period following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination, which could delay the opportunity for our stockholders to elect directors, and you may not be entitled to any of the corporate protections provided by such a meeting.

In accordance with NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus, we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

The grant of registration rights to our initial stockholders, holders of our private placement warrants, holders of warrants that may be issued upon conversion of loans extended to us and the purchaser of the forward purchase securities may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of the shares of our Class A common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their respective permitted transferees can demand that we register the shares of our Class A common stock into which founder shares are convertible, and holders of our private placement warrants and holders of warrants that may be issued upon conversion of loans extended to us and their respective permitted transferees can demand that we register such private placement warrants, warrants that may be issued upon conversion of loans extended to us and the shares of our Class A common stock issuable upon exercise of such warrants. Pursuant to the forward purchase agreement, we have agreed (a) to use commercially reasonable efforts to file within 30 calendar days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase securities, (b) to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies us that it will “review” the registration statement) following the closing of the initial business combination and (ii) the 10th business day after the date we are notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which Franklin or its assignees cease to hold the securities covered thereby, (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (C) 2 years from the effective date of the registration statement. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of shares of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of the shares of our Class A common stock that is expected when the securities owned by our initial stockholders, holders of our private placement warrants, holders of warrants issued upon conversion of loans extended to us, purchasers of the forward purchase securities or their respective permitted transferees are registered.

Because we are not limited to a particular industry, sector or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Although we expect to focus our search for a target business that provides technology-enabled solutions with high-growth, mission-critical applications in government and commercial markets, we may complete a business combination with an operating company in any industry or sector. However, we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although the Operating Partners will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination partner. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials (as applicable) relating to the business combination contained an actionable material misstatement or material omission.

We may seek acquisition opportunities in industries or sectors which may or may not be outside of the FLAG team’s area of expertise.

We will consider a business combination outside of the FLAG team’s area of expertise if a business combination partner is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although the Operating Partners will endeavor to evaluate the risks inherent in any particular business combination partner, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination partner. In the event we elect to pursue an acquisition outside of the areas of the FLAG team’s expertise, the FLAG team’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of the FLAG team’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, the FLAG team may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines.

If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

We may seek business combination opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of revenues, cash flows, or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues, cash flows or earnings and difficulties in obtaining and retaining key personnel. Although the Operating Partners will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our business combination with an affiliated entity, or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

We may only be able to complete one business combination with the proceeds of this offering, the sale of the private placement warrants and the sale of the forward purchase securities, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement warrants and forward purchase securities (after deducting all underwriting discounts and commissions, including deferred underwriting discounts and commissions, and $2,906,023 (or $2,760,675 if the underwriter’s over-allotment option is exercised in full) which will be used to pay for offering expenses and working capital) will provide us with up to $193,000,000 (or $221,950,000 if the underwriter’s over-allotment option is exercised in full) that we may use to complete our initial business combination (assuming that our public stockholders do not redeem any shares of their Class A common stock in connection with the initial business combination).

We may effectuate our business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. In addition, we intend to focus our search for an initial business combination in a single industry sector. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry sector in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although the Operating Partners will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

The Operating Partners may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure an initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that the Operating Partners will not be able to maintain control of the target business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete an initial business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of our Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of our Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate our initial business combination, we may seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination but that our stockholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated certificate of incorporation that relate to our pre-initial business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the investment management trust agreement to facilitate the consummation of an initial business combination that some of our stockholders may not support.

Except for the provision in our amended and restated certificate of incorporation that relates to the appointment and removal of directors prior to our initial business combination, which provision may only be amended if holders of at least 90% of our common stock entitled to vote approve, our amended and restated certificate of incorporation will provide that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described in this prospectus) may be amended if approved by holders of at least 65% of our common stock entitled to vote thereon, and corresponding provisions of the investment management trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our common stock entitled to vote thereon. In all other instances (that is, instances that are not related to any pre-initial business combination activity), our amended and restated certificate of incorporation may be amended by holders of at least a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules.

Our initial stockholders, who collectively will beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or investment management trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our sponsor, officers, directors and Metric have agreed, pursuant to written agreements with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity unless we provide our public stockholders with the opportunity to redeem their shares of our Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes, divided by the number of the then outstanding public shares. These agreements are contained in letter agreements that we have entered into with our sponsor, officers, directors and Metric. Our stockholders are not parties to, or third party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers, directors or Metric for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

Certain agreements related to this offering may be amended without stockholder approval.

Each of the agreements related to this offering to which we are a party, other than the warrant agreement and the investment management trust agreement, may be amended without stockholder approval. Such agreements are: the underwriting agreement; the letter agreement among us and our initial stockholders, sponsor, officers and directors; the registration and stockholder rights agreement among us and our initial stockholders; the private placement warrants purchase agreement between us and our sponsor; and the administrative services agreement between us and our sponsor. These agreements contain various provisions that our public stockholders might deem to be material. For example, our letter agreements and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, private placement warrants and other securities held by our initial stockholders, officers, and directors.

Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our stockholders, may result in the consummation of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our initial stockholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless.

Although we believe that the net proceeds of this offering, and the sale of the private placement warrants and the forward purchase securities will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering, and the sale of the private placement warrants and the forward purchase securities prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public stockholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our business combination.

Our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial stockholders will own shares representing 20% of the issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional shares of our common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of shares of our Class A common stock. In addition, our board of directors, whose members were elected by our initial stockholders, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and prior to the consummation of our initial business combination, only our initial stockholders will be able to appoint or remove directors. In addition, prior to the consummation of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, our initial stockholders will continue to exert control at least until the consummation of our business combination.

Our warrants and founder shares may have an adverse effect on the market price of the shares of our Class A common stock and make it more difficult to effectuate our business combination.

We will be issuing warrants to purchase 10,000,000 shares of our Class A common stock (or up to 11,500,000 shares of our Class A common stock if the underwriter’s over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing 3,291,005 private placement warrants to purchase shares of our Class A common stock at $11.50 per share (or up to 3,397,155 private placement warrants if the underwriter’s over-allotment option is exercised in full). Prior to this offering, the initial stockholders purchased an aggregate of 5,750,000 founder shares in a private placement. The founder shares are convertible into shares of our Class A common stock on a one-for-one basis, subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like and subject to further adjustment as set forth in this prospectus. In addition, up to $4,600,000 of loans that may be made by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be, may be converted into warrants, at a price of $1.50 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. We also expect to issue 2,500,000 forward purchase warrants at the time of our initial business combination pursuant to the forward purchase agreement. Our public warrants are also redeemable by us for shares of our Class A common stock as described in “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of Warrants for Class A Common Stock.”

To the extent we issue shares of our Class A common stock to effectuate a business combination, the potential for the issuance of a substantial number of additional shares of our Class A common stock upon exercise of these warrants and conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of our Class A common stock and reduce the value of the shares of our Class A common stock issued to complete the business combination. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor, Metric or their respective permitted transferees, (i) they will not be redeemable by us, except as otherwise set forth in this prospectus, (ii) they (including the shares of our Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the consummation of our initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) with respect to private placement warrants held by Metric, they will not be exercisable more than five years from the commencement of sales of this offering in accordance with FINRA Rule 5110(g)(8)(A).

A provision of our warrant agreement may make it more difficult for us to complete an initial business combination.

If (i) we issue additional shares of our common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share of our Class A common stock, (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (iii) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices will be adjusted (to the nearest cent) to be equal to 100% and 180%, respectively, of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to complete an initial business combination with a target business.

Our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with changes in fair value for each period reported in earnings, which may have an adverse effect on the market price of our common stocks or may make it more difficult for us to consummate an initial business combination.

We expect to account for the 13,291,005 warrants to be issued in connection with this offering (the 10,000,000 warrants included in the units and the 3,291,005 private placement warrants, assuming the underwriter’s over-allotment option is not exercised) as a warrant liability and will record the liability at fair value upon issuance. In addition, we expect to issue 2,500,000 forward purchase warrants at the time of the initial business combination. We will record any changes in fair value in our statement of operations for each period reported as determined by us based upon valuation reports obtained from an independent third party valuation firm. The impact of changes in fair value on earnings may have an adverse effect on the market price of our common stock and we will incur significant expense in valuing such liabilities on a quarterly basis. Moreover, potential business combination partners may seek a special purpose acquisition company that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

There have been and may in the future be diversity in the capital structure, financial accounting policies, and resultant financial reporting by SPACs, which may impact the market price for our Class A common stock and our ability to complete a business combination.

In light of the SEC Staff statement in April 2021, which resulted in the warrants issued by many SPACs being classified as liabilities rather than equity as previously reported, we are accounting for all of the shares of our Class A common stock as being subject to redemption resulting in a stockholders’ deficit balance. Our accounting policy for the redeemable public shares differs from the accounting treatment of most other SPACs. Further SEC statements relating to accepted accounting of SPACs could result in additional modifications to accounting treatment applied in previously issued financial statements, restatements of previously issued audited financial statements, the filing of notices that previously issued financial statements may not be relied upon, and findings of material weaknesses and significant deficiencies in internal controls over financial reporting. In addition, the reporting of a stockholders’ deficit balance could impact the willingness of some companies to enter into a business combination transaction with us or to finance business combinations involving us, delay our ability to consummate a business combination or otherwise have a material adverse effect on our ability to consummate a business combination.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination include historical and pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing our initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls over financial reporting beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control over financial reporting of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for shares of our Class A common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

If we pursue a target business with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	higher costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	exchange listing and/or delisting requirements;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	local or regional economic policies and market conditions;

•	unexpected changes in regulatory requirements;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	underdeveloped or unpredictable legal or regulatory systems;

•	corruption;

•	protection of intellectual property;

•	social unrest, crime, strikes, riots and civil disturbances;

•	regime changes and political upheaval;

•	terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If we pursue a target business in the aerospace, defense or government service industries, we would be subject to a variety of additional risks that may negatively impact our operations.

Business combinations with companies in the aerospace, defense or government service sectors, entail special considerations and risks. If we are successful in completing a business combination with such a target business, we may be subject to, and possibly adversely affected by, the following risks:

•	An inability to compete effectively in a highly competitive environment with many incumbents having substantially greater resources;

•	An inability to manage rapid change, increasing customer expectations and growth;

•	A reliance on proprietary technology to provide services and to manage our operations, and the failure of this technology to operate effectively, or our failure to use such technology effectively;

•	An inability to deal with our customers’ privacy concerns;

•	An inability to attract and retain customers;

•	An inability to license or enforce intellectual property rights on which our business may depend;

•	Any significant disruption in our computer systems or those of third parties that we would utilize in our operations;

•	Potential liability for negligence, copyright, or trademark infringement or other claims based on the nature and content of materials that we may distribute;

•

Disruption or failure of our networks, systems or technology as a result of computer viruses, “cyberattacks,” misappropriation of data or other malfeasance, as well as outages, natural disasters, terrorist attacks, accidental releases of information or similar events;

•	An inability to obtain necessary hardware, software and operational support;

•	Reliance on third party vendors or service providers;

•

Our business may be subject to extensive government regulations in the markets in which we will operate, any of which may be difficult and expensive to comply with; for instance, if we were to contact with the U.S. government, such regulations would include extensive procurement regulations applicable to sales to the U.S. government, export-import control, security, contract pricing and costs, and product integrity requirements, and changes to those regulations could increase our costs;

•	foreign governments with whom we contact may have similar, or more onerous regulations, changes to which could also increase our costs;

•

If we contract with the any particular government, including the U.S. government, such government may modify, curtail or terminate one or more of our contracts, and changes in such government’s spending and priorities could impact our financial position, results of operations and overall business; and

•

U.S. government agencies, including the Defense Contract Audit Agency, the Defense Contract Management Agency and various agency Inspectors General, routinely audit and investigate government contractors, and foreign governments with whom we contract may have similar processes to audit and investigate their government contractors.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the aerospace, defense or government service sectors. Accordingly, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

Risks relating to ownership of our securities

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (a) the consummation of our initial business combination, and then only in connection with those shares of our Class A common stock that such stockholder properly elected to redeem, subject to the limitations described in this prospectus, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify (i) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (ii) any other provision relating to the rights of holders of our Class A common stock or pre-initial business combination activity, and (c) the redemption of our public shares if we have not consummated our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, subject to applicable law and as further described in this prospectus. In addition, if we are unable to complete an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

If our securities are approved for listing, NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on the NYSE on or promptly after the date of this prospectus and our Class A common stock and warrants listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in NYSE listing standards, we cannot assure you that our securities will be, or will continue to be, listed on NYSE in the future or prior to our initial business combination. In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 round-lot holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with NYSE’s initial listing requirements, which are more rigorous than NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our stock price would generally be required to be at least $4.00 per share and our stockholders’ equity would generally be required to be at least $5.0 million, and we would be required to have a minimum of 300 round-lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). We cannot assure you we will be able to meet those initial listing requirements at that time.

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually shares of our Class A common stock and warrants will be listed on NYSE, our units, shares of our Class A common stock and warrants will be covered securities.

Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Holders of the shares of our Class A common stock will not be entitled to vote on any election of directors we hold prior to our initial business combination.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the consummation of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.

We are not registering the shares of our Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

If the sale of the shares of our Class A common stock upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of our Class A common stock included in the units.

We are not registering the shares of our Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance of such shares, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, we will be required to permit holders to exercise their warrants on a cashless basis, in which case, the number of shares of our Class A common stock that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 shares per warrant (subject to adjustment). However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the sale of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws and there is no exemption available. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in this offering. In such an instance, our sponsor, Metric and their respective permitted transferees (which may include our directors and officers) would be able to exercise their warrants and sell the shares of common stock underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying shares of common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of our Class A common stock for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

Our ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the sale of the shares of our Class A common stock issuable upon exercise of these warrants will cause holders to receive fewer shares of our Class A common stock upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call the warrants for redemption, we will have the option, in our sole discretion, to require all holders that wish to exercise warrants to do so on a cashless basis in the circumstances described in “Description of Securities—Warrants—Redemption of Warrants When the Price per Share of Our Class A Common Stock Equals or Exceeds $10.00.” If we choose to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of shares of our Class A common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash. For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the shares of our Class A common stock have a fair market value of $17.50 per share when there is no effective registration statement, then upon the cashless exercise, the holder will receive 300 shares of our Class A common stock. The holder would have received 875 shares of our Class A common stock if the exercise price was paid in cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of shares of our Class A common stock upon a cashless exercise of the warrants they hold.

We may issue additional common stock or preferred stock to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. We may also issue shares of our Class A common stock upon the conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation will authorize the issuance of up to 300,000,000 shares of our Class A common stock, par value $0.0001 per share, 30,000,000 shares of our Class B common stock, par value $0.0001 per share, and 1,000,000 undesignated shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 280,000,000 and 25,000,000 (assuming, in each case, that the underwriter has not exercised its over-allotment option) shares of our authorized but unissued Class A common stock and Class B common stock, respectively, available for issuance, which amount does not take into account the shares of our Class A common stock reserved for issuance upon exercise of outstanding warrants or shares issuable upon conversion of our Class B common stock. Our Class B common stock is automatically convertible into our Class A common stock at the time of our initial business combination, initially at a one-for-one ratio but subject to adjustment as set forth in this prospectus, including in certain circumstances in which we issue shares of our Class A common stock or equity-linked securities related to our initial business combination. Immediately after the consummation of this offering, there will be no shares of our preferred stock issued and outstanding.

We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. We may also issue shares of our Class A common stock to redeem the warrants as described in “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of Warrants for Class A Common Stock” or upon conversion of the shares of our Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. However, our amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination, any pre-initial business combination activity or any amendment in our amended and restated certificate of incorporation that relates to pre-initial business combination activity. For example, we may not issue additional shares of capital stock that would entitle the holders thereof to vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to stockholders prior to or in connection with the consummation of an initial business combination or (b) to approve an amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate a business combination beyond 18 months from the closing of this offering or (y) amend the foregoing provisions. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote. The issuance of additional shares of our common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of our common stock if our preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, Class A common stock and/or warrants.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete an initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other disadvantages compared to our competitors who have less debt.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.004 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of the shares of our Class A common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to our Class A common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 93.4% (or $9.34 per share, assuming no exercise of the underwriter’s over-allotment option), the difference between the pro forma net tangible book value per share of $0.66 and the initial offering price of $10.00 per unit. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock.

Potential participation in this offering by the anchor investors could reduce the public float for our securities, and could result in our inability to satisfy the NYSE continued listing requirements.

The anchor investors have expressed to us an interest in purchasing an aggregate of approximately $230,000,000 of units in this offering (which amount will not change if the underwriter’s over-allotment option is exercised), and we expect the underwriter to sell to the anchor investors units, subject to our satisfying the NYSE initial listing requirement that we have a minimum of 300 round lot holders of our units. If the anchor investors purchase all or a substantial portion of the units for which they have expressed an interest, such purchases would reduce the available public float for our securities. Any such reduction in our available public float may consequently reduce the trading volume and liquidity of our securities and increase the volatility of our securities relative to what they would have been had such securities been purchased by public investors. In addition, in order to continue to satisfy the NYSE’s continued listing requirements after this offering and the consummation of our initial business combination, we must satisfy certain requirements relating to our securities held by the public. Among other requirements, we must have a minimum of 300 public holders of our securities prior to our initial business combination. To the extent our public float is limited due to purchases made by the anchor investors, we may be more likely than other companies to fall below the required public holder threshold in the future.

Concentration of ownership among our sponsor, Metric and the anchor investors may prevent other investors from influencing significant corporate decisions or adversely affect the trading price of our public shares.

There can be no assurance that any of the anchor investors will acquire any units in this offering, or as to the number of units the anchor investors will actually purchase in this offering, if any, or will retain, if any, prior to or upon the consummation of our initial business combination. It is anticipated that the anchor investors, in the aggregate, will own approximately 85.8% of the outstanding shares of our common stock (or approximately 85.1% if the underwriter’s over-allotment option is exercised in full) upon the completion of this offering, and the anchor investors together with our sponsor and Metric will own collectively 100.0% of the outstanding shares of common stock (or approximately 89.6% if the underwriter’s over-allotment option is exercised in full) upon the completion of this offering. As a result, the anchor investors as a group could have substantial control over us and be able to exercise significant influence over all matters requiring stockholder approval. For example, in the event that the anchor investors purchase the full amount of units described in their respective indications of interest and vote such public shares in favor of our initial business combination (although they are not contractually obligated to, their interest in our founder shares may provide an incentive for them to do so), we would not need any additional public shares sold in this offering to be voted in favor of our initial business combination to have our initial business combination approved. This potential concentration of influence could be disadvantageous to other stockholders with interests that differ from those of our sponsor, Metric or the anchor investors. In addition, this potential significant concentration of share ownership may adversely affect the trading price of our public shares because investors often perceive disadvantages in owning shares in companies with concentrated stockholdings.

The anchor investors are not restricted from selling any units (including the underlying securities) that they purchase in this offering, and any such sales may adversely affect the trading price of our securities.

The anchor investors have expressed to us an interest in purchasing an aggregate of approximately $230,000,000 of units in this offering (which amount will not change if the underwriter’s over-allotment option is exercised), and we expect the underwriter to sell to the anchor investors units, subject to our satisfying the NYSE initial listing requirement that we have a minimum of 300 round lot holders of our units. The anchor investors will not be subject to any agreements restricting them from transferring the units (including the underlying securities) that they purchase in this offering. As such, if the anchor investors purchase the units they have expressed an interest in purchasing in this offering, they will be free to sell the units and, once separately tradable, the shares and warrants in the quantities and at the times they so desire. Any such sales may adversely affect the trading price of our securities.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased and the exercise period could be shortened, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision contained in the warrant agreement or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the interests of the registered holders of the warrants. We may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment; provided that with respect to (A) any amendment or modification solely to the terms of the private placement warrants, the forward purchase warrants or the warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may, (B) any amendment to any provision of the warrant agreement solely with respect to the private placement warrants, the forward purchase warrants or the warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may, and (C) any amendment to any provision of the warrant agreement which adversely affects to a greater extent the private placement warrants, the forward purchase warrants or the warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may, as compared to the public warrants, in each case, the vote or written consent of the registered holders of at least 50% of the then outstanding private placement warrants, the forward purchase warrants or the warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be (as applicable) will be required; provided further that if no public warrants are outstanding, any amendment or modification will only require the vote or written consent of the registered holders of at least 50% of the then outstanding private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may (in each case, subject to any such warrants remaining outstanding). Although our ability to amend the terms of the warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants or shorten the exercise period.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement.

If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of the Operating Partners and directors.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sale price of our Class A common stock for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”) and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

In addition, we may redeem your warrants after they become exercisable for $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption for a number of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Please see “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of shares of common stock received is capped at 0.361 shares of our Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

None of the private placement warrants will be redeemable by us (except as set forth under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of our Class A common stock equals or exceeds $10.00”) so long as they are held by our sponsor, Metric or their respective permitted transferees.

Because each unit contains one-half of one warrant and only a whole warrant may be exercised, the units may be worth less than units of some other blank check companies.

Each unit contains one-half of one warrant. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of shares, only a whole warrant may be exercised at any given time. This is different from some other offerings similar to ours whose units include one share of common stock and one whole warrant to purchase one share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

The determination of the offering price of our units, the size of this offering and the terms of the units is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, the officers held customary organizational meetings with the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including shares of our Class A common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive value;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of the FLAG team and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and terms of the units is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Our amended and restated certificate of incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with our company or our company’s directors, officers or other employees.

Our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to our company or our stockholders, (3) action asserting a claim against our company or any director, or officer or employee of our company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our bylaws, or (4) action asserting a claim against us or any director, or officer or employee of our company governed by the internal affairs doctrine, except for, as to each of (1) through (4) above, any action (a) as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (c) as to which the Court of Chancery does not have subject matter jurisdiction. The foregoing provisions will not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our amended and restated certificate of incorporation. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company or its directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our amended and restated certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of the Operating Partners and directors.

Risks relating to our management

We are dependent upon our officers and directors, and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The departure of a business combination partner’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the consummation of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination. In addition, pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor, upon consummation of an initial business combination, will be entitled to nominate three individuals for election to our board of directors so long as the sponsor and its permitted transferees continue to hold at least 50% of the number of founder shares held by the sponsor immediately prior to closing of this offering and after any forfeiture of its founder shares.

We may have limited ability to assess the management of a prospective target business and, as a result, we may consummate our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company. This in turn, could negatively impact the value of our stockholders’ investment in us.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of a business combination partner’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and may not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the consummation of our initial business combination. Each of our officers is engaged in other business endeavors for which he may be entitled to substantial compensation, and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers or board members for other entities. In addition, our sponsor, officers and directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management—Officers, Directors and Director Nominees.”

Certain of our officers and directors are now, and any of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities that are engaged in a similar business to which they have fiduciary or contractual duties. Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor, and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Officers, Directors and Director Nominees,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage our underwriter or one of its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriter is entitled to receive deferred underwriting commissions that will be released from the trust only on a consummation of an initial business combination. In addition, an affiliate of our underwriter, Metric, has also purchased founder shares and has committed to purchase private placement warrants in us. These financial incentives may cause the underwriter to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

Our underwriter is entitled to receive deferred underwriting commissions that will be placed in a trust account located in the United States and released to our underwriter only on consummation of an initial business combination. If we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, our underwriter has agreed that (i) it will forfeit any rights or claims to their deferred underwriting commissions, including any accrued interest thereon, then in the trust account and (ii) that the deferred underwriting commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes payable) to the public stockholders.

In April 2021, Metric, an affiliate of our underwriter, purchased an aggregate of 1,144,250 founder shares for an aggregate purchase price of $4,975, or approximately $0.004 per share. Prior to the initial investment in the company of $4,975 by Metric, the company had no assets, tangible or intangible. The per-share price of the founder shares was determined by dividing the amount contributed to the company by the number of founder shares issued. The number of founder shares issued to Metric was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares issued to Metric would represent approximately 3.98% of the issued and outstanding shares after this offering (not taking into consideration any subsequent sale of founder shares by Metric to anchor investors as discussed below). Metric will forfeit up to an aggregate of 149,250 founder shares depending on the extent to which the underwriter’s over-allotment option is exercised. The founder shares will be worthless if we do not complete an initial business combination. In connection with the investment agreements we entered into with each of the anchor investors, Metric sold a portion of the founder shares it purchased in April 2021 at approximately $0.004 per share (which is Metric’s cost for acquiring such shares) to the anchor investors in consideration of their indications of interest to purchase units in this offering. In addition, Metric has committed, pursuant to a written agreement, to purchase an aggregate of 707,672 private placement warrants (or 813,822 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable for one share of our Class A common stock at $11.50 per share. The aggregate of Metric’s interest in such transaction to purchase private placement warrants is valued at between $1,061,508 and $1,220,733 if the underwriter’s over-allotment option is exercised in full, or $1.50 per warrant, which amount will be worthless if we do not complete a business combination. The founder shares are identical to the shares of our Class A common stock included in the units being sold in this offering, except that they are shares of our Class B common stock that automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in this prospectus. Metric has agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any founder shares in connection with a stockholder vote to approve a proposed initial business combination.

We may engage our underwriter or one of its affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay such underwriter or its affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with our underwriter or its affiliates and no fees or other compensation for such services will be paid to our underwriter or its affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriter’s compensation in connection with this offering. The underwriter is also entitled to receive deferred underwriting commissions that are conditioned on the consummation of an initial business combination. The fact that the underwriter or its affiliates’ financial interests are tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

Members of the FLAG team have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. This may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of the FLAG team have had significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Any such litigation, investigations or other proceedings may divert the attention and resources of the FLAG team away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor or members of the FLAG team which may raise potential conflicts of interest.

In light of the involvement of our sponsor and members of the FLAG team with other entities, we may decide to acquire one or more businesses affiliated with our sponsor or members of the FLAG team. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” They may also have investments in target businesses. Such entities may compete with us for business combination opportunities. Our sponsor and members of the FLAG team are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Our Acquisition Criteria” and such transaction was approved by a majority of our independent and disinterested directors. Despite our obligation to obtain an opinion from an independent investment banking firm or from an independent accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, officers or directors potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our sponsor (and, indirectly, our officers and directors) will lose their entire investment in us if our business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination partner is appropriate for our initial business combination.

In April 2021, our sponsor purchased an aggregate of 4,605,750 founder shares for an aggregate purchase price of $20,025, or approximately $0.004 per share. Prior to the initial investment in the company of $20,025 by our sponsor, the company had no assets, tangible or intangible. The per-share price of the founder shares was determined by dividing the amount contributed to the company by the number of founder shares issued. The number of founder shares issued to our sponsor was determined based on the expectation that the total size of this offering would be a maximum of 23,000,000 units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares issued to our sponsor would represent approximately 16.02% of the issued and outstanding shares after this offering (not taking into consideration any subsequent sale of founder shares by our sponsor to anchor investors as discussed below). Our sponsor will forfeit up to an aggregate of 600,750 founder shares depending on the extent to which the underwriter’s over-allotment option is exercised. The founder shares will be worthless if we do not complete an initial business combination. In connection with the investment agreements we entered into with each of the anchor investors, our sponsor and Metric have sold in the aggregate 1,452,654 founder shares to the anchor investors. In addition, our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 2,583,333 private placement warrants, each exercisable for one share of our Class A common stock at $11.50 per share. The aggregate of our sponsor’s interest in such transaction to purchase private placement warrants is valued at $3,675,000, or $1.50 per warrant, which amount will be worthless if we do not complete a business combination. The founder shares are identical to the shares of our Class A common stock included in the units being sold in this offering, except that they are shares of our Class B common stock that automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in this prospectus. Our sponsor has agreed (A) to vote any shares owned by it in favor of any proposed business combination and (B) not to redeem any founder shares in connection with a stockholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our sponsor, its affiliates or designees or any of our directors or officers, as the case may be. Up to $4,600,000 of such loans may be converted into warrants, at a price of $1.50 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. The personal and financial interests of our sponsor, officers, and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following our initial business combination.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our directors and officers. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense and/or accept less favorable terms. Furthermore, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, after completion of any initial business combination, our directors and officers could be subject to potential liability from claims arising from conduct alleged to have occurred prior to such initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Since our initial stockholders paid only approximately $0.004 per share for the founder shares, our officers, directors and initial stockholders could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

In April 2021, our sponsor and Metric purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.004 per share. Our officers and directors have a significant economic interest in our sponsor. Our sponsor and Metric have entered into an investment agreement with each of the anchor investors pursuant to which such anchor investors have purchased in the aggregate 1,452,654 founder shares from our sponsor and Metric at approximately $0.004 per share (which is our sponsor’s and Metric’s cost for acquiring such shares). As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our officers, directors and initial stockholders could potentially make a substantial profit even if we acquire a target business that subsequently declines in value and is unprofitable for our public stockholders.

General risk factors

We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per share redemption amount received by public stockholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes payable. Negative interest rates could reduce the value of the assets held in trust such that the per share redemption amount received by public stockholders may be less than $10.00 per share.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

At April 30, 2021, we had cash of $25,000 and a working capital deficit of $428,150. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. The Operating Partners’ plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Past performance of members of the FLAG team, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to stockholders.

Information regarding performance by members of the FLAG team is presented for informational purposes only. Past performance by members of the FLAG team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of members of the FLAG team’s performance as indicative of our future performance or of an investment in us or the returns that we will, or are likely to, generate going forward.

There may be tax consequences to our initial business combination that may adversely affect us.

While we expect to undertake any initial business combination so as to minimize taxes both to the acquired business and/or asset and us, such initial business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares, warrants or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or “PHC,” for U.S. federal income tax purposes.

A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. The PHC requirements may apply to us in the taxable year of the offering and/or future taxable years.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates equals or exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of the shares of our Class A common stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of the shares of our Class A common stock held by non-affiliates did not equal or exceed $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If we take advantage of NYSE’s controlled company standards, we would be exempt from various corporate governance requirements.

NYSE listing rules generally define a “controlled company” as any company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Prior to the vote on our initial business combination, only holders of the founder shares will have the right to vote on the election of directors. More than 50% of the founder shares will be held by our sponsor. Accordingly, prior to the vote on our initial business combination, we would likely satisfy the definition of being a controlled company. As indicated in this prospectus, we will not use the related exemptions to NYSE’s governance rules under the controlled company standards. However, if we were to change our intentions and take advantage of the controlled company standards, we would be exempt from various corporate governance requirements such as the requirement to have a majority of independent directors and to have nominating/corporate governance and compensation committees comprised entirely of independent directors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or the FLAG team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would”, “will” and similar expressions, or the negatives thereof or other variations thereon may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our initial business combination;

•	our expectations around the performance of the prospective target business or businesses;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	the proceeds from the sale of the forward purchase securities being available to us;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•	our ability to consummate an initial business combination due to the uncertainty resulting from the recent COVID-19 pandemic;

•	the ability of our officers and directors to generate a number of potential acquisition opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 20,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without over- allotment option	Over-allotment option fully exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$200,000,000	$230,000,000
Gross proceeds from private placement warrants offered in the private placement	4,936,508	5,095,733

Total gross proceeds	$204,936,508	$235,095,733
Offering expenses(2)
Underwriting discounts and commissions (approximately 1.0% of gross proceeds from units offered to public, excluding deferred portion)(3)	$2,030,485	$2,335,058

Legal fees and expenses	450,000	450,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	35,000	35,000
SEC/FINRA Expenses	75,000	75,000
NYSE listing and filing fees	85,000	85,000
Director and officer liability insurance premiums	1,000,000	1,000,000
Miscellaneous	50,000	50,000
Total offering expenses (excluding underwriting discounts and commissions)	$1,735,000	$1,735,000

Proceeds after offering expenses	$201,171,023	$231,025,675

Held in trust account(3)	$200,000,000	$230,000,000

% of public offering size	100%	100%
Not held in trust account	$1,171,023	1,025,675

The following table shows the use of the approximately $1,171,023 of net proceeds not held in the trust account.(4)

	Amount	% of total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination	$325,000	27.8
Legal and accounting fees related to regulatory reporting obligations	110,000	9.4
Payment for administrative support and services	240,000	20.5
NYSE continued listing fees	170,000	14.5
Working capital to cover miscellaneous expenses (including franchise taxes net of anticipated interest income)	326,023	27.8

Total	$1,171,023	100.0%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful consummation of our initial business combination.
(2)

A portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. As of June 30, 2021, there was $188,804 outstanding under the promissory note with our sponsor. These loans will be repaid on the earlier of December 31, 2021 or upon completion of this offering out of the $1,735,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting discounts and commissions) and amounts not to be held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(3)

Includes a $100,000 fee payable to BTIG, LLC in consideration for its services and expenses incurred as a “qualified independent underwriter.” The underwriter has agreed to defer underwriting discounts and commissions equal to 3.5% of the gross proceeds of this offering. Upon consummation of our initial business combination, $7,000,000, which constitutes the underwriter’s deferred underwriting discounts and commissions (or $8,050,000 if the underwriter’s over-allotment option is exercised in full) will be paid to the underwriter from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth in this prospectus. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our business combination based upon the level of complexity of such business combination. In the event we identify a business combination partner in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account.

The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $200,000,000 (or $230,000,000 if the underwriter’s over-allotment option is exercised in full), including $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full) of deferred underwriting discounts and commissions, will be deposited into a U.S. based trust account with Continental Stock Transfer & Trust Company acting as trustee, and $2,906,023 (or $2,760,675 if the underwriter’s over-allotment option is exercised in full) will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds held in the trust account, will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate that the interest earned on the trust account will be approximately $80,000 per year, assuming an interest rate of 0.04% per year; however, we can provide no assurances regarding this amount. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, including franchise and income tax obligations, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest to occur of: (a) the consummation of our initial business combination, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify (i) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (ii) any other provision relating to the rights of holders of our Class A common stock or pre-initial business combination activity, and (c) the redemption of our public shares if we have not consummated our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust, together with funds available to us from loans from our sponsor, will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of the FLAG team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Subsequent to the closing of this offering, we will pay our sponsor for administrative support and services provided to members of the FLAG team, in an amount equal to $10,000 per month. Upon consummation of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us under an unsecured promissory note up to $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due on the earlier of December 31, 2021 or at the closing of this offering. As of June 30, 2021, we have borrowed $188,804 under the promissory note with our sponsor. The loan will be repaid upon the closing of this offering out of the $1,171,023 (assuming that the underwriter’s over-allotment option is not exercised) of offering proceeds not held in the trust account that have been allocated for the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an initial business combination, our sponsor or an affiliate of our sponsor or any of our officers and directors may, but are not obligated to, loan us funds as may be required. Further, if our sponsor elects to extend the period of time to consummate our initial business combination beyond 12 months, our sponsor (or its affiliates or designees) may be required to deposit additional funds into the trust account in the form of a loan to us, as described under the heading “Proposed Business—Ability to Extend Time to Complete Our Initial Business Combination.” If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $4,600,000 of such loans that may be extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be, may be converted into warrants, at a price of $1.50 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans or warrants, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the consummation of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or designees or our directors or officers as we do not believe third parties will be willing to loan such funds and waive any and all rights to seek access to funds in our trust account.

We have entered into a forward purchase agreement with Franklin, whereby Franklin has agreed to purchase 5,000,000 shares of our Class A common stock plus 2,500,000 forward purchase warrants, exercisable to purchase one share of Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant, in a private placement to occur concurrently with the closing of our initial business combination. The obligations under the forward purchase agreement do not depend on whether any shares of our Class A common stock are redeemed by our public stockholders. Franklin’s obligations to purchase the forward purchase securities are conditioned on receiving a written summary of the material terms of, and other readily available information relating to, the business combination, including information about the target company in such business combination. Upon receiving such information, Franklin will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement.

The proceeds of purchases made under the forward purchase agreement will not be deposited in the trust account. The forward purchase shares will have no redemption rights in connection with our initial business combination and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase securities, as long as they are held by Franklin or the forward transferees, will have certain registration rights. In all other respects, the terms of the forward purchase shares are identical to the terms of our Class A common stock being issued in this offering. The warrants to be issued as part of the forward purchase agreement will be identical to the warrants sold as part of the units in this offering except as disclosed herein. See “Description of Securities—Forward Purchase Shares.”

The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company.

Franklin Venture Partners, LLC, an affiliate of Franklin, is a member of a series of our sponsor. As a result, Franklin has an indirect economic interest in the founder shares owned by our sponsor and will have an indirect economic interest in the private placement warrants to be issued to our sponsor.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial stockholders, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of our initial business combination. They have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Certain anchor investors (none of whom are affiliated with our sponsor, officers or directors or Metric), have expressed to us an interest in purchasing an aggregate of approximately $230,000,000 of units in this offering (which amount will not change if the underwriter’s over-allotment option is exercised), at the public offering price. No anchor investor will purchase more than 9.9% of the units offered in this offering. We do not expect that any anchor investors will be allocated less than the full number of units for which they have provided indications of interest, but if it is determined to be appropriate to allocate to the anchor investors less than the full number of units set forth in their indications of interest, such allocations will be determined by the underwriter. There is no guarantee that all of the anchor investors will participate in the offering.

There can be no assurance that the anchor investors will acquire any units in this offering or what amount of equity the anchor investors will retain, if any, upon the consummation of our initial business combination.

If the anchor investors purchase the number of units they have expressed an interest in purchasing in this offering, the anchor investors as a group could have substantial control over us and be able to exercise significant influence over all matters requiring stockholder approval.

Each anchor investor has agreed to vote all of the founder shares it owns in favor of an initial business combination and has also agreed not to redeem any founder shares it owns. The anchor investors are not obligated to vote in favor of the business combination or refrain from redemption with respect to shares purchased in this offering or in subsequent sales.

In the event that the anchor investors purchase the number of units they have expressed an interest in purchasing in this offering and retain the public shares comprising those units until the time of any stockholder vote on our initial business combination and vote those public shares in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. However, because the anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any such shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be holders of the public shares at the time of any stockholder vote on our initial business combination, and, if they are holders of the public shares, we cannot assure you as to how such anchor investors will vote on our initial business combination if any such stockholder vote occurs. Although no assurance can be given as to the manner in which the anchor investors will vote any public shares they hold in the event of such stockholder vote, the anchor investors’ ownership of the founder shares provides an incentive for them to vote their public shares, if any, in favor of our initial business combination.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (a) the consummation of our initial business combination, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify (i) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (ii) any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity, and (c) the redemption of our public shares if we have not consummated our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, subject to applicable law and as further described in this prospectus and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our sponsor, officers, directors and Metric have entered into letter agreements with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to any founder shares held by them and any public shares they may acquire during and after this offering in connection with the consummation of our initial business combination and a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would modify (A) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (B) any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity and (ii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). The anchor investors have agreed to waive their redemption rights with respect to any founder shares held by them in connection with the consummation of our initial business combination and to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (although with respect to any public shares they hold they will be entitled to redemption rights in connection with the consummation of our initial business combination or liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame).

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the consummation of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any other stock dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a stock split or stock dividend or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial stockholders prior to this offering at 20% of our issued and outstanding shares of common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of our Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of our Class A common stock which may be redeemed for cash), by the number of outstanding shares of our Class A common stock. In calculating the pro forma net tangible book value after this offering, we have given effect to the provision of our amended and restated certificate of incorporation that will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). Accordingly, we have calculated pro forma net tangible book value in the table below assuming that holders of approximately 87.1% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account.

At June 30, 2021, our net tangible book value was a deficit of $565,679, or approximately $(0.11) per share of our Class B common stock. After giving effect to the sale of 20,000,000 shares of our Class A common stock included in the units we are offering by this prospectus (or 23,000,000 shares of our Class A common stock if the underwriter’s over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2021 would have been $5,000,001, or approximately $0.66 per share (or $0.58 per share, if the underwriter’s over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of the 17,421,771 shares of our Class A common stock that may be redeemed for cash, or 20,123,237 shares of our Class A common stock if the underwriter’s over-allotment option is exercised in full) of $0.77 per share (or $0.68 per share if the underwriter’s over-allotment option is exercised in full) to our initial stockholders as of the date of this prospectus and an immediate dilution to public stockholders from this offering of $10.00 per share. Total dilution to public stockholders from this offering will be $9.34 per share (or $9.42 per share if the underwriter’s over-allotment option is exercised in full).

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	No exercise of over-allotment option	Exercise of over-allotment option in full
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.11)	(0.10)
Increase attributable to public stockholders	0.77	0.68
Pro forma net tangible book value after this offering and the sale of the private placement warrants	0.66	0.58
Dilution to public stockholders	$9.34	$9.42
Percentage of dilution to public stockholders	93.4%	94.2%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s over-allotment option) by $174,217,719 because holders of up to approximately 87.1% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our proxy solicitation or tender offer materials, as applicable (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our stockholders’ meeting or tender offer, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes), divided by the number of shares of our Class A common stock sold in this offering.

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares purchased		Total consideration		Average price per
	Number	Percentage	Amount	Percentage	Share
Initial Stockholders(1)	5,000,000	20.00%	$25,000	0.01%	$0.005
Public Stockholders	20,000,000	80.00%	$200,000,000	99.99%	$10.000
	25,000,000	100.00%	$200,025,000	100.00%

(1)	Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of an aggregate of 750,000 shares of our Class B common stock held by our sponsor and Metric.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not become subject to the SEC’s “penny stock” rules). Accordingly, we have calculated pro forma net tangible book value in the table below assuming that holders of approximately 87.1% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account.

The pro forma net tangible book value per share after the offering (assuming that the underwriter does not exercise its over-allotment option) is calculated as follows, subject to the assumption described above:

	No exercise of over-allotment option	Exercise of over-allotment option in full
Numerator:
Net tangible book deficit before this offering	$(565,679)	$(565,679)
Net proceeds from this offering and sale of the private placement warrants(1)	201,171,023	231,025,675
Plus: offering costs incurred in advance, excluded from tangible book value	507,376	507,376
Less: Warrant Liability(3)	(14,864,000)	(16,654,000)
Less: deferred underwriter’s commissions	(7,000,000)	(8,050,000)
Less: forward purchase agreement liability	(31,000)	(31,000)
Less: assumed maximum proceeds available for redemption to effect a business combination	(174,217,719)	(201,232,371)

	$5,000,001	$5,000,001
Denominator:
Class B common stock outstanding prior to this offering	5,750,000	5,750,000
Class B forfeited if over-allotment option is not exercised	(750,000)	—
Class A common stock included in the units offered	20,000,000	23,000,000
Less: maximum shares that may be redeemed to effect a business combination(2)	(17,421,771)	(20,123,237)

	7,578,229	8,626,763

(1)

Expenses applied against gross proceeds include offering expenses of $1,735,000 and the underwriting discounts and commissions of $2,030,485 (or $2,335,058 if the underwriter’s over-allotment option is exercised in full, and excluding deferred underwriting discounts and commissions). See “Use of Proceeds.”

(2)

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, officers, advisors or their respective affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the consummation of our initial business combination. In the event of any such purchases of our shares prior to the consummation of our initial business combination, the number of shares of our Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business—Permitted Purchases Of Our Securities.”

(3)

We will account for the 13,291,005 warrants to be issued in connection with this offering (the 10,000,000 warrants included in the units and the 3,291,005 private placement warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations. The warrants are also subject to re-evaluation of the proper classification and accounting treatment at each reporting period.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2021, and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our units in this offering and the sale of the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriter of its over-allotment option:

	June 30, 2021
	Actual	As adjusted(1)
Note payable to related party(2)	$188,804	$—
Deferred underwriting discounts and commissions	—	7,000,000
Warrant liability(3)	—	14,864,000
Forward purchase agreement liability(4)	—	31,000
Class A common stock, $0.0001 par value per share, 300,000,000 shares authorized; -0- and 20,000,000 shares issued and outstanding, actual and as adjusted, respectively, subject to redemption(5)(6)	—	168,190,508

Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized; 0 shares issued or outstanding, actual and as adjusted	—	—
Class B common stock, $0.0001 par value per share, 30,000,000 shares authorized; 5,750,000 and 5,000,000 shares issued and outstanding, actual and as adjusted, respectively(6)	575	500
Additional paid-in capital(7)	24,425	1,225,008
Accumulated deficit(8)	(83,303)	(1,270,820)

Total stockholders’ deficit	$(58,303)	$(45,312)

Total capitalization	$130,500	$190,040,196

(1)	Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 750,000 shares of our Class B common stock held by our sponsor and Metric.
(2)

Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of June 30, 2021, there was $188,804 outstanding under the promissory note with our sponsor. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the private placement warrants.

(3)

We will account for the 13,291,005 warrants to be issued in connection with this offering (the 10,000,000 warrants included in the units and the 3,291,005 private placement warrants, assuming the underwriter’s over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations. The warrants are also subject to re-evaluation of the proper classification and accounting treatment at each reporting period.

(4)

We have entered into a forward purchase agreement with Franklin. Pursuant to the forward purchase agreement, Franklin may purchase 5,000,000 shares of our Class A common stock plus 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share for a purchase price of $10.00 per one share of our Class A common stock and one-half of one warrant. The shares of our Class A common stock to be issued under the forward purchase agreement will have no redemption rights and will have no right to liquidating distributions from the trust account. The warrants to be issued as part of the forward purchase agreement will be identical to the warrants sold as part of the units in this offering except as disclosed herein. The purchase of the forward purchase securities will take place in a private placement to occur concurrently and only in connection with the closing of our initial business combination. The forward purchase shares and forward purchase warrants (and underlying shares of our

Class A common stock) are subject to registration rights. The Company will account for the forward purchase agreement in accordance with the guidance in ASC 815-40 and expects to account for such agreement as derivative liability. The liability is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statement of operations.
(5)

The as adjusted amount is presented net of proceeds allocated to the public warrants and net of allocated transaction costs related to this offering including the excess value of founder shares. At June 30, 2021, we estimated the aggregate fair value of the founder shares attributable to the anchor investors to be up to approximately $11,140,839, or approximately $7.67 per share. Shares of our Class A common stock have redemption rights that make them redeemable by our public stockholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A, and will be subsequently accreted at redemption value.

(6)

Upon the consummation of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per-share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. In accordance with the SEC’s penny stock rules, we will calculate net tangible assets as total assets less intangible assets and liabilities. We expect our net tangible assets following this offering to exceed $5,000,001, as our total assets will primarily consist of the $200,000,000 (assuming that the underwriter’s over-allotment option is not exercised) of proceeds in the trust account and our total liabilities will consist of the warrant liability, deferred underwriting commissions, and accrued offering costs and other payables.

(7)

As adjusted additional paid-in capital includes the excess of proceeds from the sale of the private placement warrants over their estimated fair value at issuance as a deemed capital contribution from our sponsor.

(8)	As adjusted accumulated deficit includes transaction costs associated with warrant liabilities. Such costs will be immediately expensed.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly incorporated blank check company formed as a Delaware corporation whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. We have not identified any business combination partner and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to any potential business combination with us.

We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, the proceeds of the sale of our shares and warrants in connection with our initial business combination (pursuant to the forward purchase agreement or other agreements we may enter into following the consummation of this offering or otherwise), debt or a combination of the foregoing.

The issuance of additional shares of our stock in connection with a business combination to the owners of the target or other investors (including the issuance of the forward purchase securities to Franklin):

•

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of shares of our Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our Class A common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at April 30, 2021, we had $25,000 in cash and deferred offering costs of $443,150. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of operations and known trends or future events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after consummation of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective business combination candidates. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and capital resources

As indicated in the accompanying financial statements, at June 30, 2021, we had $95,000 in cash and a working capital deficit of $565,679. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. The Operating Partners’ plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful.

Our liquidity needs have been satisfied prior to completion of this offering through receipt of $25,000 from the sale of the founder shares to our sponsor and Metric, and loans extended to us of up to $300,000 by our sponsor under an unsecured promissory note. As of June 30, 2021, we have borrowed $188,804 under the promissory note with our sponsor. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1,735,000, the underwriting discounts and commissions of $2,030,485 (or $2,335,058 if the underwriter’s over-allotment option is exercised in full) (excluding deferred underwriting discounts and commissions of $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full)), and (ii) the sale of the private placement warrants for a purchase price of $4,936,508 (or up to $5,095,733 if the underwriter’s over-allotment option is exercised in full), will be $201,171,023 (or $231,025,675 if the underwriter’s over-allotment option is exercised in full). Of this amount, $200,000,000 (or $230,000,000 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account, which includes $7,000,000 (or $8,050,000 if the underwriter’s over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining approximately $1,171,023 (assuming that the underwriter’s over-allotment option is not exercised) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,735,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,735,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting discounts and commissions) to complete our initial business combination. We may withdraw interest income to pay franchise and income taxes. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum per annum amount of annual franchise taxes payable by us as a Delaware corporation, which we may pay from funds from this offering held outside of the trust account or from interest earned on the funds held in the trust account and released to us for this purpose. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. Based on current interest rates, we expect that the interest earned on the trust account, net of income taxes, will be sufficient to pay Delaware franchise taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the consummation of our initial business combination, we will have available to us the approximately $1,171,023 (assuming that the underwriter’s over-allotment option is not exercised) of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In addition, in order to finance transaction costs in connection with an initial business combination, our sponsor or an affiliate of our sponsor or any of our officers and directors may, but are not obligated to, loan us funds as may be required. Further, if our sponsor elects to extend the period of time to consummate our initial business combination beyond 12 months, our sponsor (or its affiliates or designees) may be required to deposit additional funds into the trust account in the form of a loan to us, as described under the heading “Proposed Business—Ability to Extend Time to Complete Our Initial Business Combination.” If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $4,600,000 of such loans that may be extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be, may be converted into warrants, at a price of $1.50 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans or warrants, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the consummation of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or designees or our directors or officers as we do not believe third parties will be willing to loan such funds and waive any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $325,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $110,000 for legal and accounting fees related to regulatory reporting obligations; $170,000 for the NYSE continued listing fees; $240,000 for administrative support and services; and approximately $326,023 for working capital to cover miscellaneous expenses (including franchise taxes net of anticipated interest income).

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account and the proceeds from the issuance of the forward purchase securities, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the consummation of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of our internal controls. We expect to assess the internal controls of our target business or businesses prior to the consummation of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, the Operating Partners’ involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and qualitative disclosures about market risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related party transactions

In April 2021, our sponsor and Metric purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.004 per share with (i) our sponsor purchasing an aggregate of 4,605,750 founder shares for a purchase price of $20,025 and (ii) Metric purchasing an aggregate of 1,144,250 founder shares for a purchase price of $4,975. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the issued and outstanding shares upon completion of this offering. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. If we increase or decrease the size of the offering we will effect a stock split or stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to the shares of our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Up to an aggregate of 750,000 founder shares consisting of up to 600,750 founder shares held by our sponsor (or its permitted transferees) and up to 149,250 founder shares held by Metric (or its permitted transferees) will be subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised so that our initial stockholders will maintain ownership of 20% of the issued and outstanding shares of our common stock upon the completion of this offering.

Certain anchor investors (none of whom are affiliated with our sponsor, officers or directors or Metric), have expressed to us an interest in purchasing an aggregate of approximately $230,000,000 of units in this offering (which amount will not change if the underwriter’s over-allotment option is exercised), at the public offering price. No anchor investor will purchase more than 9.9% of the units offered in this offering. We have agreed to direct the underwriter to sell units to the anchor investors, subject to our satisfying the NYSE initial listing requirement that we have a minimum of 300 round lot holders of our units. It is anticipated that the anchor investors will own, in the aggregate, approximately 85.8% of the outstanding shares of our common stock (or approximately 85.1% if the underwriter’s over-allotment option is exercised in full) upon the completion of this offering. Our sponsor and Metric have entered into an investment agreement with each of the anchor investors pursuant to which such anchor investors have purchased in the aggregate 1,452,654 founder shares from our sponsor and Metric at approximately $0.004 per share (which is our sponsor’s and Metric’s cost for acquiring such shares). In the event an anchor investor is allocated by the underwriter the full amount of units for which it provided an indication of interest but does not purchase in full such amount of allocated units, it will forfeit back to our sponsor and Metric all of the founder shares such anchor investor purchased. The founder shares owned by the anchor investors are subject to additional restrictions as described under the section of this prospectus entitled “Description of Securities—Founder Shares.”

Commencing on the date that our securities are first listed on the NYSE, we have agreed to pay our sponsor a total of $10,000 per month for administrative support and services. Upon consummation of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the consummation of this offering, our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due on the earlier of December 31, 2021 or at the closing of this offering. As of June 30, 2021, we have borrowed $188,804 under the promissory note with our sponsor. The loan will be repaid upon the closing of this offering out of the estimated $1,735,000 of offering expenses.

In addition, in order to finance transaction costs in connection with an initial business combination, our sponsor or an affiliate of our sponsor or any of our officers and directors may, but are not obligated to, loan us funds as may be required. Further, if our sponsor elects to extend the period of time to consummate our initial business combination beyond 12 months, our sponsor (or its affiliates or designees) may be required to deposit additional funds into the trust account in the form of a loan to us, as described under the heading “Proposed Business—Ability to Extend Time to Complete Our Initial Business Combination.” If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $4,600,000 of such loans that may be extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be, may be converted into warrants, at a price of $1.50 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans or warrants, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the consummation of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or designees or our directors or officers as we do not believe third parties will be willing to loan such funds and waive any and all rights to seek access to funds in our trust account.

Our sponsor and Metric have committed, pursuant to a written agreement, to purchase an aggregate of 3,291,005 private placement warrants (or 3,397,155 private placement warrants if the underwriter’s over-allotment option is exercised in full) at a price of $1.50 per warrant ($4,936,508 in the aggregate, or $5,095,733 in the aggregate if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Of the total private placement warrants, our sponsor will purchase 2,583,333 warrants, and Metric will purchase 707,672 (or 813,822 if the underwriter’s over-allotment option is exercised in full) warrants. Each whole private placement warrant is exercisable for one share of our Class A common stock at $11.50 per share. Our sponsor and Metric will each be permitted to transfer the private placement warrants held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to it, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor or Metric. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable, assignable or salable until 30 days after the consummation of our business combination. The private placement warrants will be non-redeemable so long as they are held by our sponsor, Metric or their respective permitted transferees. The private placement warrants may also be exercised by the sponsor, Metric and their respective permitted transferees for cash or on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period.

Pursuant to a letter agreement we will enter into with our sponsor and Metric, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part, our sponsor and Metric shall each agree to vote all of the founder shares as to which they are entitled to exercise voting rights in favor of each director nominated by our board of directors for election to our board of directors. Further, Metric agrees that, if in connection with the initial business combination, our sponsor agrees to any sale, transfer, forfeiture, vesting arrangement, restructuring or modification of any of the terms of, or any other arrangement or modification that would impose restrictions on the transferability or exercisability of, any or all of the founder shares and/or private placement warrants owned or acquired by the sponsor, the founder shares and private placement warrants owned by Metric will be treated in the same manner and to the same extent.

Pursuant to a registration and stockholder rights agreement we will enter into with our sponsor and Metric and the investment agreements we will enter into with the anchor investors, in each case, on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act for these holders. These holders and holders of warrants issuable upon conversion of loans extended to us are entitled under the registration and stockholder rights agreement to make up to three demands (or one demand in the case of Metric) that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration and stockholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described in this prospectus. We will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Off-balance sheet arrangements; commitments and contractual obligations; quarterly results

As of April 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an

“emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Our company

We are a newly incorporated blank check company formed as a Delaware corporation whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. We have not identified any business combination partner and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to any potential business combination with us.

We intend to focus our efforts on identifying prospective opportunities that provide technology-enabled solutions with high-growth, mission-critical applications in government and commercial markets. Our objective is to leverage the experience our seasoned Operating Partners have in leading and growing technology-focused organizations in both the public and private markets to effect an initial business combination that delivers value to our stockholders.

The FLAG team plans to implement a sourcing strategy that leverages the Operating Partners’ extensive network of long-standing relationships to identify potential business combination partners. We seek to undertake a business combination with a company or companies that we believe are likely to benefit from the operational experience and leadership of our collective team. The Operating Partners intend to leverage its substantial industry experience and global relationships with the goal of providing potential business combination partners with benefits that will create long-term value to our stockholders. We believe we can facilitate operational, financial, strategic and managerial improvements in the prospective combination partner company in order to achieve long-term sustainable growth for its stockholders.

The six Operating Partners on our team are William J. Weber, Michael J. Alber, Jeffrey D. MacLauchlan, Michael Papadales, Thomas A. Vecchiolla, and Marybeth A. Wootton. Each of our Operating Partners, directors and Advisor Partners is a member of a series of our sponsor, First Light Acquisition Group, LLC, a Delaware series limited liability company, and an entity controlled by Mr. Weber is the manager of each series of our sponsor.

We are not required to complete our initial business combination with a company or companies that provide technology-enabled solutions with high-growth, mission-critical applications in the government and commercial markets. We may pursue our initial business combination outside of such markets. We may seek to acquire established businesses that we believe are fundamentally sound but potentially in need of financial, operational, strategic or board-level insight to maximize value. We may also look at earlier stage companies that exhibit the potential to change the industries in which they operate, and which may offer the potential of sustained high levels of revenue and earnings growth.

Our competitive strengths

We believe the FLAG team has a broad set of capabilities that will enable us to source, evaluate and execute a business combination for our stockholders and position a prospective partner company for success. The FLAG team has far-reaching and long-standing global relationships with relevant industry executives, management teams, multi-national corporations, financial institutions, security and defense agencies, U.S. and global government leaders and multi-industry experts that we believe will contribute to our success. It is our belief that a prospective combination partner will benefit meaningfully from our competitive strengths, which include:

•

Seasoned and extensive industry experience as founders, operators, investors and board members in target end markets. The FLAG team has experience developing and growing technology-centric businesses from inception through maturity, with a focus on solving mission-critical problems for U.S. government and commercial customers at scale. We believe that our ability to identify differentiated technology, talent and business models, based on first-hand experience, will provide us with an advantage as we evaluate prospective partner companies in the market.

•

Ability to assess and execute transactions with leading technology companies. The FLAG team is an experienced investment team with a track record of identifying and evaluating potential acquisitions with the objective of delivering value for its stockholders. The FLAG team will utilize its global M&A experience to apply structuring and execution best practices to a transaction with a potential business combination partner. The team has extensive experience sourcing and completing M&A transactions in public and private markets with companies, both small and large. Through these transactions, the team has acquired substantial experience conducting due diligence, completing extensive negotiations and successfully closing transactions. Many of these transactions have been facilitated by equity and debt capital markets financings. Further, we believe that we can leverage our collective experience and relationships to offer value-added support to a prospective partner company following a transaction to further enable growth and profitability.

•

Expertise in identifying and evaluating emerging technologies. The FLAG team is experienced in assessing the potential market for emerging technologies, as well as identifying specific technologies for investment and understanding the optimal roadmap for bringing such technologies to market. An important element of this process is evaluating which technologies and use cases will transition from prototype and initial product development to full-rate production. In addition, the FLAG team collectively has access to customer relationships and markets with significant barriers to entry that we believe can accelerate the commercial adoption of these emerging technologies. Further, we believe such experience, expertise and access will be highly valued by a prospective partner company.

•

Experience in public and private domains in relevant end markets. In light of its collective operating and M&A experiences, the FLAG team believes that it has the capability to navigate the relationships that exist between the public and private domains. The FLAG team has extensive experience catalyzing accelerated and profitable growth through the acquisition of large cap, middle-market and smaller companies that operate in both the public and private domains. We will utilize the FLAG team’s experience developed over decades of managing and operating publicly traded entities and our understanding of the dynamics involved thereof to help prepare a prospective partner company for the regulatory rigors of operating as a publicly traded company. We expect that an essential aspect of the evaluation process to be undertaken in connection with our initial business combination will include collaborating with the prospective partner company’s leadership team to assess its readiness to become a publicly traded company.

•

Positioned to provide sustained support and leadership to the selected combination partner. The FLAG team offers a wide range of skill sets and experiences from which the selected combination partner can draw upon in ways that are tailored to its specific needs. In addition, we believe that our ability to leverage the FLAG team’s experience and relationships to prepare and position the selected combination partner for success is a competitive advantage.

•

Access to a robust proprietary sourcing network. The FLAG team will leverage the extensive network of our Operating Partners, directors and Advisor Partners to source potential business combination partners. The FLAG team has established long-standing relationships with industry advisors, investors and consultants across the technology sector through which to source potential business combination partners. We believe that these unique relationships provide a foundation for a strong proprietary sourcing network.

FLAG team

We believe that the initial business combination partner will benefit from the operational, technical, and investment expertise and experience provided by seasoned members of the FLAG team. We also believe the FLAG team’s extensive industry and global government relationships will play a vital role in creating long-term value for our stockholders. The FLAG team has a track-record of operating complex publicly traded and privately held companies and evaluating and executing M&A transactions ranging in size from hundreds of millions of dollars to multiple billion dollars, as well as generating significant organic growth to increase stockholder value. The FLAG team has a diverse set of experiences that arise from holding senior positions in government and the private sector and that cover multiple geographic areas and technologies. The FLAG team intends to identify and consider potential business combinations with partners that value the opportunity to leverage the team’s diverse and extensive experience for the continued development of the combined entity.

Our Operating Partners

Each of our Operating Partners holds founder shares and, following the completion of this offering, will hold private placement warrants, in each case, through his or her interest in our sponsor.

William J. Weber

William J. Weber has served as our Chief Executive Officer, President and Chairman of our board since our founding in March 2021. Mr. Weber is an experienced executive with several successful exits to his credit and has more than 30 years of experience leading technology and solutions organizations in both the public and private sectors.

He most recently served as president, CEO and board member of KeyW Corporation (NASDAQ: KEYW). KeyW excelled in agile cyber operations and warfare, data analytics and geospatial intelligence solutions for U.S. government intelligence and defense customers, and commercial enterprises. Mr. Weber successfully led the company through a 3+ year transformation focusing on consistent growth and operational discipline, augmented by divestitures and acquisitions to support its core strategy, which culminated in the sale of KeyW to Jacobs Engineering Group (NYSE: J) for an industry-leading sales multiple in June 2019.

Before joining KeyW in October 2015, Mr. Weber served as the president and chief operating officer of XLA, a privately held technology firm supporting the areas of national security and diplomacy. Prior to XLA, he served as president of Kaseman, a privately held professional services firm supporting the U.S. government in nation building and foreign policy assistance. He has also held senior executive positions, each focused on generating new solutions and growth, with GTSI, McData Corporation, CNT Corporation, Inrange Technologies, International Network Services and AT&T. He currently serves on the boards of Modus eDiscovery, Buchanan Edwards, and America’s Warrior Partnership. He is also the managing principal of WJW Advisors, LLC, a management consultant firm which serves executives and board of directors of both public and private corporations.

We believe that Mr. Weber’s leadership ability and track record of delivering results and accelerated growth bring valuable experience to our company, and his ability to navigate industry changes makes him a clear choice to lead our company.

He is a veteran U.S. Army Officer, is an Airborne Ranger, and was awarded the Bronze Star for actions during Operation Desert Storm. He holds a Bachelor of Science degree from Washington University in St. Louis and is a graduate of The Executive Program at the University of Virginia Darden School of Business.

Michael J. Alber

Michael J. Alber has been our Chief Financial Officer and Secretary since March 2021. Mr. Alber has an extensive career spanning over 35 years in the areas of corporate finance, accounting, capital markets, treasury, risk allocation and mergers and acquisition. He currently serves as a board member (special security agreement) of AceInfo Tech (a subsidiary of Dovel Technologies) and has been on the board since December 2020. An accomplished financial professional, he was most recently the Chief Financial Officer and Executive Vice President of KeyW (NASDAQ: KEYW), from June 2016 until its sale to Jacobs (NYSE: J) in June 2019. During this period, he led several capital market transactions along with two strategically important M&A transactions, including the ultimate sale that resulted in an industry-leading sales multiple.

Mr. Alber served as a Principal with Growth Strategy Leaders, a business and financial consulting firm (specializing in M&A and due diligence support), from April 2015 to May 2016. From May 2012 to March 2015, Mr. Alber served as Chief Financial Officer and SVP at Engility Holdings, Inc. (NYSE: EGL) a $2.5 billion technology services and solutions provider to the U.S. government worldwide. During this period, he supported the company’s spin-out from L3 Technologies as a stand-alone publicly traded company. Also, during this period, he led the financial and capital markets activities related to two M&A transactions, including one that resulted in a change in control.

Prior to Engility, Mr. Alber held the position of Chief Financial Officer and Treasurer at Alion Science and Technology from 2007 to 2012. He has also held senior executive positions at SAIC (NYSE: SAIC) for 18 years, where he served as a Senior Vice President and Group Controller. Prior to SAIC, Mr. Alber was the Director of Finance at Network Solutions, Inc.

We believe Mr. Alber’s significant experience in the government solutions and products industry and his leadership positions with large public companies will serve our company well. We believe our company benefits from his diverse experience running financial operations in both services and technology centric organizations.

Mr. Alber received his Bachelor of Science degree from George Mason University in Business Administration with a concentration in finance and subsequently completed an Advance Management Program at Georgetown University’s McDonough School of Business.

Jeffrey D. MacLauchlan

Jeffrey D. MacLauchlan serves as an Operating Partner of our company. Mr. MacLauchlan has 39 years of experience in the areas of corporate and operating finance, corporate development and corporate strategy in the aerospace and defense industries. Mr. MacLauchlan has a track record of success in senior operating finance roles, acquisition and divestiture transaction execution, technology investing and corporate strategy involving parties across various parts of the world, including the United States, Europe, Asia and Australia.

He has been active for the last two years in several consulting engagements with financial institutions, a major consulting firm, and corporate clients.

Previously, from September 2014 to November 2018, he was the SVP of Corporate Development for Rockwell Collins, where he was responsible for strategy, M&A, corporate communications, investor relations, and technology licensing. He joined the company with a mandate to lead the organization through a planning process that would return the organization to growth. Working closely with the board of directors, including designing and implementing a new committee structure, he led a multi-year process with the CEO that led to the acquisition of BE Aerospace, one of the leading providers of aircraft interiors, for approximately $8.6 billion. Subsequently, Mr. MacLauchlan led an M&A process culminating in the ultimate sale of Rockwell Collins to United Technologies for approximately $30 billion.

Prior to Rockwell Collins, Mr. MacLauchlan spent over 32 years with Lockheed Martin and its predecessor organization Martin Marietta in various roles of increasing responsibility. At Lockheed Martin, he was the Vice President of Corporate Development from 2009 to 2014 and Vice President of Finance and Operations from 2005 to 2009, leading numerous acquisitions and divestitures. During his time at Lockheed Martin, he also led an Emerging Technology Fund with an investment amount of more than $100 million, investing in a dozen technology startups generating financial returns in addition to operating leverage to the core business. Earlier leadership roles included senior management assignments at several Lockheed Martin reporting segments, and Corporate Director of Financial Planning, where he was responsible for leadership of the annual corporate sales, earnings and cash flow planning process, and capital and R&D investment planning. He began his career as a

Financial Analyst in 1982 working on the Aegis program engineering development and the initial B-1B manufacturing.

He is a 1982 graduate of the University of Maryland with a Bachelor of Science degree.

Michael Papadales

Michael Papadales serves as an Operating Partner of our company. Mr. Papadales is an executive with significant strategy and M&A experience in the aerospace, defense, and emerging technology markets. He has operational experience focused on turnarounds, accelerating growth strategies and maximizing businesses’ competitive positioning.

Since June 2019 until most recently, Mr. Papadales served as Senior Vice President of Strategy & Investments at ST Engineering North America (“ST”), the U.S. subsidiary of Singapore Technologies Engineering Ltd (SGX: S63), a global technology, defense and engineering group with a diverse portfolio of businesses across the aerospace, emerging technology, transportation, defense and public security sectors.

Mr. Papadales joined ST to assist in the restructuring of its North America portfolio, comprised of 15 operating business units across defense, satellite communications and aerospace markets. He had responsibility for all corporate strategy, M&A and corporate venture activities in North America. During his time at ST, the company completed two satellite communications acquisitions, restructured its portfolio, and initiated numerous operational efficiency initiatives.

Mr. Papadales joined ST from IAP Worldwide Services (“IAP”), a private equity owned government services provider supporting the areas of national security and defense services, where he served as Vice President of Corporate Strategy and Development. During his tenure, his responsibilities spanned across numerous functions, including strategic planning, M&A, government relations and external communications. Mr. Papadales led strategy development and execution efforts, including expansion of the business into new market verticals (aviation supply chain management and IT services) through two acquisitions from DRS Technologies. He also led numerous organizational design efforts, realigning the corporate organizational structure and functions to support the turnaround of such businesses and accelerate their growth.

Prior to joining IAP, Mr. Papadales spent over 11 years at a leading aerospace, defense and government services management consulting firm, Avascent Group. During his time at Avascent, Mr. Papadales led numerous strategy and M&A transaction due diligence engagements for Fortune 500 companies, private equity sponsors, and emerging high-tech companies. His efforts for clients focused on evaluating new market entry strategies, investment case analysis, and organizational alignment for growth strategies.

He graduated cum laude with distinction from Otterbein University with a Bachelor of Arts in Business Administration and Economics.

Thomas A. Vecchiolla

Thomas A. Vecchiolla serves as a director and an Operating Partner of our company. An aerospace and defense industry executive, Mr. Vecchiolla has over 40 years of experience in leadership, global sales and operations, organic and inorganic growth, global customer relationships, resource management, and organizational effectiveness. He is also a director of Gencor Industries, Inc., a manufacturer of heavy machinery. Prior to joining our company, he was most recently Chairman, Chief Executive Officer and President of ST since September 2018. Mr. Vecchiolla led the U.S. sector of Singapore Technologies Engineering Ltd on its increase in growth and profitability, which included restructuring, integration, shared service implementation, creating new business opportunities as well as acquisitions and divestures. He held a number of board positions including serving on ST’s Special Security Agreement board. He joined ST after establishing his own aerospace and defense consulting firm, Artisan Consulting, LLC, in September 2017. He was also associated with The Boston Consulting Group as a Senior Advisor.

Prior to September 2017, Mr. Vecchiolla was with the Raytheon Company, now Raytheon Technologies Corporation, (“Raytheon”) for over 15 years. As the President of Raytheon International, Inc., he led the expansion of international revenue and profitability as he was responsible for the establishment of several new international operating companies, as well as the company’s international strategy, sales, marketing, and world-wide customer relationships with 17 global offices. He led Raytheon’s engagement with U.S. departments of State, Commerce, and Defense as well as the National Security Council, with responsibility for Raytheon’s international revenue. He previously was a sector Vice President for Raytheon’s Integrated Defense Systems business. Prior to his employment with Raytheon, Mr. Vecchiolla was a Vice President with Commerce One, a leading e-government solutions provider.

During his public sector career, Mr. Vecchiolla served as the National Security and Military Affairs advisor for Senator Olympia Snowe, who held prominent roles on the Senate Armed Services, Commerce and Budget committees. In addition, he was a Brookings Institute Legislative Fellow on the staff of then Senator William S. Cohen, with responsibilities on national defense issues.

Mr. Vecchiolla had a distinguished career as a Naval Officer, and retired at the rank of Captain, U.S. Navy, after serving 22 years on active duty. Upon commissioning, Mr. Vecchiolla completed flight training and was designated as a Naval Aviator. During his years of service, he completed multiple operational assignments into the western Pacific, Indian Ocean and the Arabian Gulf and was Commanding Officer of a squadron in San Diego, CA. He held multiple roles in several assignments in the Pentagon and is certified as a Department of Defense Acquisition Professional.

Mr. Vecchiolla holds a Bachelor of Science from the U.S. Naval Academy and a Master of Science from the University of Southern California. He maintains his certifications as a general aviation pilot and is a “Wash100” award recipient.

Marybeth A. Wootton

Marybeth A. Wootton serves as an Operating Partner of our company. Ms. Wootton is an operational and technical leader with nearly 30 years of experience across the federal government and commercial sectors. She has a track record in global business development and operations, M&A, divestitures and integration.

From November 2018 to January 2020, Ms. Wootton served as Vice President of the Enterprise Solutions division at Novetta, a Carlyle Group company, following its acquisition of Berico Technologies (“Berico”) in November 2018. For nine years prior to the acquisition by Novetta, she was CEO of Berico, and a member of its board of directors. Berico was a leading technology company focused on developing cloud engineering and mission-focused analytic solutions for U.S. government agencies.

Ms. Wootton joined Berico in 2010 and supported the company’s founders with several spin-offs during 2011 and 2012, spawning five other successful technology start-ups. She supported the structuring and establishment of those divested legal entities, two of which were subsequently acquired, and two of which are currently venture capital-backed.

In 2012, Ms. Wootton was named Board Member, President and CEO of Berico where she led the execution of Berico’s strategy to deliver technology-enabled services for federal customers. Ms. Wootton and her team successfully drove significant revenue growth through winning multiple prime contracts with federal government customers. In 2018, she was recognized by the Northern Virginia Chamber of Commerce as the Gov Con Executive of the Year for companies up to $75 million.

Prior to joining Novetta and Berico, Ms. Wootton was Vice President of Strategy and Vice President of Performance Excellence at BAE Systems, where she supported global initiatives examining new business investments and acquisition opportunities. She supported the operational integration of multiple BAE Systems acquisitions ranging in size from $200 million to larger than $4 billion and oversaw the consolidation of financial, HR and central resource management systems to drive operational efficiencies.

Ms. Wootton started her career at Price Waterhouse’s consulting business, which later became PricewaterhouseCoopers (“PwC”), and subsequently was acquired by IBM. She led multiple technical consulting engagements with Fortune 100 companies in the Financial Services, Insurance, and Pharmaceutical sectors. She led the business development effort and financial account management for several Intelligence Community customers at IBM. Other notable projects at PwC include working on the corporate integration team for the federal practice during the Price Waterhouse and Coopers & Lybrand merger in 1998 and working on the integration team after IBM’s purchase of PwC’s consulting business in 2001.

She has a Master of Business Administration in Finance from The Wharton School of Business at the University of Pennsylvania, and a Bachelor of Science in Economics from Harvard University.

Our Board of Directors

William J. Weber and Thomas A. Vecchiolla are our current directors. The following individuals are our director nominees and will serve as directors of our company (together with Messrs. Weber and Vecchiolla) after completion of this offering. Each of our directors holds founder shares and, following the completion of this offering, will hold private placement warrants, in each case, through his or her interest in our sponsor.

Michael C. Ruettgers (Lead Independent Director Nominee)

Michael C. Ruettgers has over 30 years of experience as a senior leader and board member for leading public and private technology companies. Mr. Ruettgers is the former Chairman and Special Advisor for EMC Corporation (“EMC”). EMC was one of the world leaders in products, services, and solutions for information storage and management. He joined EMC in 1988, and served as CEO from 1992 until January 2001, leading the company in a decade-long trajectory of accelerating profitable growth. During his tenure, EMC’s revenues grew from approximately $385 million in 1992 to approximately $8.8 billion in 2000 and he was named one of the “World’s Top 25 Executives” by BusinessWeek, one of the “Best CEOs in America” by Worth Magazine, and one of the “25 Most Powerful People in Networking” by Network World.

Mr. Ruettgers has been a frequent speaker at events globally, including the World Economic Forum, Harvard University Nieman Fellows seminars, the Park Distinguished Lecture at Cornell’s Johnson Graduate School of Management, and major IT industry conferences. He spent much of his early career with the Raytheon Company, where he played a key role in the Patriot Missile Program. In November 2002, Mr. Ruettgers was inducted into the CRN Industry Hall of Fame, joining a select group of the innovators, entrepreneurs, and leaders who have helped shape and expand the global IT industry. He is an active and former board member for several organizations, including the Raytheon Company, Keane, Inc., Perkin-Elmer, Inc., Gigamon Inc., Forcepoint, Crosscom, Wolfson Microelectronics, Virsec Systems Inc., Lumicell, Inc. and The Orvis Company, Inc. He is also a member of WGBH Boston’s public broadcasting scientific advisor board, serves as a director of the New England Chapter of National Association of Corporate Directors, and is an advisor to Boston’s Museum of Fine Arts. Mr. Ruettgers holds a Bachelor of Science from Idaho State University and a Master of Business Administration from Harvard Business School.

Admiral William J. Fallon (Independent Director Nominee)

Admiral William J. Fallon retired from the U.S. Navy in 2008 after a distinguished 40-year career of military and strategic leadership. He has led U.S. and allied forces in eight separate commands and played a leadership role in military and diplomatic matters at the highest levels of the U.S. government.

As head of U.S. Central Command, Admiral Fallon directed all U.S. military operations in the Middle East, Central Asia and the Horn of Africa, focusing on combat efforts in Iraq and Afghanistan. He led the U.S. Pacific Command for two years, directing political-military activities in the Asia-Pacific region. His achievements include a resumption of military engagement with China, new outreach to India, a new agreement on a strategic framework with Japan, and humanitarian assistance to the victims of the 2004 Tsunami in Southeast Asia. He also served as the Presidential Envoy to Japan, handling bi-lateral relations after the collision of a U.S. submarine and a Japanese fishing vessel.

On September 11, 2001, Admiral Fallon was serving in the Pentagon as Vice Chief of the Navy. He personally directed the recovery of the Navy staff in the wake of the attack and led in the planning of the retaliatory attacks on Al Qaeda and Taliban forces in Afghanistan. He later commanded the U.S. Atlantic Fleet and U.S. Fleet Forces Command, with responsibility for the readiness of U.S. Naval forces worldwide.

Admiral Fallon began his Navy career as a combat aviator flying from an aircraft carrier during the Vietnam War and participated in many vital U.S. military operations during the Cold War. He led a Carrier Air Wing in combat during the Gulf War of 1991, and commanded a Navy Battle Group and the U.S. 6th Fleet Battle Force during NATO military operations in Bosnia.

Admiral Fallon was a Robert E. Wilhelm Fellow at the Massachusetts Institute of Technology, Center for International Studies. He serves on the Global Affairs Advisory Board of Occidental College and the Advisory Board of the Institute for the Study of Diplomacy at Georgetown University. He is a graduate of Villanova University, the U.S. Naval War College, the National War College, and has a Master of Arts in International Studies from Old Dominion University.

Admiral Fallon is Vice Chairman of the Board of CounterTack Inc., a company in the cyber security business, serves on the board of FastData.io, is a partner in Tilwell Petroleum, LLC, and Global Alliance Advisors, LLC, a Washington based consulting group, is an advisor to several other businesses and is a Senior Fellow at the Center for Naval Analyses. He has been a member of an Experts Panel to the Congressional Commission on the Strategic Posture of the U.S. and served as Co-Chair of the Center for Strategic and International Studies Commission on Smart Global Health Policy and Co-Chair of the National Association of Corporate Directors 2009 Blue Ribbon Commission on Risk Management. He is a member of the Council on Foreign Relations and the Board of the American Security Project.

Jeanne C. Tisinger (Independent Director Nominee)

Jeanne C. Tisinger has extensive experience delivering the enabling technology and business services for the Central Intelligence Agency’s (“CIA”) global operations. As former Deputy Director of CIA for Support (“DDS”) she reported to the Director of the CIA and was responsible for cyber/personnel/physical security, infrastructure, finance, supply chain management, real estate acquisition and management, medical, human resources, and associated information technology.

Prior to her role as DDS, Ms. Tisinger served as CIA’s Chief Information Officer, where she held worldwide responsibility for Enterprise Information Technology strategy, architecture development, infrastructure operations, software development, and service delivery. She drove enhancements to the CIA’s resiliency posture and significantly advanced inter- and intra-agency collaboration capabilities. She constructed and executed the CIA’s acquisition strategy for commercial cloud services, resulting in the partnership with Amazon to provide an Amazon Web Services cloud for the Top Security Intelligence Community (“IC”) Marketplace, while concurrently enhancing the IC’s cyber security posture.

Ms. Tisinger is currently a senior advisor for Mastercard’s executive leadership team. She also serves as a consultant on technology strategy, cyber defense, shared services and workforce inclusion for a variety of clients including financial services, technology solutions providers, energy, and national defense.

In addition, Ms. Tisinger serves as an independent director for Midwest Reliability Organization, which is an organization that oversees the mitigation of risks to the safety and security of North America’s bulk-power system, and for Satelles, Inc., which is a secure and resilient position, navigation and timing service that compliments and backs up the global positioning system operated by the U.S. Department of Defense. Ms. Tisinger also serves as an independent director of Northwest Federal Credit Union, a $4.2 billion cooperative association. Additionally, she is a member of Peraton’s Federal Advisory Board, a member of the board of advisors of Virginia Tech’s Hume Center for National Security and Technology and a member of the board of directors of the CIA Officers’ Memorial Foundation, which benefits the survivors of fallen CIA officers.

Ms. Tisinger was the recipient of the Presidential Meritorious Rank Award and the Presidential Distinguished Rank Award (reserved for the top 1% of Federal Senior Executives). Ms. Tisinger was named by Washingtonian magazine as a Top 100 Tech Titan for the National Capital Region, Information Week’s Top 25 Public CIO’s, and FedScoop’s top 10 Most Influential Women in Federal IT.

Our Advisor Partners

FLAG will also benefit from the guidance of its Advisor Partners. Each of our Advisor Partners holds founder shares and, following the completion of this offering, will hold private placement warrants, in each case, through his or her interest in our sponsor.

General James E. Cartwright

General James E. Cartwright retired from active duty on September 1, 2011, after 40 years of service in the U.S. Marine Corps. General Cartwright served as commander, U.S. Strategic Command, before being nominated and appointed as the eighth vice chairman of the Joint Chiefs of Staff, the nation’s second highest military officer. General Cartwright served his four-year tenure as vice chairman across two presidential administrations and constant military operations against diverse and evolving enemies. He became recognized for his technical acumen, vision of future national security concepts, and keen ability to integrate systems, organizations, and people in ways that encouraged creativity and sparked innovation in the areas of strategic deterrence, nuclear proliferation, missile defense, cybersecurity, and adaptive acquisition processes.

Born in Rockford, Illinois, he attended the University of Iowa and was commissioned as a second lieutenant in the Marines in 1971. He was both a naval flight officer and naval aviator who flew the F-4 Phantom, OA-4 Skyhawk, and F/A-18 Hornet. In 1983, he was named Outstanding Carrier Aviator of the Year by the Association of Naval Aviation.

General Cartwright graduated with distinction from the Air Command and Staff College, received a Master of Arts in National Security and Strategic Studies from the Naval War College, completed a fellowship with the Massachusetts Institute of Technology, and was honored with a Naval War College Distinguished Graduate Leadership Award.

General Cartwright currently serves as a member of the Board of Governors for Wesley Theological Seminary and is on the Boards of Directors for IP3 Security Corporation and Beyond Aerospace. General Cartwright has served on the Secretary of Defense’s Defense Policy Board, the Raytheon Company’s board of directors, the Federal Advisory Board for Accenture Federal Services, the Total Administrative Services Corporation’s advisory board, and was a defense consultant for ABC News. In addition, he was the inaugural holder of the Harold Brown Chair in Defense Policy Studies for the Center for Strategic & International Studies and a senior fellow at the Harvard Belfer Center.

General Cartwright is also an adviser for several corporate entities involved in global management consulting; technology services and program solutions; predictive and big data analytics; and advanced systems engineering, integration, and decision-support services. He serves as an adviser to Enlightenment Capital, North Atlantic Industries, Expression Networks, and IxReveal. In addition, he was a member of the SpaceX National Security Space Strategic Advisory Committee as well as a consultant for AT&T Government Solutions and Logos Technologies. General Cartwright is also affiliated with a number of professional organizations including the Aspen Strategy Group, The Atlantic Council, Council on Foreign Relations, National Council on Election Integrity, and the Nuclear Threat Initiative.

Lynn A. Dugle

Lynn A. Dugle has more than 30 years of executive leadership experience in defense, intelligence and high-tech industries. As the former Chief Executive Officer and Chairman of Engility Holdings, Inc. (NYSE: EGL), Ms. Dugle brings valuable experience in leading the development of large businesses with a focus on information, technology and security matters. Prior to her role at Engility, Ms. Dugle was responsible for advanced cyber solutions, cyber security services and information-based solutions at the Raytheon Company.

Ms. Dugle also has leadership experience with respect to strategy and global operations, including with respect to engineering, technology and quality functions.

Ms. Dugle joined Engility in 2016 and formerly served as Engility’s chief executive officer, president and chairman of the board of directors before leading the sale of the company to SAIC (NYSE: SAIC) in 2019.

Prior to joining Engility, Ms. Dugle spent more than a decade in senior management positions at the Raytheon Company and retired from the company in March 2015 as the Raytheon Company’s Vice President and President of Raytheon Intelligence, Information and Services which housed Raytheon’s Cyber and Special Operations division. Prior to her role as President, Ms. Dugle was vice president of engineering, technology and quality for the former Raytheon Network Centric Systems. Before joining Raytheon in April 2004, Ms. Dugle held a number of officer-level positions culminating in a general management role with ADC Telecommunications.

Ms. Dugle earned a Bachelor of Science in technical management and a Bachelor of Arts in Spanish from Purdue University. She received a Master of Business Administration from The University of Texas at Dallas.

Ms. Dugle is a director of KBR, Inc., serving as the chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. In addition, she is a director of Micron Technology, Inc., serving as the chairman of the Security Committee and a member of the Audit Committee. Ms. Dugle is also a director of TE Connectivity, serving as a member of the Audit Committee. In addition, Ms. Dugle serves on the board of Avantus Federal and is the executive chairman of a non-profit, ZOE Empowers.

Thomas W. Nash

Thomas W. Nash is a change leader, business strategist and international public speaker. He has led Xalles Holdings Inc. since its inception and reverse merger in 2015. From 1996 until 2015, he led Xalles Limited and its predecessor companies. Xalles Holdings is a fintech holding company, acquiring companies to drive new revenue and asset appreciation within the financial technology and payment industry. Xalles provides payment solutions and IT services to support government, business, and consumer financial transactions.

Mr. Nash has experience in mergers and acquisitions, financial services, international corporate structures, financial investment contracts and exit strategies, including IPOs. He also has expertise in the financial supply chain and payment services. He has provided strategic business advice to more than 200 firms worldwide from small firms to Fortune 500 firms, and multiple international governments. During his career he led large fintech projects within the U.S. Department of Defense, the Department of Homeland Security, and major banks.

Mr. Nash also leads 2B Investment Management Inc. as the General Partner of the Fintech Opportunity Fund, LP. In addition, he is an independent member of the board of directors of Plymouth Rock Technologies Inc., a defense and security engineering firm.

Craig R. Reed, Ph.D.

Craig R. Reed, Ph.D., has over 35 years of experience in government contracting leadership roles, working in firms providing systems, solutions, and services to the U.S. government across defense, intelligence, and federal civilian agency markets.

Throughout his career, Dr. Reed has worked extensively across the space and intelligence, defense, and government services markets in growth, strategy, corporate development, and executive leadership roles. He has been a leader in publicly traded, privately held, and founder-owner companies.

Dr. Reed is the Founder & President of Growth Strategy Leaders LLC, a strategy and transaction advisory consulting firm. He previously served as President & Chief Growth Officer (“CGO”) of Altamira Technologies Corporation, a mid-sized government solutions provider supporting space superiority, cyber network operations, and data analytics missions for U.S. defense and intelligence community (“IC”) customers. Other positions Dr. Reed has held include: Senior Vice President (“SVP”) and CGO for Serco’s North American business (where he oversaw the company’s corporate strategy, mergers & acquisitions, and business development efforts and was recognized by the WashingtonExec Chief Awards as Public Company CGO of the Year in 2020); President & Chief Operating Officer of NT Concepts (a privately-held technology and professional services firm supporting the IC); SVP of Strategy & Corporate Development at Engility (supporting the company’s spin-out from L3 Technologies as an independent publicly-traded government services company as well as two major M&A transactions, including one that resulted in a change in control); SVP of Strategy & Corporate Development at DynCorp International (leading two bolt-on acquisitions in adjacent markets and supporting the company’s take-private sale); VP of Strategy & Business Development for Intelligence Systems at Northrop Grumman; Managing Director at CSP Associates, Inc. (a strategy and transaction advisory consulting firm); Senior Policy Advisor and Executive Director of the Secretary of Energy Advisory Board at the U.S. Department of Energy (a senior politically-appointed position); and, leadership roles at Martin Marietta and Lockheed Martin (primarily supporting NASA and other space programs).

He has served on the boards of advisors and boards of directors for numerous privately held government contractors and industry associations, and currently serves as President of the Board of Directors for the Association for Corporate Growth (National Capital Region), and on the Executive Advisory Board for Republic Capital Access.

Dr. Reed holds a Ph.D. in public policy with a concentration in national security studies from George Washington University, where he wrote his doctoral dissertation on U.S. commercial space launch policy. He also earned a Master of International Affairs degree with concentrations in international business and international security studies from Columbia University, a Bachelor of Arts in political science and psychology from the State University of New York at Albany, and completed the Oxford Management Programme at Saïd Business School at Oxford University.

Meldon J. Wolfgang

Meldon J. Wolfgang serves on Boston Consulting Group’s Industrial Goods practice leadership team and the North American management team, where he is responsible for all partner human resources and development. He is also the North American co-leader for the firm’s change management work and a member of the firm’s People & Organization, Strategy, and Public Sector practices.

Since joining Boston Consulting Group in 1999, Mr. Wolfgang has supported a wide range of industrial and technology businesses, in particular in support of both the aerospace and broader defense industries, as well as public sector agencies, through large-scale transformation agendas. His work has covered issues such as strategy development, growth, due diligence, mergers and acquisitions, post-merger integration, organization design and culture management, cost optimization, pricing, and commercial excellence programs. He has supported Boston Consulting Group’s U.S. presidential transition planning for the past decade.

Mr. Wolfgang is a lecturer at the American College of Corporate Directors, where he specializes in training public company board members on business strategy. He is also active in the Boston area in supporting pediatric food allergy research.

Before joining Boston Consulting Group, Mr. Wolfgang worked in the marine industry in various roles, including as research scientist at the Massachusetts Institute of Technology, a design engineer for U.S. Naval vessels, an assistant ship superintendent in the U.S. Naval repair yards, and engine room technician aboard an LNG carrier. He also worked in manufacturing and assembly for an oceanographic equipment manufacturer and in the design and construction of small pleasure craft.

Mr. Wolfgang holds a Ph.D. in Hydrodynamics from the Massachusetts Institute of Technology’s Ocean Engineering Department, and a B.S. in Naval Architecture and Marine Engineering from the Webb Institute of Naval Architecture.

Our Advisor Partners will assist us in sourcing and evaluating potential business combination partners. In this regard, they will fulfill some of the same functions as our Operating Partners and our directors. Our Advisor Partners will not owe any fiduciary obligations to us nor will they perform board or committee functions. If any of our Advisor Partners become aware of a business combination opportunity which is suitable for any of the entities to which he or she has fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations and may present such business combination to us only if such entities reject such opportunity. Our Advisor Partners will not have any voting or decision-making authority and will not be required to devote any specific amount of time to our efforts. We may modify or expand our Advisor Partners as we source potential business combination partners. Except as disclosed under the heading “Principal Stockholders” and elsewhere in this prospectus, our Advisor Partners have no compensation arrangements with us.

Our Forward Purchase Agreement

We believe our ability to complete our initial business combination is enhanced by our entry into the forward purchase agreement. The forward purchase is intended to provide us with additional funding for our initial business combination.

We have entered into a forward purchase agreement, pursuant to which Franklin has agreed to purchase 5,000,000 shares of our Class A common stock plus 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant. The purchases of the forward purchase shares and forward purchase warrants are expected to take place, if at all, in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. The obligations under the forward purchase agreement do not depend on whether any shares of our Class A common stock are redeemed by our public stockholders. Franklin’s obligations to purchase the forward purchase securities are conditioned on receiving a written summary of the material terms of, and other readily available information relating to, the business combination, including information about the target company in such business combination. Upon receiving such information, Franklin will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. Subject to certain conditions set forth in the forward purchase agreement, Franklin may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of Franklin under the forward purchase agreement.

The proceeds from the sale of the forward purchase securities will not be deposited into our trust account. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company.

The terms of the forward purchase shares are identical to the terms of our Class A common stock being issued in this offering, except that the forward purchase shares will have no redemption rights in connection with our initial business combination and will have no right to liquidating distributions from our trust account if we fail to complete our initial business combination within the prescribed time frame. The terms of the forward purchase warrants are identical to the terms of the warrants sold as part of the units except as disclosed herein. In addition, as long as the forward purchase securities are held by Franklin or the forward transferees, they will have certain registration rights.

Franklin Venture Partners, LLC, an affiliate of Franklin, is a member of a series of our sponsor. As a result, Franklin has an indirect economic interest in the founder shares owned by our sponsor and will have an indirect economic interest in the private placement warrants to be issued to our sponsor. Franklin is managed by Franklin Advisors, Inc., which is an affiliate of Franklin Resources, Inc., a global investment management organization with both institutional and retail clients. Our business strategy is well aligned with Franklin’s primary objective of maximizing stockholder value.

Our business strategy and market opportunity

We are focused on identifying and transacting with combination partners that provide next-generation, technology-enabled solutions in one or more of the core markets where we have significant operational and investment experience alongside deep relationships. The FLAG team will focus on finding combination partners that are well-positioned to deliver proprietary technologies to these markets with attractive growth profiles and long-term “dual-use” application potential in both government & defense and commercial markets. We believe management teams of prospective combination partners will benefit from the “know how” of our experienced team and additional capital from the potential transaction. Our target markets include:

•

Aerospace: We believe that systemic secular and demographic trends are supportive of long-term growth and market opportunities. Technological advancements in a number of areas including, but not limited to, hypersonics, material science, artificial intelligence (“AI”), machine learning (“ML”) and material science will continue to disrupt a large existing commercial supply chain market across manufacturing (both OEM and aftermarket), delivery and services. Further, new technologies are broadening the scope of the existing aerospace addressable market in a number of areas including autonomy/unmanned aerial systems, electrification, freight and travel.

•

Space: The U.S. Chamber of Commerce estimates the space economy is expected to grow from approximately $385 billion in 2018 to approximately $1.5 trillion by 2040, representing an annual growth rate of approximately 6%. Expansion of space-based technologies—both for defense and commercial purposes—has created a large, growing market focused on innovation and increased access to space. Key undercurrents driving market growth and continued investment in space-based technology in both the public and private sectors include low-cost space access, payload and satellite miniaturization, proliferation of satellite constellations for data and communications, and utilization of space as a battlefield against contra-forces. Developments and availability of new capabilities in material science, nano-technology and high-speed aerospace technology have helped to accelerate advancements in space.

•

Microelectronics: Next-generation technologies across military and commercial applications are enabled by significant advancements in the design and development of electronics and microelectronics utilizing material science, nanotechnology and edge processing. In defense markets, these technologies are experiencing significant budgetary priority including advanced solutions ranging from command, control, communications, computer and intelligence (C4ISR) products to mission-critical software and hardware components. We expect continued investment in this technology as the global threat environment continues to evolve and use cases expand to new platforms. Microelectronics applications in commercial arenas continue to expand through a wide range of applications including connected infrastructure, consumer products and mobility. We further expect microelectronics to significantly contribute to the upgrades of legacy platforms in both the commercial and defense markets.

•

Cybersecurity: Cyber-attacks have become more commonplace as sophisticated nation-states and rogue actors launch continued attacks on governments, corporations and individuals on a global scale. Due to the frequent, unpredictable and complex nature of attacks, development of dynamic cybersecurity technology that enables auto remediation is necessary to embed systems with the ability to independently respond to and mitigate attacks in real time. The adoption of connected devices in the “internet of things” ecosystem and utilization of cloud networks have increased the susceptibility of devices and networks worldwide. According to International Data Corporation, global cybersecurity spending is expected to exceed $140 billion for 2021, driven by the ongoing focus on data protection by enterprises, governments and individuals. Corporate Chief Information Security Officers remain focused on cybersecurity initiatives, particularly as pandemic-driven remote workforces continue to access networks off-premise. Global governments continue to invest substantial amounts of capital and establish modern cybersecurity initiatives to fortify their respective cyber infrastructures as the threat environment evolves. Evolving capabilities in blockchain technology, AI, ML and Neural Networking (“NL”) are being utilized to combat cyber threats.

•

Power & Energy: The U.S. Government and Department of Defense (“DoD”) has pledged leadership and investment in material science to develop and utilize advanced power systems and alternative energy solutions to U.S. civil and defense capabilities. Key development initiatives include reliable, high-performance, high-speed power systems and alternative energy solutions for mission-critical tasks with electrification, renewables and storage as the drivers. Since the early 2000s, the U.S. has actively focused on developing hypersonic glide vehicles and hypersonic cruise missiles that can avoid detection with high speeds and low flight altitudes. Advancements in these areas require substantial investment to enhance the effectiveness and survivability of warfighters, promote performance efficiency of vehicles and advance sustainable energy initiatives. Commercial use cases for sustainable energy systems, including electrification and waste conversion, are shaped by long term consumer demand for reliable, “green” solutions, as well as potential U.S. federal policy changes resulting in new regulations or incentives. Nanotechnology applications allow for enhanced energy efficiency in various stages of the energy value chain, such as reducing fuel consumption by using nanocomposites to construct lightweight car materials or utilization of nanodots for more efficient lighting applications.

•

Autonomy & Mobility: Autonomous systems and the associated software to enable these systems are driven by ongoing development of advanced analytical capabilities including AI, ML, NL and edge processing, requiring growing investment from both defense and commercial ecosystems. As software driven systems collect, process and disseminate actionable intelligence from large, complex datasets, AI and ML have become critical components of modern warfare and defense and commercial cybersecurity systems. As AI and ML systems continue to proliferate and develop, they will fuel a wide-array of next-generation defense capabilities with significant commercial application, including in autonomous mobility and cyber security in large addressable markets.

Emerging Technologies

Our target markets are leveraging next-generation technological advancements to create significant changes driven by a proliferation of automation, efficiency, virtual environments and software-enabled tools. Notable technologies that are driving growth and change in our core target markets include artificial intelligence, machine learning, neural networking, blockchain, edge processing, nanotechnology, hypersonic capabilities and material science. The FLAG team has experience identifying and driving these growth technologies in a constantly evolving landscape. Many of these disruptive technologies have been developed with a focus on specific markets, but we believe these technologies are well positioned for outsized growth across multiple domains and markets through access to financial and operational resources as they mature. The FLAG team will focus its evaluation process on identifying these proprietary, market-disrupting technologies in core areas of our team’s deep expertise that are driving the ongoing industrial change with vast applicability to multiple new markets.

Dual-Use Applications

The FLAG team is focused on potential combinations with technology companies that have existing applications in one or more domains within government & defense and/or commercial markets. In addition to evaluating markets where a business currently operates, we will also evaluate potential new, adjacent markets where the proprietary technology has natural application. We believe that “dual-use” or “multi-use” technology creates significant value creation potential for stockholders, and our team has the ability to identify, validate, and support realization of that strategy.

Our acquisition criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating potential business combination partners. We will use these criteria and guidelines in evaluating acquisition opportunities, but may decide to enter into our initial business combination with a potential business partner that does not meet these criteria and guidelines. We intend to seek to acquire companies that we believe:

•	Have proprietary technologies;

•	Have market-disruptive applications with multiple current or potential use-cases, including commercial and/or defense markets;

•	Provide solutions in large, identifiable, and fast-growing end markets;

•	Have strong, visionary management and leadership teams with the ability to execute value-enhancing business strategies;

•

Have demonstrated success or are “on the precipice” of achieving success in an identifiable core market(s)—either government or commercial—that extend to adjacent markets where the proprietary technologies have natural application in the medium- to long-term;

•	Can benefit from being domiciled in the U.S., which will enable it to expand market share and customer base;

•

Can leverage the collective expertise, experience and relationships of the FLAG team within government and commercial industries in order to spur growth and bolster its readiness to become a publicly traded company;

•	Have defensible market positions or are able to chart a course to creating a market with high barriers to entry; and

•

Have valuations that we believe make them attractive relative to comparable publicly traded companies and are positioned to create further value via bolt-on acquisitions as a platform for further growth and through general business improvements post-closing.

These general criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors and criteria that the FLAG team may deem relevant. In the event that we decide to enter into our initial business combination with a potential business partner that we believe does not meet the above general criteria and guidelines, we will disclose that the business partner does not meet the above general criteria and guidelines in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

Initial business combination

The rules of the NYSE require that we must consummate an initial business combination with one or more target businesses that together have an aggregate fair market value equal to at least 80% of our assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust). If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority (“FINRA”) or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make such independent determination of fair market value, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board of directors determines that outside expertise would be helpful or necessary in conducting such analysis. As any such opinion, if obtained, would only state that the fair market value meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of the target or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required by Schedule 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, any proxy solicitation materials or tender offer documents that we will file with the SEC in connection with our initial business combination will include such opinion.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the NYSE’s 80% of fair market value test. If the business combination involves more than one target business, the 80% of fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although the Operating Partners will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Our acquisition process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information that will be made available to us. We will also utilize our operational and capital planning experience.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor or any member of the FLAG team. In the event we seek to complete our initial business combination or, subject to certain exceptions, subsequent material transactions with a company that is affiliated with our sponsor or any member of the FLAG team, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that such initial business combination or transaction is fair to our company from a financial point of view.

We currently do not have any specific business combination under consideration. The FLAG team has not individually identified a target business nor has it had any substantive discussions regarding potential combination partners with our underwriter or other advisors. The FLAG team is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company.

Members of the FLAG team will directly or indirectly own our founder shares and/or private placement warrants following this offering and may be affiliated with entities that purchase forward purchase securities and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The low acquisition cost of the founder shares creates an economic incentive whereby members of the FLAG team could potentially make a substantial profit even if we acquire a target business that subsequently declines in value and is unprofitable for public stockholders. Further, each member of the FLAG team may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such member is included by a target business as a condition to any agreement in connection with our initial business combination.

In addition, certain members of the FLAG team presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities. As a result, if any member of the FLAG team becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations, then, subject to their fiduciary duties under Delaware law, or contractual obligations, he, she or it will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not believe that the fiduciary duties or contractual obligations of any members of the FLAG team will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

In addition, our sponsor and members of the FLAG team may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Except for the arrangements with Mr. Papadales who will provide services to the company as an independent contractor, members of the FLAG team are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Our Advisor Partners will assist us in sourcing and evaluating potential business combination partners. In this regard, they will fulfill some of the same functions as our Operating Partners and our directors. Our Advisor Partners will not be under any fiduciary obligations to us nor will they perform board or committee functions. If any of our Advisor Partners becomes aware of a business combination opportunity which is suitable for any of the entities to which he or she has fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations and may only present such business combination to us if such entities reject the opportunity. Advisor Partners will not have voting or decision-making authority and will not be required to devote any specific amount of time to our efforts. We may modify or expand our Advisor Partners as we source potential business combination partners. Except as disclosed under the heading “Principal Stockholders” and elsewhere in this prospectus, our Advisor Partners have no compensation arrangements with us.

Guggenheim Securities, LLC is an affiliate of Metric. As described in this prospectus, Guggenheim Securities, LLC currently has an indirect economic interest in approximately 18.9% of our Class B common stock and, upon consummation of this offering, Guggenheim Securities, LLC is expected to have an indirect economic interest in 707,672 of our private placement warrants (or 813,822 if the underwriter’s over-allotment option is exercised in full). Notwithstanding these economic interests, Guggenheim Securities, LLC currently represents, and in the future will represent, other blank check companies and clients that may compete with us for business combination opportunities, as well as clients that may be potential transaction counterparties of ours, and Guggenheim Securities, LLC may have contractual or other obligations to such other entities. Accordingly, Guggenheim Securities, LLC may be obligated to or may choose to present a business combination opportunity to another entity rather than to us. Unless and until Guggenheim Securities, LLC is retained to source initial business combinations for us, Guggenheim Securities, LLC is not obligated to do so. Although Guggenheim Securities, LLC may provide us with business combination opportunities, those opportunities will not be exclusive to us, and Guggenheim Securities, LLC may provide such opportunities to other companies as well.

As discussed in this prospectus, Metric has committed capital to us and will suffer the loss of that capital if we do not consummate our initial business combination within the prescribed time. Notwithstanding the commitment of capital to us and the resulting economic incentives, Metric owes no fiduciary, contractual or other duties to promote the success of our launch, including as to the provision of additional capital required to identify, diligence and consummate our initial business combination, and accordingly, Metric and its affiliates may engage in activities that may conflict with your interests. Among other activities, Metric and its affiliates have invested in, sponsored and formed, and may invest in, sponsor or form, other special purpose acquisition companies similar to ours and have pursued and may pursue other business or investment ventures at any time, including businesses or investment ventures that may compete with us for initial business combination opportunities.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock in the target business for shares of our Class A common stock (or shares of a new holding company) or for a combination of shares of our Class A common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with stockholders’ interests and the ability to use its equity as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates equals or exceeds $700 million as of the prior June 30th, or (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates equaled or exceeded $250 million as of the prior June 30, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our shares of common stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30.

Financial position

With funds available for a business combination from this offering and the sale of the private placement warrants and forward purchase securities initially in the amount of up to $193,000,000 (or $221,950,000 if the underwriter’s over-allotment option is exercised in full), after deducting all underwriting discounts and commissions, including deferred underwriting discounts and commissions, and $2,906,023 (or $2,760,675 if the underwriter’s over-allotment option is exercised in full) in estimated offering expenses and working capital, and assuming that our public stockholders do not redeem any of their shares of our Class A common stock in connection with the initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our initial business combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, the proceeds of the sale of our shares and warrants in connection with our initial business combination (pursuant to the forward purchase agreement or other agreements we may enter into following the consummation of this offering or otherwise), debt or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemptions of purchases of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We currently do not have any specific transaction under consideration with a target business with which to consummate our initial business combination. In addition to the forward purchase securities, we may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering in addition to or in lieu of the amounts held in the trust account. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy solicitation or tender offer materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, other than the forward purchase agreement with Franklin, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, venture capital firms, investment banking firms, consultants, accounting firms and large business enterprises. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent the FLAG team determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our Operating Partners determine is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). We will pay our sponsor a total of $10,000 per month for administrative support and services and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigation and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an acquisition candidate.

We are not prohibited from pursuing an initial business combination with a business combination partner that is affiliated with our sponsor or any member of the FLAG team, or from making the acquisition through a joint venture or other form of shared ownership with our sponsor or any member of the FLAG team. In the event we seek to complete our initial business combination with a business combination partner that is affiliated with our sponsor or any member of the FLAG team, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Selection of a target business and structuring of our initial business combination

In accordance with the rules of the NYSE, our initial business combination must occur with one or more target businesses that together have an aggregate fair market value equal to at least 80% of our assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discounts held in trust). The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or from an independent accounting firm with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, the Operating Partners will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be taken into account for purposes of the NYSE’s 80% of fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although the Operating Partners will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular target, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. Except for the arrangements with Mr. Papadales who will provide services to the company as an independent contractor, the company will not pay any consulting fees to members of the FLAG team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Lack of business diversification

For an indefinite period of time after the consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business.

Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. In addition, we intend to focus our search for an initial business combination in a single industry. By completing our business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of the FLAG team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of the FLAG team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve our initial business combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC, subject to the provisions of our amended and restated certificate of incorporation and bylaws. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of transaction	Whether stockholder approval is required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under NYSE listing rules, stockholder approval would be required for our initial business combination if, for example:

•

we issue shares of our Class A common stock (other than in a public offering) that will either (a) be equal to or in excess of 20% of the number of shares of our Class A common stock then issued and outstanding or (b) have voting power equal to or in excess of 20% of the voting power then outstanding;

•

any of our directors, officers or substantial securityholders (as defined by NYSE rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of shares of our Class A common stock to be issued, or if the number of shares of our Class A common stock into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of shares of our Class A common stock or 1% of the voting power outstanding before the issuance in the case of any of our directors or officers or (b) 5% of the number of shares of our common stock or

5% of the voting power outstanding before the issuance in the case of any substantial securityholders; or

•	the issuance or potential issuance of our common stock will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by law or applicable stock exchange rules will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

•

the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•	the expected cost of holding a stockholder vote;

•	the risk that the stockholders would fail to approve the proposed business combination;

•	other time and budget constraints of the company; and

•	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.

Permitted Purchases of Our Securities

In the event we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the consummation of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In addition, Franklin may acquire the forward purchase securities prior to or simultaneously with our initial business combination. In the event our initial stockholders, directors, officers, advisors or their affiliates determine to make any such purchases at the time of a stockholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information. In addition, such policy will require insiders to clear all trades with our Chief Financial Officer (or his/her designee) prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as such purchases will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, directors, officers, advisors, Metric or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange

Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of any such purchases of shares could be (i) to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the consummation of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A common stock or our public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors, Metric and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors, Metric or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the initial business combination, whether or not such stockholders has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the stockholder meeting related to our initial business combination. Our sponsor, officers, directors, advisors or their affiliates will select which stockholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of common stock if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Ability to Extend Time to Complete Our Initial Business Combination

If we anticipate that we may not be able to consummate our initial business combination within 12 months from the closing of this offering, we may, by resolution of our board of directors if requested by our sponsor, extend the period of time to consummate our initial business combination up to two times, each by an additional three month period (for a total of up to 18 months from the closing of this offering to complete our initial business combination), subject to our sponsor (or its affiliates or designees) depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the investment management trust agreement, in order to extend the time available for us to consummate our initial business combination, our sponsor or its affiliates or designees, must deposit into the trust account for each three-month extension, $2,000,000, or $2,300,000 if the underwriter’s over-allotment option is exercised in full ($0.10 per share in either case), up to an aggregate of $4,000,000 (or $4,600,000 if the underwriter’s over-

allotment option is exercised in full), or $0.20 per share; provided that if as of the time of either extension we have publicly filed a Form S-4 or F-4 registration statement under the Securities Act or a proxy, information or tender offer statement with the SEC in connection with our initial business combination, then no deposit into the trust account or other payment would be required in connection with such extension; provided further that for the three-month extension (if any) following such extension where no deposit into the trust account or other payment has been made, our sponsor or its affiliates or designees would be required to deposit into the trust account $2,000,000, or $2,300,000 if the underwriter’s over-allotment option is exercised in full. Any such additional funds deposited in the trust account to extend the period by which we need to complete our initial business combination would be made in the form of a loan to us that is evidenced by a non-interest bearing, unsecured promissory note. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. The letter agreements with our sponsor, officers, directors and Metric contain a provision pursuant to which our sponsor or its affiliates or designees has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete our initial business combination within the prescribed time period. Our sponsor or its affiliates or designees are not obligated to fund the trust account unless we extend the time for us to complete our initial business combination as described above.

Up to $4,600,000 of loans that may be extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be, following the consummation of this offering to (i) finance transaction costs in connection with an initial business combination and (ii) extend the period of time beyond 12 months for us to complete our initial business combination as described in the paragraph immediately above, may be converted into warrants, at a price of $1.50 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans or warrants, if any, have not been determined and no written agreements exist with respect to such loans.

Redemption rights for public stockholders upon consummation of our initial business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described in this prospectus. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting discounts and commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. Our sponsor, officers, directors and Metric have entered into letter agreements with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to any founder shares held by them and any public shares they may acquire during and after this offering in connection with the consummation of our initial business combination and a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would modify (A) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (B) any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity and (ii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). The anchor investors have agreed to waive their redemption rights with respect to any founder shares held by them in connection with the consummation of our initial business combination and to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (although with respect to any public shares they hold they will be entitled to redemption rights in connection with the consummation of our initial business combination or liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame).

Limitations on redemptions

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of the underwriter’s fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of our Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of our Class A common stock submitted for redemption will be returned to the holders thereof.

Manner of conducting redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the consummation of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. In the case of a stockholder meeting, such election must be made, unless extended by us in our sole discretion, no later than two business days prior to the initially scheduled vote on the proposal to approve the initial business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. If we structure a business combination transaction with a target business in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed business combination. We currently intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirements and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons.

If we hold a stockholder vote to approve our initial business combination, we will, pursuant to our amended and restated certificate of incorporation:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon consummation of the initial business combination.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count toward this quorum. Pursuant to the terms of letter agreements entered into with us, our sponsor, officers and directors and Metric have agreed to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. Pursuant to the terms of investment agreements entered into with us, the anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. In addition, pursuant to the terms of the forward purchase agreement, Franklin has agreed, after the closing of the forward purchase, to vote any shares of our Class A common stock purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial stockholders’ founder shares, we would need 7,500,001, or 37.5%, of the 20,000,000 public shares sold in this offering to be voted in favor of our initial business combination in order to have our initial business combination approved (assuming (i) all outstanding shares are voted, (ii) the over-allotment option is not exercised and (iii) no forward purchase shares have been issued). If only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised, in addition to our founder shares, we would need 1,250,001 (or 6.25%) of the 20,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. We will give at least 10 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction. In addition, our sponsor, officers, directors and Metric have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with (i) the consummation of a business combination and (ii) a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering. The anchor investors have agreed to waive their redemption rights with respect to any founder shares held by them in connection with the consummation of our initial business combination.

If stockholder approval of the transaction is not required by law or stock exchange listing requirements and we do not decide to obtain stockholder approval for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our NYSE listing or Exchange Act registration.

Upon the public announcement of our business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market if we elect to redeem our public shares through a tender offer, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Limitation on redemption upon consummation of our initial business combination if we seek stockholder approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of our public shares included in the units sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or the FLAG team to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of our public shares included in the units sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us, our sponsor or the FLAG team at a premium to the then-current market price or on other undesirable terms. By limiting our public stockholders’ ability to redeem no more than 15% of our public shares included in the units sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination.

Tendering stock certificates in connection with a tender offer or redemption rights

As described above, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either tender their stock certificates to our transfer agent or deliver their shares to our transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the date on which the vote on the proposal to approve the initial business combination is initially to be held. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the initially scheduled vote in which the name and other identifying information of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two business days prior to the initially scheduled vote on the proposal to approve the initial business combination if we distribute proxy materials, or from the time we send out our tender offer materials until the close of the tender offer period, as applicable, to submit or tender its shares if it wishes to seek to exercise its redemption rights. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy or tender offer materials, as applicable, its shares may not be redeemed. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the broker submitting or tendering shares a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to submit or tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the proxy materials or tender offer documents, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the consummation of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.

If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering.

Redemption of public shares and liquidation if no initial business combination

Our sponsor, executive officers and directors have agreed that we will have only 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 12-month period (subject to our ability to seek an extension of such period as described in this prospectus), we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest released to us to pay dissolution expenses), divided by the total number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 12-month time period (or up to the 18-month time period if we were to exercise the two three-month extensions as described herein).

Our sponsor, officers, directors and Metric have entered into letter agreements with us, and the anchor investors have entered into investment agreements with us, in each case, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering. However, if our sponsor, officers, directors, Metric or the anchor investors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 12-month time period (or up to the 18-month time period if we were to exercise the two three-month extensions as described herein).

Our sponsor, officers, directors and Metric have agreed, pursuant to letter agreements with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of our Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest released to us to pay dissolution expenses), divided by the number of the then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of the underwriter’s fees and commissions (so that we are not subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from the $1,171,023 (assuming that the underwriter’s over-allotment option is not exercised) held outside of the trust account, although we cannot assure you that there will be sufficient funds for such purpose. If those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay franchise and income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, the Operating Partners will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if the Operating Partners believe that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by the Operating Partners to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where the Operating Partners are unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the interest that may be withdrawn to pay our taxes, including franchise and income taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $2,906,023 (or $2,760,675 if the underwriter’s over-allotment option is exercised in full) from the proceeds of this offering and the sale of the private placement warrants with which to pay any such potential claims (including costs and expenses incurred in connection with our dissolution, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,735,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,735,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to the other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (subject to our ability to seek an extension of such period as described in this prospectus), we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up $100,000 of such net interest released to us to pay dissolution expenses), divided by the total number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the date which is 12 months from the closing of this offering (or as late as the date which is 18 months from the closing of this offering if we were to exercise the two three-month extensions as described herein) and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay our taxes, including franchise and income taxes, and will not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy/insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (a) the consummation of our initial business combination, and then only in connection with those shares of our Class A common stock that such stockholder properly elected to redeem, subject to the limitations described in this prospectus, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify (i) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (ii) any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity, and (c) the redemption of our public shares if we have not consummated our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, subject to applicable law. Public stockholders who redeem their shares of our Class A common stock in connection with a stockholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent consummation of an initial business combination or liquidation if we have not completed an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, with respect to such shares of our Class A common stock so redeemed. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our business combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to complete our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering.

	Redemptions in connection with our initial business combination	Other permitted purchases of public shares by us or our affiliates	Redemptions if we fail to complete an initial business combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then	If we seek stockholder approval of our initial business combination, our initial stockholder, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following consummation of our initial business combination. There is no limit to the prices that our initial stockholders, directors, officers, advisors or their affiliates	If we are unable to complete our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially

	Redemptions in connection with our initial business combination	Other permitted purchases of public shares by us or our affiliates	Redemptions if we fail to complete an initial business combination
	on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be approximately $10.00 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place, if all of the redemptions would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of the underwriter’s fees and commissions and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	may pay in these transactions.	anticipated to be approximately $10.00 per public share including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses)), divided by the total number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law.

Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting discounts and	If the permitted purchases described above are made there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only

Redemptions in connection with our initial business combination	Other permitted purchases of public shares by us or our affiliates	Redemptions if we fail to complete an initial business combination
commissions and interest withdrawn in order to pay our taxes, including franchise and income taxes payable (to the extent not paid from amounts accrued as interest on the funds held in the trust account).		remaining stockholders after such redemptions.

Comparison of this offering to those of blank check companies subject to rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of our offering	Terms under a rule 419 offering
Escrow of offering proceeds	The rules of the NYSE provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a U.S.-based trust account. $200,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $171,872,564 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$200,000,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by any income or franchise taxes paid or payable	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow

	Terms of our offering	Terms under a rule 419 offering
	and in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of such net interest to fund the costs and expenses of our dissolution and liquidation.	were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	NYSE rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value equal to at least 80% of our assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discounts held in the trust account).	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. Our Class A common stock and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless Guggenheim Securities, LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place two business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the units or the underlying Class A common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of our offering	Terms under a rule 419 offering
Additionally, the units will automatically separate into their component parts and will not be traded after consummation of our initial business combination.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the consummation of our initial business combination or 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes, upon the consummation of our initial business combination, subject to the limitations described in this prospectus. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of our offering	Terms under a rule 419 offering

If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the tender offer rules.

Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote.

However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting.

Business combination deadline	If we are unable to complete an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (subject to our	If an acquisition has not been completed within 12 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of our offering	Terms under a rule 419 offering
ability to seek an extension of such period as described in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest released to us to pay dissolution expenses), divided by the total number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, including franchise and income tax obligations, the proceeds from this offering and the sale of the private placement warrants held in the trust account will not be released from the trust account until the earliest of: (a) the consummation	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of our offering	Terms under a rule 419 offering

of our initial business combination, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify (i) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our

initial business combination or

to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (ii) any other provision relating to the rights of holders of our Class A common stock or pre-initial business combination activity, and (c) the redemption of our public shares if we have not consummated our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, subject to applicable law.

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an	Most blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

	Terms of our offering	Terms under a rule 419 offering
aggregate of 15% of our public shares included in the units sold in this offering). Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.

Tendering stock certificates in connection with a tender offer or redemption rights	We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the proxy solicitation or the tender offer materials mailed to such holders or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically.	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

Competition

In identifying, evaluating and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

Our address is 11110 Sunset Hills Road #2278, Reston, VA 20190, and our telephone number is (202) 503-9255. The cost for our use of this location is included in the $10,000 per month fee that we will pay to our sponsor for administrative support and services. We consider our current arrangements adequate for our current operations.

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that they will devote in any time period will vary based on whether a target business has been identified for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the consummation of our initial business combination.

Periodic reporting and financial information

We have registered our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials (as applicable) sent to stockholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with U.S. GAAP, or reconciled to, U.S. GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that any applicable requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Legal proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of the FLAG team in their capacity as such, and we and the members of the FLAG team have not been subject to any such proceedings in the 12 months preceding the date of this prospectus.

MANAGEMENT

Officers, directors and director nominees

Our executive officers, directors, and director nominees are as follows:

Name	Age	Position
William J. Weber	56	Chief Executive Officer, President and Chairman
Michael J. Alber	64	Chief Financial Officer and Secretary
Thomas A. Vecchiolla	66	Director
Michael C. Ruettgers	78	Lead Independent Director Nominee
William J. Fallon	76	Independent Director Nominee
Jeanne C. Tisinger	59	Independent Director Nominee

William J. Weber

William J. Weber has served as our Chief Executive Officer, President and Chairman of our board since our founding in March 2021. Mr. Weber is an experienced executive with several successful exits to his credit and has more than 30 years of experience leading technology and solutions organizations in both the public and private sectors.

He most recently served as president, CEO and board member of KeyW Corporation (NASDAQ: KEYW). KeyW excelled in agile cyber operations and warfare, data analytics and geospatial intelligence solutions for U.S. government intelligence and defense customers, and commercial enterprises. Mr. Weber successfully led the company through a 3+ year transformation focusing on consistent growth and operational discipline, augmented by divestitures and acquisitions to support its core strategy, which culminated in the sale of KeyW to Jacobs Engineering Group (NYSE: J) for an industry-leading sales multiple in June 2019.

Before joining KeyW in October 2015, Mr. Weber served as the president and chief operating officer of XLA, a privately held technology firm supporting the areas of national security and diplomacy. Prior to XLA, he served as president of Kaseman, a privately held professional services firm supporting the U.S. government in nation building and foreign policy assistance. He has also held senior executive positions, each focused on generating new solutions and growth, with GTSI, McData Corporation, CNT Corporation, Inrange Technologies, International Network Services and AT&T. He currently serves on the boards of Modus eDiscovery, Buchanan Edwards, and America’s Warrior Partnership. He is also the managing principal of WJW Advisors, LLC, a management consultant firm which serves executives and board of directors of both public and private corporations.

We believe that Mr. Weber’s leadership ability and track record of delivering results and accelerated growth bring valuable experience to our company, and his ability to navigate industry changes makes him a clear choice to lead our company.

He is a veteran U.S. Army Officer, is an Airborne Ranger, and was awarded the Bronze Star for actions during Operation Desert Storm. He holds a Bachelor of Science degree from Washington University in St. Louis and is a graduate of The Executive Program at the University of Virginia Darden School of Business.

Michael J. Alber

Michael J. Alber has been our Chief Financial Officer and Secretary since March 2021. Mr. Alber has an extensive career spanning over 35 years in the areas of corporate finance, accounting, capital markets, treasury, risk allocation and mergers and acquisition. He currently serves as a board member (special security agreement) of AceInfo Tech (a subsidiary of Dovel Technologies) and has been on the board since December 2020. An accomplished financial professional, he was most recently the Chief Financial Officer and Executive Vice President of KeyW (NASDAQ: KEYW), from June 2016 until its sale to Jacobs (NYSE: J) in June 2019. During this period, he led several capital market transactions along with two strategically important M&A transactions, including the ultimate sale that resulted in an industry-leading sales multiple.

Mr. Alber served as a Principal with Growth Strategy Leaders, a business and financial consulting firm (specializing in M&A and due diligence support), from April 2015 to May 2016. From May 2012 to March 2015, Mr. Alber served as Chief Financial Officer and SVP at Engility Holdings, Inc. (NYSE: EGL) a $2.5 billion technology services and solutions provider to the U.S. government worldwide. During this period, he supported the company’s spin-out from L3 Technologies as a stand-alone publicly traded company. Also, during this period, he led the financial and capital markets activities related to two M&A transactions, including one that resulted in a change in control.

Prior to Engility, Mr. Alber held the position of Chief Financial Officer and Treasurer at Alion Science and Technology from 2007 to 2012. He has also held senior executive positions at SAIC (NYSE: SAIC) for 18 years, where he served as a Senior Vice President and Group Controller. Prior to SAIC, Mr. Alber was the Director of Finance at Network Solutions, Inc.

We believe Mr. Alber’s significant experience in the government solutions and products industry and his leadership positions with large public companies will serve our company well. We believe our company benefits from his diverse experience running financial operations in both services and technology centric organizations.

Mr. Alber received his Bachelor of Science degree from George Mason University in Business Administration with a concentration in finance and subsequently completed an Advance Management Program at Georgetown University’s McDonough School of Business.

Thomas A. Vecchiolla

Thomas A. Vecchiolla serves as a director and an Operating Partner of our company. An aerospace and defense industry executive, Mr. Vecchiolla has over 40 years of experience in leadership, global sales and operations, organic and inorganic growth, global customer relationships, resource management, and organizational effectiveness. He is also a director of Gencor Industries, Inc., a manufacturer of heavy machinery. Prior to joining our company, he was most recently Chairman, Chief Executive Officer and President of ST since September 2018. Mr. Vecchiolla led the U.S. sector of Singapore Technologies Engineering Ltd on its increase in growth and profitability, which included restructuring, integration, shared service implementation, creating new business opportunities as well as acquisitions and divestures. He held a number of board positions including serving on ST’s Special Security Agreement board. He joined ST after establishing his own aerospace and defense consulting firm, Artisan Consulting, LLC, in September 2017. He was also associated with The Boston Consulting Group as a Senior Advisor.

Prior to September 2017, Mr. Vecchiolla was with the Raytheon Company, now Raytheon Technologies Corporation, (“Raytheon”) for over 15 years. As the President of Raytheon International, Inc., he led the expansion of international revenue and profitability as he was responsible for the establishment of several new international operating companies, as well as the company’s international strategy, sales, marketing, and world-wide customer relationships with 17 global offices. He led Raytheon’s engagement with U.S. departments of State, Commerce, and Defense as well as the National Security Council, with responsibility for Raytheon’s international revenue. He previously was a sector Vice President for Raytheon’s Integrated Defense Systems business. Prior to his employment with Raytheon, Mr. Vecchiolla was a Vice President with Commerce One, a leading e-government solutions provider.

During his public sector career, Mr. Vecchiolla served as the National Security and Military Affairs advisor for Senator Olympia Snowe, who held prominent roles on the Senate Armed Services, Commerce and Budget committees. In addition, he was a Brookings Institute Legislative Fellow on the staff of then Senator William S. Cohen, with responsibilities on national defense issues.

Mr. Vecchiolla had a distinguished career as a Naval Officer, and retired at the rank of Captain, U.S. Navy, after serving 22 years on active duty. Upon commissioning, Mr. Vecchiolla completed flight training and was designated as a Naval Aviator. During his years of service, he completed multiple operational assignments into the western Pacific, Indian Ocean and the Arabian Gulf and was Commanding Officer of a squadron in San Diego, CA. He held multiple roles in several assignments in the Pentagon and is certified as a Department of Defense Acquisition Professional.

Mr. Vecchiolla holds a Bachelor of Science from the U.S. Naval Academy and a Master of Science from the University of Southern California. He maintains his certifications as a general aviation pilot and is a “Wash100” award recipient.

Michael C. Ruettgers (Lead Independent Director Nominee)

Michael C. Ruettgers has over 30 years of experience as a senior leader and board member for leading public and private technology companies. Mr. Ruettgers is the former Chairman and Special Advisor for EMC Corporation (“EMC”). EMC was one of the world leaders in products, services, and solutions for information storage and management. He joined EMC in 1988, and served as CEO from 1992 until January 2001, leading the company in a decade-long trajectory of accelerating profitable growth. During his tenure, EMC’s revenues grew from approximately $385 million in 1992 to approximately $8.8 billion in 2000 and he was named one of the “World’s Top 25 Executives” by BusinessWeek, one of the “Best CEOs in America” by Worth Magazine, and one of the “25 Most Powerful People in Networking” by Network World.

Mr. Ruettgers has been a frequent speaker at events globally, including the World Economic Forum, Harvard University Nieman Fellows seminars, the Park Distinguished Lecture at Cornell’s Johnson Graduate School of Management, and major IT industry conferences. He spent much of his early career with the Raytheon Company, where he played a key role in the Patriot Missile Program. In November 2002, Mr. Ruettgers was inducted into the CRN Industry Hall of Fame, joining a select group of the innovators, entrepreneurs, and leaders who have helped shape and expand the global IT industry. He is an active and former board member for several organizations, including the Raytheon Company, Keane, Inc., Perkin-Elmer, Inc., Gigamon Inc., Forcepoint, Crosscom, Wolfson Microelectronics, Virsec Systems Inc., Lumicell, Inc. and The Orvis Company, Inc. He is also a member of WGBH Boston’s public broadcasting scientific advisor board, serves as a director of the New England Chapter of National Association of Corporate Directors, and is an advisor to Boston’s Museum of Fine Arts. Mr. Ruettgers holds a Bachelor of Science from Idaho State University and a Master of Business Administration from Harvard Business School.

Admiral William J. Fallon (Independent Director Nominee)

Admiral William J. Fallon retired from the U.S. Navy in 2008 after a distinguished 40-year career of military and strategic leadership. He has led U.S. and allied forces in eight separate commands and played a leadership role in military and diplomatic matters at the highest levels of the U.S. government.

As head of U.S. Central Command, Admiral Fallon directed all U.S. military operations in the Middle East, Central Asia and the Horn of Africa, focusing on combat efforts in Iraq and Afghanistan. He led the U.S. Pacific Command for two years, directing political-military activities in the Asia-Pacific region. His achievements include a resumption of military engagement with China, new outreach to India, a new agreement on a strategic framework with Japan, and humanitarian assistance to the victims of the 2004 Tsunami in Southeast Asia. He also served as the Presidential Envoy to Japan, handling bi-lateral relations after the collision of a U.S. submarine and a Japanese fishing vessel.

On September 11, 2001, Admiral Fallon was serving in the Pentagon as Vice Chief of the Navy. He personally directed the recovery of the Navy staff in the wake of the attack and led in the planning of the retaliatory attacks on Al Qaeda and Taliban forces in Afghanistan. He later commanded the U.S. Atlantic Fleet and U.S. Fleet Forces Command, with responsibility for the readiness of U.S. Naval forces worldwide.

Admiral Fallon began his Navy career as a combat aviator flying from an aircraft carrier during the Vietnam War and participated in many vital U.S. military operations during the Cold War. He led a Carrier Air Wing in combat during the Gulf War of 1991, and commanded a Navy Battle Group and the U.S. 6th Fleet Battle Force during NATO military operations in Bosnia.

Admiral Fallon was a Robert E. Wilhelm Fellow at the Massachusetts Institute of Technology, Center for International Studies. He serves on the Global Affairs Advisory Board of Occidental College and the Advisory Board of the Institute for the Study of Diplomacy at Georgetown University. He is a graduate of Villanova University, the U.S. Naval War College, the National War College, and has a Master of Arts in International Studies from Old Dominion University.

Admiral Fallon is Vice Chairman of the Board of CounterTack Inc., a company in the cyber security business, serves on the board of FastData.io, is a partner in Tilwell Petroleum, LLC, and Global Alliance Advisors, LLC, a Washington based consulting group, is an advisor to several other businesses and is a Senior Fellow at the Center for Naval Analyses. He has been a member of an Experts Panel to the Congressional Commission on the Strategic Posture of the U.S. and served as Co-Chair of the Center for Strategic and International Studies Commission on Smart Global Health Policy and Co-Chair of the National Association of Corporate Directors 2009 Blue Ribbon Commission on Risk Management. He is a member of the Council on Foreign Relations and the Board of the American Security Project.

Jeanne C. Tisinger (Independent Director Nominee)

Jeanne C. Tisinger has extensive experience delivering the enabling technology and business services for the Central Intelligence Agency’s (“CIA”) global operations. As former Deputy Director of CIA for Support (“DDS”) she reported to the Director of the CIA and was responsible for cyber/personnel/physical security, infrastructure, finance, supply chain management, real estate acquisition and management, medical, human resources, and associated information technology.

Prior to her role as DDS, Ms. Tisinger served as CIA’s Chief Information Officer, where she held worldwide responsibility for Enterprise Information Technology strategy, architecture development, infrastructure operations, software development, and service delivery. She drove enhancements to the CIA’s resiliency posture and significantly advanced inter- and intra-agency collaboration capabilities. She constructed and executed the CIA’s acquisition strategy for commercial cloud services, resulting in the partnership with Amazon to provide an Amazon Web Services cloud for the Top Security Intelligence Community (“IC”) Marketplace, while concurrently enhancing the IC’s cyber security posture.

Ms. Tisinger is currently a senior advisor for Mastercard’s executive leadership team. She also serves as a consultant on technology strategy, cyber defense, shared services and workforce inclusion for a variety of clients including financial services, technology solutions providers, energy, and national defense.

In addition, Ms. Tisinger serves as an independent director for Midwest Reliability Organization, which is an organization that oversees the mitigation of risks to the safety and security of North America’s bulk-power system, and for Satelles, Inc., which is a secure and resilient position, navigation and timing service that compliments and backs up the global positioning system operated by the U.S. Department of Defense. Ms. Tisinger also serves as an independent director of Northwest Federal Credit Union, a $4.2 billion cooperative association. Additionally, she is a member of Peraton’s Federal Advisory Board, a member of the board of advisors of Virginia Tech’s Hume Center for National Security and Technology and a member of the board of directors of the CIA Officers’ Memorial Foundation, which benefits the survivors of fallen CIA officers.

Ms. Tisinger was the recipient of the Presidential Meritorious Rank Award and the Presidential Distinguished Rank Award (reserved for the top 1% of Federal Senior Executives). Ms. Tisinger was named by Washingtonian magazine as a Top 100 Tech Titan for the National Capital Region, Information Week’s Top 25 Public CIO’s, and FedScoop’s top 10 Most Influential Women in Federal IT.

Number and terms of office of officers and directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of five members. Holders of at least a majority of our founder shares will have the exclusive right to elect and remove any of our directors prior to consummation of our initial business combination and the holders of our public shares will not have the right to vote on the election or removal of any director during such time. These provisions of our amended and restated certificate of incorporation that relate to the appointment and removal of directors prior to our initial business combination may only be amended by a resolution passed by holders of at least 90% of the outstanding common stock. Each of our directors will hold office for a three-year term. Subject to any other special rights applicable to the stockholders, any vacancies on our board of directors may be filled by the affirmative vote of at least a majority of the remaining directors of our board (or, prior to our initial business combination, at least a majority of the holders of our founder shares).

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor, upon consummation of an initial business combination, will be entitled to nominate three individuals for election to our board of directors, as long as the sponsor (and any of its permitted transferees) holds in the aggregate at least 50% of the number of founder shares held by it immediately prior to the closing of this offering and after forfeiture of any of its founder shares.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws will provide that our officers may consist of a Chairman, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Director independence

NYSE listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of William Fallon, Michael Ruettgers and Jeanne Tisinger is an “independent director” as defined in NYSE listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and director compensation

None of our officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on the NYSE through the earlier of consummation of our initial business combination and our liquidation, we will have agreed to pay our sponsor a total of $10,000 per month for administrative support and services. Upon consummation of our initial business combination or our liquidation, we will cease paying these monthly fees. In addition, our sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis any payments that were made to our sponsor, our officers and our directors, and any affiliates thereof. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and completing an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to consummation of our initial business combination.

After the consummation of our initial business combination, members of the FLAG team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation or tender offer materials (as applicable) furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of the Operating Partners. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of the FLAG team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence the FLAG team’s motivation in identifying or selecting a target business but we do not believe that the ability of the FLAG team to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the board of directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Forms of the charter of each committee that we plan to adopt prior to the consummation of this offering are filed as exhibits to the registration statement of which this prospectus is a part.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Michael C. Ruettgers, William J. Fallon and Jeanne C. Tisinger will serve as members of our audit committee. Our Board has determined that each of Michael C. Ruettgers, William J. Fallon and Jeanne C. Tisinger is independent under the NYSE listing standards and applicable SEC rules. Michael C. Ruettgers will serve as chair of the audit committee. Under the NYSE listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each member of the audit committee is financially literate and our board of directors has determined that Michael C. Ruettgers qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee. Such functions will include assisting our board of directors by overseeing the following matters:

•	audits of our financial statements;

•	the integrity of our financial statements;

•	our processes relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm; and

•	the performance of our internal audit function.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. Michael C. Ruettgers, William J. Fallon and Jeanne C. Tisinger will serve as members of our compensation committee. Jeanne C. Tisinger will serve as chair of the compensation committee. Under the NYSE listing standards, we are required to have a compensation committee composed entirely of independent directors. Our Board has determined that each of Michael C. Ruettgers, William J. Fallon and Jeanne C. Tisinger is independent.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee. Such functions will include assisting our board of directors by overseeing the following matters:

•	determining and approving the compensation of our executive officers; and

•	reviewing and approving incentive compensation and equity compensation policies and program.

Notwithstanding the foregoing, as indicated above, other than the $10,000 per month administrative fee that will be payable to our sponsor and reimbursement of expenses, and the arrangements with Mr. Papadales who will provide services to the company as an independent contractor, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and will be directly responsible for the appointment, compensation and oversight of the work of any such advisor. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other advisor, the compensation committee will consider the independence of each such advisor, including the factors required by the NYSE and the SEC.

Compensation committee interlocks and insider participation

None of our officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. Michael C. Ruettgers, William J.

Fallon and Jeanne C. Tisinger will serve as members of our nominating and corporate governance committee. William J. Fallon will serve as chair of the nominating and corporate governance committee. Under the NYSE listing standards, we are required to have a corporate governance and nominating committee composed entirely of independent directors. Our Board has determined that each of Michael C. Ruettgers, William J. Fallon and Jeanne C. Tisinger is independent.

We will adopt a nominating and corporate governance committee charter, which will detail the principal functions of the nominating and corporate governance committee, including:

•

identifying and screening individuals qualified to serve as directors and recommending to our board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on our board of directors;

•	developing, recommending to our board of directors and reviewing our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of our board of directors, its committees, individual directors and management in our governance; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements for approval by our board of directors where appropriate.

Director nominations

Our nominating and corporate governance committee will recommend to the board of directors candidates for nomination for election at the annual meeting of the stockholders. Prior to our initial business combination, the board of directors will also consider director candidates recommended for nomination by holders of our founder shares during such times as they are seeking proposed nominees to stand for election at an annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of business conduct and ethics

Upon the effectiveness of the registration statement of which this prospectus is a part, we will have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. Forms of Code of Business Conduct and Ethics and charters of each of our committees that we plan to adopt prior to the consummation of this offering are filed as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and charters for each of our committee will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Conflicts of interest

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities that are engaged in a similar business to which they have fiduciary or contractual duties. Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties.

Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor, and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Members of the FLAG team, in their other endeavors, may be required to present potential business combinations to third parties, before they present such opportunities to us. In addition, our officers and directors may sponsor or form other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates. For example, our sponsor and members of the FLAG team could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties, contractual obligations or other material management relationships:

Individual	Entity	Entity’s business	Affiliation
Michael J. Alber	AceInfo/Dovel	Technology Services	SSA Board

William J. Fallon	CounterTack Inc.	Cyber Security	Vice Chair of Board
	Fast Data.io	IT/Data	Director
	Sevco Security Inc.	Cyber Security	Advisory Board
	Global Alliance Advisors, LLC	International Consulting	Principal
	Tilwell Petroleum, LLC	Aviation Fuels	Partner
	William J. Fallon & Assoc., LLC	Consulting	Founder
	Ten Eleven Ventures	Venture Capital	Advisory Board
	American Security Project	Public Policy Think Tank	Director
	Naval Historical Foundation Lawrence	Naval History	Chairman of Board
	Livermore National Lab Georgetown University	Research and Development	Advisory Board
	Institute for the Study of Diplomacy Walsh School of Foreign Service	Education	Advisory Board
	Occidental College	Education	Advisory Board

Michael C. Ruettgers	Virsec	Cyber security	Director
	Lumicell Inc.	Healthcare	Director
	The Orvis Company, Inc.	Retail	Director
	Idaho State University	Education	Business school leadership council member
	WGBH Boston’s Public Broadcasting	Education	Scientific Advisory Board

Individual	Entity	Entity’s business	Affiliation
	New England Chapter of National Association of Corporate Directors	Nonprofit	Director
	Boston’s Museum of Fine Arts	Art	Advisor

Jeanne C. Tisinger	JCT Consulting	Technology Services and Program Management Consulting	President and Founder
	Midwest Reliability Organization	Oversight of North America’s Bulk Power System	Independent Director
	Satelles	Communications Technology Services	Independent Director
	Mastercard	Payment Card Technology	Advisor
	Northwest Federal Credit Union	Financial Services	Independent Director
	Peraton	Technology Services and Program Management	Member of Federal Advisory Board
	CIA Officers’ Memorial Foundation	Charity to benefit survivors of fallen officers	Chairman, CEO and President
	Hume Center for National Security and Technology	Education	Advisory Board

Thomas A. Vecchiolla	Artisan Consulting, LLC	Consulting/Aircraft lease	Founder

	Gencor Industries, Inc.	Manufacturer	Director

William J. Weber	WJW Advisors, LLC	Management Consulting	Managing Principal
	Buchanan Edwards	Technology Services and Program Management Services	Independent Director
	Modus eDiscovery	Technology Services	Independent Director
	Americas Warrior Partnership	Veterans Services	Independent Director

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the consummation of our initial business combination. Each of our officers and directors are engaged in several other business endeavors for which he or she may be entitled to substantial compensation, and our officers and directors are not obligated to contribute any specific number of hours per week to our affairs.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Members of the FLAG team may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our sponsor, officers, directors and Metric have agreed (i) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the consummation of our initial business combination and a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would modify (A) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (B) any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity and (ii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). The anchor investors have agreed to waive their redemption rights with respect to any founder shares held by them in connection with the consummation of our initial business combination and to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (although with respect to any public shares they hold they will be entitled to redemption rights in connection with the consummation of our initial business combination or liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame). If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the founder shares generally will not be transferable, assignable by our initial stockholders until the earliest of (A) one year after the consummation of our initial business combination; (B) subsequent to our initial business combination, if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination; and (C) subsequent to our initial business combination, the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of our Class A common stock for cash, securities or other property. With certain limited exceptions, the private placement warrants and the Class A common stock underlying such warrants, will not be transferable, assignable or salable by our sponsor or Metric or their respective permitted transferees until 30 days after the consummation of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement in connection with our initial business combination.

•

Our sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or a designee or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an initial business combination or to extend the period of time to consummate an initial business combination beyond 12 months.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.

Accordingly, if any of the above executive officers, directors or director nominees becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor or the FLAG team. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or from an independent accounting firm that such initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the initial business combination. Our sponsor, officers, directors and Metric have agreed to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. Permitted transferees of the founder shares held by our sponsor, officers, directors, Metric or the anchor investors would be subject to the same restrictions applicable to our sponsor, officers, directors, Metric or the anchor investors, respectively.

Limitation on liability and indemnification of officers and directors

Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we complete an initial business combination.

Our indemnification obligations may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers, directors and director nominees that beneficially owns shares of our common stock; and

•	all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

In April 2021, our sponsor and Metric purchased an aggregate of 5,750,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.004 per share with (i) our sponsor purchasing an aggregate of 4,605,750 founder shares for a purchase price of $20,025 and (ii) Metric purchasing an aggregate of 1,144,250 founder shares for a purchase price of $4,975. Up to an aggregate of 750,000 founder shares, consisting of up to 600,750 founder shares held by our sponsor (or its permitted transferees) and up to 149,250 founder shares held by Metric (or its permitted transferees) will be subject to forfeiture by each of them depending on the extent to which the underwriter’s over-allotment option is exercised so that our initial stockholders will maintain ownership of 20% of the issued and outstanding shares of our common stock upon the completion of this offering. In connection with the investment agreements we entered into with each of the anchor investors, our sponsor and Metric have sold in the aggregate 1,452,654 founder shares to anchor investors at approximately $0.004 per share (which is our sponsor’s and Metric’s cost for acquiring such shares) in consideration of their indications of interest to purchase units in this offering.

The following table presents the number of shares and the percentage of our common stock owned by the beneficial owners before and after this offering. The post-offering number of shares presented in the table below assumes that the underwriter exercises its over-allotment option in full. Our sponsor and Metric have sold, in the aggregate, 1,394,840 and 57,814 founder shares, respectively, to the anchor investors. Currently, our sponsor holds 3,210,910 founder shares (which is approximately 55.8% of our common stock before the offering and approximately 11.2% after the offering, assuming that the underwriter exercises its over-allotment option in full) and Metric holds 1,086,436 founder shares (which is approximately 18.9% of our common stock before the offering and approximately 3.8% after the offering, assuming that the underwriter exercises its over-allotment option in full).

Name and address of beneficial owner(1)	Number of shares beneficially owned(2)	Before offering	After offering
First Light Acquisition Group, LLC (our sponsor)(3)	3,210,910	55.8%	11.2%

Metric Finance Holdings I, LLC (Metric)(5)	1,086,436	18.9%	3.8%
William J. Weber(3)	3,210,910	55.8%	11.2%
Michael J. Alber(4)	—	—	—
William J. Fallon(4)	—	—	—
Michael C. Ruettgers(4)	—	—	—
Jeanne C. Tisinger(4)	—	—	—
Thomas A. Vecchiolla(4)	—	—	—
All directors, officers and director nominees as a group (6 individuals)	3,210,910	55.8%	11.2%

(1)	The business address of each of our sponsor and the individuals is 11110 Sunset Hills Road #2278, Reston, VA 20190.
(2)

Interests shown consist solely of founder shares, classified as shares of our Class B common stock. Such shares will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(3)

Represents founder shares directly held by our sponsor. William J. Weber is the sole member of FLAG Sponsor Manager, LLC, the manager of our sponsor. Based upon the relationships among our sponsor, the sponsor’s manager and Mr. Weber, including pursuant to the sponsor’s organizational documents, each of the sponsor’s manager and Mr. Weber may be deemed to beneficially own securities held by the sponsor. Each of the sponsor, the sponsor’s manager and Mr. Weber disclaims beneficial ownership of any such securities, except to the extent of their respective pecuniary interests.

(4)	Such individual has an indirect economic interest in the company’s securities through ownership of membership interests of a series of the sponsor, but does not beneficially own such shares.
(5)	The business address of Metric is 330 Madison Avenue, New York, NY 10017.

Immediately after this offering, our initial stockholders will beneficially own 20% of the then-issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering) and will have the right to appoint all of our directors prior to our initial business combination. Holders of our public shares will not have the right to appoint any directors to our board of directors prior to our initial business combination. Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions, including approval of our initial business combination.

Certain anchor investors (none of whom are affiliated with our sponsor, officers or directors or Metric), have expressed to us an interest in purchasing an aggregate of approximately $230,000,000 of units in this offering (which amount will not change if the underwriter’s over-allotment option is exercised), at the public offering price. No anchor investor will purchase more than 9.9% of the units offered in this offering. We have agreed to direct the underwriter to sell units to the anchor investors, subject to our satisfying the NYSE initial listing requirement that we have a minimum of 300 round lot holders of our units. It is anticipated that the anchor investors will own, in the aggregate, approximately 85.8% of the outstanding shares of our common stock (or approximately 85.1% if the underwriter’s over-allotment option is exercised in full) upon the completion of this offering. Our sponsor and Metric have entered into an investment agreement with each of the anchor investors pursuant to which such anchor investors have purchased in the aggregate 1,452,654 founder shares from our sponsor and Metric at approximately $0.004 per share (which is our sponsor’s and Metric’s cost for acquiring such shares). In the event an anchor investor is allocated by the underwriter the full amount of units for which it provided an indication of interest but does not purchase in full such amount of allocated units, it will forfeit back to our sponsor and Metric all of the founder shares such anchor investor purchased. The founder shares owned by the anchor investors are subject to additional restrictions as described under the section of this prospectus entitled “Description of Securities—Founder Shares.”

There is no minimum number or maximum number of units that may be purchased by the anchor investors in this offering or any limitation on the number of our units, shares of Class A common stock or warrants that the anchor investors may purchase after this offering. The anchor investors are not required to (i) hold any units, shares of Class A common stock or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any public shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem any public shares they hold at the time of our initial business combination. If the anchor investors purchase the number of units they have expressed an interest in purchasing in this offering, the anchor investors as a group could have substantial control over us and be able to exercise significant influence over all matters requiring stockholder approval. Each anchor investor has agreed to vote all of the founder shares it owns in favor of an initial business combination and has also agreed not to redeem any founder shares it owns. With respect to the common stock underlying the units they may purchase in this offering, the anchor investors will have the same rights to the funds held in the trust account as the rights afforded to our other public stockholders. In addition, the units (including the underlying securities) the anchor investors may purchase in this offering will not be subject to any agreements restricting their transfer.

In the event that the anchor investors purchase the number of units they have expressed an interest in purchasing in this offering and retain the public shares comprising those units until the time of any stockholder vote on our initial business combination and vote those public shares in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. However, because the anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any such shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be holders of the public shares at the time of any stockholder vote on our initial business combination, and, if they are holders of the public shares, we cannot assure you as to how such anchor investors will vote on our initial business combination if any such stockholder vote occurs. Although no assurance can be given as to the manner in which the anchor investors will vote any public shares they hold in the event of such stockholder vote, the anchor investors’ ownership of the founder shares provides an incentive for them to vote their public shares, if any, in favor of our initial business combination.

Although we and the underwriter are not required to sell the anchor investors units in this offering, we expect the underwriter to sell to each of the anchor investors units, subject to our satisfying the NYSE initial listing requirement that we have a minimum of 300 round lot holders of our units. We are not aware of any circumstances (other than the NYSE initial listing requirement) under which we or the underwriter would prohibit any of the anchor investors from purchasing the applicable number of units they have expressed an interest in purchasing in this offering. We do not expect that any anchor investors will be allocated less than the full number of units for which they have provided indications of interest, but if it is determined appropriate to allocate to the anchor investors less than the full number of units set forth in their indications of interest, such allocations will be determined by the underwriter.

With respect to the common stock underlying the units they may purchase in this offering, the anchor investors will have the same rights to the funds held in the trust account as the rights afforded to our public stockholders. In addition, the units (including the underlying securities) the anchor investors may purchase in this offering will not be subject to any agreements restricting their transfer.

Our sponsor, officers, directors and Metric have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination.

Our sponsor and Metric have committed, pursuant to a written agreement, to purchase an aggregate of 3,291,005 private placement warrants (or 3,397,155 private placement warrants if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of Class A common stock at $11.50 per share, at a price of $1.50 per warrant ($4,936,508 in the aggregate, or $5,095,733 in the aggregate if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. If we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. The private placement warrants will not be redeemable by us so long as they are held by our sponsor, Metric or their respective permitted transferees. Our sponsor, Metric or their respective permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than our sponsor, Metric or their respective permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

We have entered into a forward purchase agreement with Franklin, whereby Franklin has agreed to purchase 5,000,000 shares of our Class A common stock plus 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant, in a private placement to occur concurrently with the closing of our initial business combination. The obligations under the forward purchase agreement do not depend on whether any shares of our Class A common stock are redeemed by our public stockholders. Franklin’s obligations to purchase the forward purchase securities are conditioned on receiving a written summary of the material terms of, and other readily available information relating to, the business combination, including information about the target company in such business combination. Upon receiving such information, Franklin will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company.

Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on transfers of founder shares and private placement warrants

The founder shares, private placement warrants and any shares of our Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to agreements to be entered into by our sponsor, directors, officers, Metric and us, and the investment agreements entered into by each of the anchor investors. These agreements will provide that the founder shares may not be transferred, assigned or sold until the earliest of (A) one year after the consummation of our initial business combination; (B) subsequent to our initial business combination, if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination; and (C) subsequent to our initial business combination, the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of our Class A common stock for cash, securities or other property, except with respect to certain permitted transfers described below.

The letter agreements between our sponsor, directors, officers, Metric and us will provide that the private placement warrants (including the shares of our Class A common stock issued or issuable upon exercise of the private placement warrants) may not be transferred, assigned or sold until 30 days following the consummation of our initial business combination, except with respect to certain permitted transfers described below.

Permitted transfers consist of: (a) transfers to our officers, directors or employees, any affiliates or family members of any of our officers, directors or employees, any members or employees of any series of our sponsor, or any affiliates of our sponsor; (b) in the case of an individual, transfers by gift to members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, transfers by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, transfers pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of our initial business combination at prices no greater than the price at which the securities were originally purchased; (f) in the case of Metric, transfers to any affiliate of Metric; (g) transfers to the Company for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to the consummation of our initial business combination; (i) transfers by virtue of the laws of the State of Delaware or the sponsor’s limited liability company agreement upon dissolution of the sponsor or any series thereof; (j) in the case of an anchor investor, to any affiliate of the anchor investor and (k) in the event of our liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the holders of our public shares having the right to exchange their shares of our Class A common stock for cash, securities or other property subsequent to the consummation of our initial business combination; provided, however, that in the case of clauses (a) through (f) and clauses (i) and (j), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements, the Warrant Agreement or the investment agreements, and deliver such written agreement to us prior to or concurrently with the applicable transfer.

Permitted transferees of our sponsor, directors, officers and Metric would be subject to the same written agreements as our sponsor, directors, officers and Metric including, among others, with respect to (i) voting any founder shares and shares of our Class A common stock owned by them in favor of the initial business combination, (ii) agreeing to not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of public shares if we do not complete an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or any other provision thereof relating to stockholders’ rights or pre-initial business combination activity and (iii) waiving their redemption rights and rights to liquidating distributions. Permitted transferees of the anchor investors would be subject to the same written agreements as the anchor investors including, among others, the agreement to vote any founder shares owned by them in favor of our initial business combination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In April 2021, we issued an aggregate of 5,750,000 founder shares to our sponsor and Metric for an aggregate purchase price of $25,000 in cash, or approximately $0.004 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the issued and outstanding shares upon completion of this offering. If we increase or decrease the size of the offering, we will effect a stock split or stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to shares of our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. As described in more detail below, prior to this offering, an aggregate of 1,452,654 founder shares were purchased by our anchor investors from our sponsor and Metric at approximately $0.004 per share (which is our sponsor’s and Metric’s cost for acquiring such shares). Founder shares purchased by any anchor investor will be forfeited back to our sponsor and Metric in the event that such anchor investor does not purchase the full amount of the units for which it provided an indication of interest, without regard to the units sold in the over-allotment option. Up to an aggregate of 750,000 founder shares are subject to forfeiture by our sponsor and Metric depending on the extent to which the underwriter’s over-allotment option is exercised. The founder shares (including the shares of our Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Our sponsor and Metric (which is not an affiliate of our sponsor) have committed, pursuant to a written agreement, to purchase an aggregate of 3,291,005 private placement warrants (or 3,397,155 private placement warrants if the over-allotment option is exercised in full) for a purchase price of $1.50 per warrant in a private placement that will close simultaneously with the closing of this offering. As such, the aggregate of our sponsor’s and Metric’s interest in this transaction is valued at between $4,936,508 and $5,095,733 if the underwriter’s over-allotment option is exercised in full, depending on the number of private placement warrants purchased. Each private placement warrant entitles the holder to purchase one share of our Class A common stock at $11.50 per share. The private placement warrants (and shares of our Class A common stock issued or issuable upon exercise thereof) may not be transferred, assigned or sold by the holder until 30 days after the consummation of our initial business combination, except with respect to certain permitted transfers described under “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor, Metric or their respective permitted transferees, (i) they will not be redeemable by us, except as otherwise set forth in this prospectus, (ii) they (and the shares of our Class A common stock issued or issuable upon exercise of these warrants) may not be transferred, assigned or sold by our sponsor or Metric until 30 days after the consummation of our initial business combination, except with respect to certain permitted transfers described under “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”, (iii) they may be exercised by the holders on a cashless basis and (iv) with respect to private placement warrants held by Metric, they will not be exercisable more than five years from the commencement of sales of this offering in accordance with FINRA Rule 5110(g)(8)(A).

Certain anchor investors (none of whom are affiliated with our sponsor, officers or directors or Metric), have expressed to us an interest in purchasing an aggregate of approximately $230,000,000 of units in this offering (which amount will not change if the underwriter’s over-allotment option is exercised), at the public offering price. No anchor investor will purchase more than 9.9% of the units offered in this offering. We have agreed to direct the underwriter to sell units to the anchor investors, subject to our satisfying the NYSE initial listing requirement that we have a minimum of 300 round lot holders of our units. It is anticipated that the anchor investors will own, in the aggregate, approximately 85.8% of the outstanding shares of our common stock (or approximately 85.1% if the underwriter’s over-allotment option is exercised in full) upon the completion of this offering. Our sponsor and Metric have entered into an investment agreement with each of the anchor investors pursuant to which such anchor investors have purchased in the aggregate 1,452,654 founder shares from our sponsor and Metric at approximately $0.004 per share (which is our sponsor’s and Metric’s cost for acquiring such shares). In the event an anchor investor is allocated by the underwriter the full amount of units for which it provided an indication of interest but does not purchase in full such amount of allocated units, it will forfeit back to our sponsor and Metric all of the founder shares such anchor investor purchased. The founder shares owned by the anchor investors are subject to additional restrictions as described under the section of this prospectus entitled “Description of Securities—Founder Shares.”

There is no minimum number or maximum number of units that may be purchased by the anchor investors in this offering or any limitation on the number of our units, shares of Class A common stock or warrants that the anchor investors may purchase after this offering. The anchor investors are not required to (i) hold any units, shares of Class A common stock or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any public shares they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem any public shares they hold at the time of our initial business combination. If the anchor investors purchase the number of units they have expressed an interest in purchasing in this offering, the anchor investors as a group could have substantial control over us and be able to exercise significant influence over all matters requiring stockholder approval. Each anchor investor has agreed to vote all of the founder shares it owns in favor of an initial business combination and has also agreed not to redeem any founder shares it owns. With respect to the common stock underlying the units they may purchase in this offering, the anchor investors will have the same rights to the funds held in the trust account as the rights afforded to our other public stockholders. In addition, the units (including the underlying securities) the anchor investors may purchase in this offering will not be subject to any agreements restricting their transfer.

In the event that the anchor investors purchase the number of units they have expressed an interest in purchasing in this offering and retain the public shares comprising those units until the time of any stockholder vote on our initial business combination and vote those public shares in favor of our initial business combination, no affirmative votes from other public stockholders would be required to approve our initial business combination. However, because the anchor investors are not obligated to continue owning any public shares following the closing and are not obligated to vote any such shares in favor of our initial business combination, we cannot assure you that any of these anchor investors will be holders of the public shares at the time of any stockholder vote on our initial business combination, and, if they are holders of the public shares, we cannot assure you as to how such anchor investors will vote on our initial business combination if any such stockholder vote occurs.

Although no assurance can be given as to the manner in which the anchor investors will vote any public shares they hold in the event of such stockholder vote, the anchor investors’ ownership of the founder shares provides an incentive for them to vote their public shares, if any, in favor of our initial business combination. Although we and the underwriter are not required to sell the anchor investors units in this offering, we expect the underwriter to sell to each of the anchor investors units, subject to our satisfying the NYSE initial listing requirement that we have a minimum of 300 round lot holders of our units. We are not aware of any circumstances (other than the NYSE initial listing requirement) under which we or the underwriter would prohibit any of the anchor investors from purchasing the applicable number of units they have expressed an interest in purchasing in this offering. We do not expect that any anchor investors will be allocated less than the full number of units for which they have provided indications of interest, but if it is determined appropriate to allocate to the anchor investors less than the full number of units set forth in their indications of interest, such allocations will be determined by the underwriter.

With respect to the common stock underlying the units they may purchase in this offering, the anchor investors will have the same rights to the funds held in the trust account as the rights afforded to our public stockholders. In addition, the units (including the underlying securities) the anchor investors may purchase in this offering will not be subject to any agreements restricting their transfer.

We have entered into a forward purchase agreement, pursuant to which Franklin has agreed to purchase 5,000,000 shares of our Class A common stock plus 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant. The purchases of the forward purchase shares and forward purchase warrants are expected to take place, if at all, in one or more private placements, with the full amount to have been purchased no later than simultaneously with the closing of our initial business combination. The obligations under the forward purchase agreement do not depend on whether any shares of our Class A common stock are redeemed by our public stockholders. Franklin’s obligations to purchase the forward purchase securities are conditioned on receiving a written summary of the material terms of, and other readily available information relating to, the business combination, including information about the target company in such business combination. Upon receiving such information, Franklin will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. Subject to certain conditions set forth in the forward purchase agreement, Franklin may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to the forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of Franklin under the forward purchase agreement.

The proceeds from the sale of the forward purchase securities will not be deposited into our trust account. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company. See “Description of Securities—Forward Purchase Shares.”

The holders of the founder shares (including anchor investors), the private placement warrants, and any warrants that may be issued upon conversion of loans extended to us (and any shares of our Class A common stock issued or issuable upon the conversion of such founder shares or exercise of such warrants) will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of the registration statement of which this prospectus forms a part, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to shares of our Class A common stock). On and after the date we consummate our initial business combination, the holders of at least a majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration and stockholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, as described more fully in “Description of Securities—Registration and Stockholder Rights.” Notwithstanding the foregoing, the registration rights relating to the founder shares and the private placement warrants held by Metric shall comply with the requirements of FINRA Rule 5110(g)(8)(B)-(D), namely that Metric may not exercise its demand and “piggy-back” registration rights after five and seven years, respectively, from the commencement of sales of this offering and may not exercise its demand right on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

As more fully discussed in the section of this prospectus titled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Commencing on the date that our securities are first listed on the NYSE, we will pay our sponsor a total of $10,000 per month for administrative support and services. Upon consummation of our initial business combination or our liquidation, we will cease paying these monthly fees.

Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Guggenheim Securities, LLC is an affiliate of Metric. As described in this prospectus, Guggenheim Securities, LLC currently has an indirect economic interest in approximately 18.9% of our Class B common stock and, upon consummation of this offering, Guggenheim Securities, LLC is expected to have an indirect economic interest in 707,672 of our private placement warrants (or 813,822 if the underwriter’s over-allotment option is exercised in full). Notwithstanding these economic interests, Guggenheim Securities, LLC currently represents, and in the future will represent, other blank check companies and clients that may compete with us for business combination opportunities, as well as clients that may be potential transaction counterparties of ours, and Guggenheim Securities, LLC may have contractual or other obligations to such other entities. Accordingly, Guggenheim Securities, LLC may be obligated to or may choose to present a business combination opportunity to another entity rather than to us. Unless and until Guggenheim Securities, LLC is retained to source initial business combinations for us, Guggenheim Securities, LLC is not obligated to do so. Although Guggenheim Securities, LLC may provide us with business combination opportunities, those opportunities will not be exclusive to us, and Guggenheim Securities, LLC may provide such opportunities to other companies as well.

As discussed in this prospectus, Metric has committed capital to us and will suffer the loss of that capital if we do not consummate our initial business combination within the prescribed time. Notwithstanding the commitment of capital to us and the resulting economic incentives, Metric owes no fiduciary, contractual or other duties to promote the success of our launch, including as to the provision of additional capital required to identify, diligence and consummate our initial business combination, and accordingly, Metric and its affiliates may engage in activities that may conflict with your interests. Among other activities, Metric and its affiliates have invested in, sponsored and formed, and may invest in, sponsor or form, other special purpose acquisition companies similar to ours and have pursued and may pursue other business or investment ventures at any time, including businesses or investment ventures that may compete with us for initial business combination opportunities.

Prior to the closing of this offering, our sponsor may loan us up to $300,000 to be used to pay for a portion of the expenses of this offering. These loans would be non-interest bearing, unsecured and are due on the earlier of December 31, 2021 or at the closing of this offering. The loan would be repaid upon the closing of this offering out of the estimated $1,735,000 of offering proceeds that have been allocated to the payment of offering expenses. The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an initial business combination, our sponsor or an affiliate of our sponsor or any of our officers and directors may, but are not obligated to, loan us funds as may be required. Further, if our sponsor elects to extend the period of time to consummate our initial business combination beyond 12 months, our sponsor (or its affiliates or designees) may be required to deposit additional funds into the trust account in the form of a loan to us, as described under the heading “Proposed Business—Ability to Extend Time to Complete Our Initial Business Combination.” If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $4,600,000 of such loans that may be extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be, may be converted into warrants, at a price of $1.50 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans or warrants, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the consummation of our initial business combination, we do not expect to seek loans from parties other than our sponsor, its affiliates or designees or our directors or officers as we do not believe third parties will be willing to loan such funds and waive any and all rights to seek access to funds in our trust account.

After our initial business combination, members of the FLAG team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials (as applicable) furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration and stockholder rights agreement pursuant to which our sponsor will be entitled to nominate three individuals for election to our board of directors and holders of founder shares, private placement warrants and warrants issuable upon conversion of loans extended to us will be entitled to certain registration rights with respect to the private placement warrants, the warrants issuable upon conversion of loans extended to us, and the shares of our Class A common stock issuable upon exercise of the foregoing and upon conversion of the founder shares, which is described under the heading “Description of Securities—Registration and Stockholder Rights.”

Pursuant to the forward purchase agreement, Franklin is entitled to certain registration rights with respect to the forward purchase securities, which is described under the heading “Description of Securities—Registration and Stockholder Rights.”

In connection with and prior to our company’s initial public offering, the manager of our sponsor, FLAG Sponsor Manager, LLC (the “Sponsor Manager”), will enter into a licensing arrangement with our company and our sponsor to allow each of them limited rights to use the name “First Light Acquisition Group”, which the Sponsor Manager owns. The licensing arrangement will provide for such license on a non-exclusive and royalty-free basis, directly to each of our company and our sponsor, and will contain customary quality control provisions.

Related party policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a Code of Business Conduct and Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our Code of Business Conduct and Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the Code of Business Conduct and Ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we will not consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the consummation of our initial business combination:

•	repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•	payment to our sponsor of $10,000 per month for administrative support and services;

•	reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing our initial business combination; and

•

repayment of loans which may be made by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be, to finance transaction costs in connection with our initial business combination or to extend the period of time to consummate our initial business combination beyond the 12 months from the time of this offering. Up to $4,600,000 of such loans may be converted into warrants, at a price of $1.50 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period; except as set forth above, the terms of such loans or warrants, if any, have not been determined and no written agreements exist with respect to such loans.

Our audit committee will review on a quarterly basis any payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 300,000,000 shares of our Class A common stock, $0.0001 par value per share, 30,000,000 shares of our Class B common stock, $0.0001 par value per share, and 1,000,000 shares of our undesignated preferred stock, $0.0001 par value per share. The following description summarizes certain terms of our capital stock as set out more particularly in our amended and restated certificate of incorporation. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one whole share of our Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of our Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon separation of the units, a holder of warrants would be entitled to receive a fractional warrant, we will round down to the nearest whole number of warrants to be issued to such holder. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The shares of our Class A common stock and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless Guggenheim Securities, LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of our Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of our Class A common stock and warrants.

In no event will shares of our Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds after the closing of this offering, which is anticipated to take place two business days after the date of this prospectus. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Additionally, the units will automatically separate into their component parts and will not be traded after consummation of our initial business combination.

Common stock

Upon the closing of this offering, 25,000,000 shares of our common stock will be outstanding (assuming no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of an aggregate of 750,000 founder shares by our sponsor and Metric), consisting of:

•	20,000,000 shares of our Class A common stock underlying the units being offered in this offering; and

•	5,000,000 shares of our Class B common stock held by the initial stockholders.

If we increase or decrease the size of this offering, we will effect a stock split or stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares by our initial stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of our Class A common stock and holders of our Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as required by law or as noted below as to the election of directors prior to our initial business combination. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the shares of our common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years (except for those directors appointed prior to our first annual meeting of stockholders) with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target with respect to voting and other corporate governance matters following consummation of the initial business combination.

Because our amended and restated certificate of incorporation will authorize the issuance of up to 300,000,000 shares of our Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of our Class A common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our business combination.

In accordance with NYSE corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus, we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the consummation of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated certificate of incorporation may only be amended by a resolution passed by holders of at least 90% of the outstanding common stock.

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations described in this prospectus. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting discounts and commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial owner must identify itself in order to validly redeem its shares. Our sponsor, officers, directors and Metric have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares held by them and any public shares they may acquire during or after this offering in connection with the consummation of our business combination. The anchor investors have entered into investment agreements with us pursuant to which they have agreed to waive their redemption rights with respect to any founder shares held by them in connection with the consummation of our initial business combination. Our amended and restated certificate of incorporation will require the tender offer documents to contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We will give at least 10 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of our public shares included in the units sold in this offering without our prior consent, which we refer to as the Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our business combination, our sponsor, officers, directors and Metric have agreed to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 7,500,001, or 37.5%, of the 20,000,000 public shares sold in this offering to be voted in favor of our initial business combination in order to have our initial business combination approved (assuming (i) all outstanding shares are voted, (ii) the over-allotment option is not exercised and (iii) no forward purchase shares have been issued). Additionally, each public stockholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction (subject to the limitation described in the preceding paragraph).

Although none of our sponsor, officers, directors and Metric have any current intention to purchase our public shares in or after this offering, they are not restricted from doing so and there is no ceiling on the number of our public shares they may purchase. If they purchase any of our public shares and retain such shares until any stockholders vote on our initial business combination, the approval of our initial business combination by our stockholders will be even more likely. If the anchor investors were to purchase all units for which they have expressed an interest (either in this offering or after) and retain the public shares comprising those units until the time of any stockholder vote on our initial business combination and vote such shares in favor of our initial business combination, we would not need any additional public shares to be voted in favor of our initial business combination for our initial business combination to be approved, assuming that all of our outstanding shares are voted in connection with our initial business combination. As there is no ceiling on the number of units that may be purchased by the anchor investors in this offering or on the number of our units, shares or warrants that the anchor investors may purchase after this offering, the extent of the anchor investors’ influence on such stockholder vote may be even more significant.

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (subject to our ability to seek an extension of such period as described in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest released to us to pay dissolution expenses), divided by the total number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers, directors and Metric have entered into letter agreements with us, and the anchor investors have entered into investment agreements with us, in each case, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering. However, if our sponsor, officers, directors, Metric or the anchor investors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the consummation of our initial business combination, subject to the limitations described in this prospectus.

Forward Purchase Shares

The forward purchase shares will have no redemption rights in connection with our initial business combination and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase securities, as long as they are held by Franklin or the forward transferees, will have certain registration rights. See “—Registration and Stockholder Rights.” The forward purchase shares, to the extent issued prior to the record date for a stockholder vote on our initial business combination or any other matter, will have the right to vote on such matter with all other holders of our outstanding Class A common stock; provided that if we seek stockholder approval of a proposed initial business combination after Franklin has purchased the forward purchase securities, Franklin has agreed under the forward purchase agreement to vote any shares of our Class A common stock owned by Franklin in favor of any proposed initial business combination. In all other respects, the terms of the forward purchase shares are identical to the terms of the shares of our Class A common stocks being issued in this offering.

Founder shares

The founder shares are identical to the shares of our Class A common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (a) the founder shares are subject to certain transfer restrictions, as described in more detail below, (b) our sponsor, officers, directors and Metric have entered into letter agreements with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the consummation of our initial business combination and a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would modify (A) the substance or timing of our obligation to provide holders of shares of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (B) any other provision relating to the rights of holders of shares of our Class A common stock or pre-initial business combination activity and (ii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame), (c) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in this prospectus and (d) the founder shares are entitled to registration rights. The anchor investors have agreed to waive their redemption rights with respect to any founder shares held by them in connection with the consummation of our initial business combination and to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (although with respect to any public shares they hold they will be entitled to redemption rights in connection with the consummation of our initial business combination or liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame). If we submit our business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the initial business combination. Our sponsor, officers, directors and Metric have agreed to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination.

The shares of our Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided in this prospectus. In the case that additional shares of our Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering in connection with the closing of the initial business combination, the ratio at which shares of our Class B common stock shall convert into shares of our Class A common stock will be adjusted (unless the holders of at least a majority of the outstanding shares of our Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of our Class A common stock issuable upon conversion of all shares of our Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum (A) the total number of shares of our Class A common stock and shares of our Class B common stock outstanding upon completion of this offering, plus (B) the total number of shares of our Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by us, in connection with or in relation to the consummation of our initial business combination (including any forward purchase shares but excluding any forward purchase warrants), excluding any shares of our Class A common stock, shares of our Class B common stock or equity-linked securities exercisable for or convertible into shares of our Class A common stock issued, or to be issued, to any seller in our initial business combination and any warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers.

The founder shares generally are not transferable, assignable or salable (except, for example, to our officers and directors and other persons or entities affiliated with our sponsor or entities affiliated with Metric or the anchor investors, each of whom will be subject to the same transfer restrictions) until the earliest of (A) one year after the consummation of our initial business combination; (B) subsequent to our initial business combination, if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination; and (C) subsequent to our initial business combination, the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of our Class A common stock for cash, securities or other property, except as described under the section of this prospectus entitled “Principal Stockholders—Restriction or Transfers of Founder Shares and Private Placement Warrants.”

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the consummation of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated certificate of incorporation may only be amended by a resolution passed by holders of at least 90% of the outstanding common stock. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Preferred stock

Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue shares of our preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our board of directors to issue shares of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no shares of preferred stock issued and outstanding at the date hereof.

Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public stockholders’ warrants

Each whole warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering and 30 days after the consummation of our initial business combination, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of our Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire at 5:00 p.m., New York City time, five years after the consummation of our initial business combination or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of our Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of our Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a share of our Class A common stock upon exercise of a warrant unless our Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of our Class A common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of our Class A common stock issuable upon exercise of the warrants, and we will use our best efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of our Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the sale of the shares of our Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any other period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would surrender the warrants for that number of shares of our Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the average last reported sale price of our Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent from the holder of such warrants or its securities broker or intermediary.

Redemption of warrants when the price per share of our Class A common stock equals or exceeds $18.00

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described in this prospectus with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described below under the heading “—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the sale of the shares of our Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of our Class A common stock is available throughout the 30-day redemption period or we require the warrants to be exercised on a cashless basis as described below. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date.

However, the price of our Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described below under the heading “—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our board of directors will have the option to require all holders that wish to exercise their warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our board of directors will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of our Class A common stock issuable upon the exercise of our warrants. If our board of directors takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” in this paragraph shall mean the average last reported sale price of the shares of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our board of directors takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of our Class A common stock to be received upon exercise of the warrants. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our board of directors does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

Redemption of warrants when the price per share of our Class A common stock equals or exceeds $10.00

Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “redemption fair market value” of our Class A common stock (as defined below) except as otherwise described below;

•

if, and only if, the Reference Value equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”); and

•

if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of our Class A common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “redemption fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume-weighted average price of shares of our Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final “redemption fair market value” no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) as a result of raising capital in connection with the initial business combination pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption date (period to expiration of warrants)	Redemption Fair Market Value of Class A Common Stock
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact redemption fair market value and redemption date may not be set forth in the table above, in which case, if the redemption fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of our Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower redemption fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of shares of our Class A common stock as reported during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of our Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our Class A common stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of our Class A common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of our Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of our Class A common stock.

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when shares of our Class A common stock is trading at or above $10.00 per public share, which may be at a time when the trading price of shares of our Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants when the price per share of our Class A common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when shares of our Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when shares of our Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of our Class A common stock than they would have received if they had chosen to exercise their warrants for shares of our Class A common stock if and when such shares of our Class A common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of our Class A common stock will be issued upon exercise or a warrant in connection with a redemption. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of shares of our Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of our Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than shares of our Class A common stock, the Company (or surviving company) will use its best efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Ownership limit

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of our Class A common stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments

If the number of outstanding shares of our Class A common stock is increased by a stock dividend payable in shares of our Class A common stock, or by a split-up of shares of our Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of our Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of our Class A common stock. A rights offering made to all or substantially all holders of our Class A common stock entitling holders to purchase shares of our Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of our Class A common stock equal to the product of (i) the number of shares of our Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of our Class A common stock) multiplied by (ii) one minus the quotient of (x) the price per share of our Class A common stock paid in such rights offering divided by (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of our Class A common stock, in determining the price payable for shares of our Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of shares of our Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which shares of our Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of our Class A common stock on account of such shares of our Class A common stock (or other securities into which the warrants are convertible), other than (a) as described in the immediately preceding paragraph above, (b) any cash dividends or cash distributions (or part thereof) which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on the shares of our Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution, do not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price of the warrant or to the number of shares of our Class A common stock issuable on exercise of each warrant), (c) to satisfy the redemption rights of the holders of shares of our Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of shares of our Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify (A) the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, or (B) any other provision relating to the rights of holders of our Class A common stock or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination and any subsequent distribution of our assets upon our liquidation, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of our Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of our Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of our Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of our Class A common stock.

Whenever the number of shares of our Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of our Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of our Class A common stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of our Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of our Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to the initial stockholders or any of their affiliates, without taking into account any founder shares held by the initial stockholders or any of their affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price per share of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described in “—Redemption of warrants when the price per share of our Class A common stock equals or exceeds $10.00” and “—Redemption of warrants when the price per share of our Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180%, respectively, of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of our Class A common stock (other than those described above or that solely affects the par value of such shares of our Class A common stock), or in the case of any merger or consolidation of us with or into another corporation or entity (other than a consolidation or merger in which we are the continuing corporation or entity and that does not result in any reclassification or reorganization of the outstanding shares of our Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event (the “Alternative Issuance”). However, if (i) the holders of our Class A common stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by the holders of our Class A common stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer has been made to and accepted by the holders of our Class A common stock (other than a tender, exchange or redemption offer made by us in connection with redemption rights held by our stockholders as provided for in our amended and restated certificate of incorporation or as a result of the redemption of shares of our Class A common stock by us if a proposed initial business combination is presented to our stockholders for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of our Class A common stock, the holder of a warrant will be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of our Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of shares of our Class A common stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of the consummation of such applicable event by us pursuant to a current report on Form 8-K filed with the SEC, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes warrant value (as defined in the warrant agreement). The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary event occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision contained in the warrant agreement or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the interests of the registered holders of the warrants. We may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment; provided that with respect to (A) any amendment or modification solely to the terms of the private placement warrants, the forward purchase warrants or the warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may, (B) any amendment to any provision of the warrant agreement solely with respect to the private placement warrants, the forward purchase warrants or the warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may, and (C) any amendment to any provision of the warrant agreement which adversely affects to a greater extent the private placement warrants, the forward purchase warrants or the warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may, as compared to the public warrants, in each case, the vote or written consent of the registered holders of at least 50% of the then outstanding private placement warrants, the forward purchase warrants or the warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be (as applicable) will be required; provided further that if no public warrants are outstanding, any amendment or modification will only require the vote or written consent of the registered holders of at least 50% of the then outstanding private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may (in each case, subject to any such warrants remaining outstanding). Although our ability to amend the terms of the warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants or shorten the exercise period.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of our Class A common stock and any voting rights until they exercise their warrants and receive shares of our Class A common stock. After the issuance of shares of our Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of our Class A common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Forward purchase warrants

The warrants to be issued as part of the forward purchase agreement will be identical to the warrants sold as part of the units in this offering except as disclosed herein. The forward purchase warrants will be redeemable on the same terms as the warrants offered as part of the units.

Private placement warrants

The private placement warrants (and shares of our Class A common stock issued or issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination (except, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor or entities affiliated with Metric) and they will not be redeemable under certain redemption scenarios by us so long as they are held by our sponsor, Metric or their respective permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than our sponsor, Metric or their respective permitted transferees, the private placement warrants will be redeemable by us under all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, except as described under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00,” they would pay the exercise price by surrendering their warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) less the exercise price of the warrants by (y) the Sponsor fair market value. The “Sponsor fair market value” shall mean the average reported closing price of shares of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor, Metric or their respective permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of our Class A common stock issuable upon such exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our sponsor and Metric have agreed not to transfer, assign or sell any of the private placement warrants (including shares of our Class A common stock issued or issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”, made to our officers and directors and other persons or entities affiliated with our sponsor or entities affiliated with Metric.

In addition, in order to finance transaction costs in connection with an initial business combination, our sponsor or an affiliate of our sponsor or any of our officers and directors may, but are not obligated to, loan us funds as may be required. Further, if our sponsor elects to extend the period of time to consummate our initial business combination beyond 12 months, our sponsor (or its affiliates or designees) may be required to deposit additional funds into the trust account in the form of a loan to us, as described under the heading “Proposed Business—Ability to Extend Time to Complete Our Initial Business Combination.” If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $4,600,000 of such loans that may be extended to us by our sponsor, its affiliates or designees or any of our directors or officers, as the case may be, may be converted into warrants, at a price of $1.50 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans or warrants, if any, have not been determined and no written agreements exist with respect to such loans.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the consummation of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to consummation of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. Our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering, in which case we will effect a stock split or stock dividend immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our transfer agent and warrant agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, fraud or willful misconduct of the indemnified person or entity. Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against any monies in the trust account or interest earned thereon.

Our amended and restated certificate of incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions cannot be amended without the approval of the holders of at least 65% of all of the outstanding shares of our common stock; however, prior to the consummation of our initial business combination, holders of at least a majority of our founder shares will have the exclusive right to elect and remove any of our directors prior to the consummation of our initial business combination and the holders of our public shares will not have the right to vote on the election or removal of any directors during such time. These provisions of our amended and restated

certificate of incorporation that relate to the appointment and removal of directors prior to our initial business combination may only be amended by a resolution passed by holders of at least 90% of the outstanding common stock. Our initial stockholders, who collectively will beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

If we are unable to complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering (subject to our ability to seek an extension of such period as described in this prospectus), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest released to us to pay dissolution expenses), divided by the total number of then outstanding public shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•

Prior to our initial business combination, we may not issue any additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination, any pre-initial business combination activity or any amendment to the provisions of our amended and restated certificate of incorporation described herein;

•

Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor or the FLAG team, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or an independent accounting firm that such a business combination is fair to our company from a financial point of view;

•

If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value equal to at least 80% of our assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discounts held in trust) at the time of the agreement to enter into the initial business combination;

•

If our stockholders approve an amendment to our amended and restated certificate of incorporation that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, including franchise and income taxes (less up to $100,000 of such net interest released to us to pay dissolution expenses), divided by the total number of then outstanding public shares; and

•	We will not enter into an our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of the underwriter’s fees and commissions (so that we are not subject to the SEC’s “penny stock” rules).

Certain anti-takeover provisions of Delaware law and our amended and restated certificate of incorporation and bylaws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and other employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. The exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders except in certain limited situations. Pursuant to Rule 14a-8 under the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than any action required or permitted to be taken at a meeting of holders of our Class B common stock which, subject to certain conditions, may be effected by written consent of such holders as discussed further in “—Class B common stock consent right”.

Classified board of directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Appointment and removal of directors

Prior to the closing of the initial business combination, the holders of shares of our Class B common stock have the exclusive right to elect and remove any director, and the holders of shares of our Class A common stock have no right to vote on the election or removal of any director. These rights may only be amended by a resolution passed by holders of at least 90% of the outstanding common stock entitled to vote thereon.

Class B common stock consent right

Except as otherwise required by law or our amended and restated certificate of incorporation, for so long as any shares of our Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of our Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of our Class B common stock. Any action required or permitted to be taken at any meeting of the holders of our Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our Class B common stock were present and voted.

Securities eligible for future sale

Immediately after the consummation of this offering, we will have 25,000,000 shares of our common stock outstanding (or 28,750,000 shares of our common stock if the underwriter’s over-allotment option is exercised in full). Of these shares, the 20,000,000 shares (or 23,000,000 shares if the underwriter’s over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,000,000 shares (or 5,750,000 shares if the underwriter’s over-allotment option is exercised in full) and all 3,291,005 private placement warrants (or 3,397,155 private placement warrants if the underwriter’s over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the shares of our Class B common stock, private placement warrants and forward purchase warrants are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be subject to registration rights as more fully described below under “—Registration and Stockholder Rights.” Upon the closing of the sale of the forward purchase securities, all of the 5,000,000 forward purchase shares and 2,500,000 forward purchase warrants and the shares of our Class A common stock underlying the forward purchase warrants will be restricted securities under Rule 144.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of shares of common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 shares if the underwriter exercises its over-allotment option in full); or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the use of rule 144 by shell companies or former shell companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration and stockholder rights

The holders of the 5,000,000 founder shares and 3,291,005 private placement warrants (or 5,750,000 founder shares and 3,397,155 private placement warrants, if the underwriter exercises its over-allotment option in full) (and any shares of our Class A common stock issued or issuable upon the conversion of such founder shares or exercise of such private placement warrants and any warrants that may be issued upon conversion of loans extended to us), including our sponsor, Metric and the anchor investors, will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of the registration statement of which this prospectus forms a part, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to shares of our Class A common stock). On and after the date we consummate our initial business combination, the holders of at least a majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration and stockholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (a) in the case of the founder shares, on the earliest to occur of (A) one year after the consummation of our initial business combination; (B) subsequent to our initial business combination, if the date on which the last reported sale price of the shares of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination; and (C) subsequent to our initial business combination, the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of our Class A common stock for cash, securities or other property (except as described in this prospectus under “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”) and (b) in the case of the private placement warrants and the shares of our Class A common stock issued or issuable upon the exercise of the private placement warrants, 30 days after the consummation of our initial business combination (except as described in this prospectus under “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”). Notwithstanding the foregoing, the registration rights relating to the founder shares and the private placement warrants held by Metric shall comply with the requirements of FINRA Rule 5110(g)(8)(B)-(D), namely that Metric may not exercise its demand and “piggy-back” registration rights after five and seven years, respectively, from the commencement of sales of this offering and may not exercise its demand right on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the forward purchase agreement, we have agreed (a) to use commercially reasonable efforts to file within 30 calendar days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase securities, (b) to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies us that it will “review” the registration statement) following the closing of the initial business combination and (ii) the 10th business day after the date we are notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which Franklin or its assignees cease to hold the securities covered thereby, (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (C) 2 years from the effective date of the registration statement. We will bear the cost of registering these securities.

In addition, pursuant to the registration and stockholder rights agreement, our sponsor, upon consummation of an initial business combination, will be entitled to nominate three individuals for election to our board of directors so long as the sponsor and its permitted transferees continue to hold at least 50% of the number of founder shares held by the sponsor immediately prior to closing of this offering and after any forfeiture of its founder shares.

Listing of securities

We intend to apply to list our units, shares of our Class A common stock and warrants on the NYSE under the symbols “FLAGU,” “FLAG” and “FLAGW,” respectively. We expect that our units will be listed on the NYSE on or promptly after the effective date of the registration statement. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and warrants will be listed separately and as a unit on the NYSE. Additionally, the units will automatically separate into their component parts and will not be traded after consummation of our initial business combination.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our units, each consisting of one share of Class A common stock and one-half of one warrant, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying share of Class A common stock and one-half of one warrant that are components of the unit. As a result, the discussion below with respect to actual holders of Class A common stock and warrants should also apply to holders of units (as the deemed owners of the underlying Class A common stock and warrants that comprise the units). This discussion applies only to certain beneficial owners of securities who purchase units in this offering and hold such securities as capital assets for U.S. federal income tax purposes (generally property held for investment).

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address the Medicare tax on certain investment income, the alternative minimum tax, U.S. federal estate or gift tax laws, any state, local or any non-U.S. tax laws. In addition, this discussion does not address all U.S. federal income tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	holders of our Class B common stock, forward purchase securities or private placement warrants;

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	dealers in securities or foreign currencies;

•	traders in securities subject to a mark-to-market method of accounting for U.S. federal income tax purposes with respect to the securities;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	regulated investment companies or real estate investment trusts;

•	controlled foreign corporations or passive foreign investment companies;

•	persons that acquired our securities through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	former citizens or residents of the United States; or

•	persons that hold our securities as part of a straddle, hedge, integrated transaction or similar transaction.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds our units, shares of our Class A common stock or warrants, the U.S. federal income tax treatment of a partner in the partnership or equityholder in the pass-through entity generally will depend upon the status of the partner or equityholder, upon the activities of the partnership or other pass-through entity and upon certain determinations made at the partner or equityholder level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and equityholders in such other pass-through entities considering the purchase of our securities to consult their tax advisors regarding the U.S. federal income tax considerations of the ownership and disposition of our securities by such partnership or pass-through entity.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Personal holding company status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of purchase price and characterization of a unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. We intend to treat the acquisition of a unit, for U.S. federal income tax purposes, as the acquisition of one share of our Class A common stock and one-half of one warrant to acquire one share of our Class A common stock and, by purchasing a unit, you agree to adopt such treatment for tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of Class A common stock and the one-half of one warrant based on the relative fair market value of each at the time of issuance. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each share of Class A common stock and the one-half of one warrant should be the stockholder’s tax basis in such share or one-half of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the share of Class A common stock and the one-half of one warrant based on their respective relative fair market values at the time of disposition. The separation of the share of Class A common stock and the one-half of one warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, shares of our Class A common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. holder and Non-U.S. holder defined

A “U.S. holder” is a beneficial owner of our units, shares of our Class A common stock or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. holder” is a beneficial owner of our units, shares of our Class A common stock or warrants who is or that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Considerations for U.S. holders

This section applies to you if you are a “U.S. holder.”

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of such earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to U.S. federal income tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants. Upon a sale or other taxable disposition of our Class A common stock or warrants, which, in general, would include a redemption of Class A common stock or warrants that is treated as a sale of such securities (as described below), including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights prior to our initial business combination with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss realized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or warrants based upon the then fair market values of the Class A common stock and the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock or warrants disposed of in such disposition. A U.S. holder’s adjusted tax basis in its Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Class A common stock or one-half of one warrant or, as discussed below, the U.S. holder’s initial basis for Class A common stock received upon exercise of warrants) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital. See “—Redemption of Class A Common Stock” below for a discussion of redemptions of our Class A common stock that may be treated as a sale or exchange hereunder.

Redemption of Class A Common Stock. In the event that a U.S. holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities—Common Stock” or if we purchase a U.S. holder’s Class A common stock in an open market transaction (referred to in this prospectus as a “redemption”), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A common stock, the U.S. holder will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale of Class A common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “—Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of the Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. Prior to our initial business combination, the Class A common stock may not be treated as voting stock for this purpose. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed, the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members, and the U.S. holder does not constructively own any other shares of our stock. The redemption of shares of our Class A common stock will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

U.S. holders who actually or constructively own five percent (or, if our shares of our Class A common stock are not then publicly traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of shares of our Class A common stock, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize gain or loss as a result of the acquisition of common stock upon the exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrant. A U.S. holder’s holding period for the Class A common stock received upon exercise of the warrant will commence on the date following the date of exercise of the warrant (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may not be a taxable event, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the Class A common stock received generally would equal the U.S. holder’s tax basis in the warrants. If the cashless exercise were not treated as a gain realization event, a U.S. holder’s holding period for the Class A common stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock received would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised warrants treated as surrendered to pay the exercise price of the total number of warrants exercised (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the surrendered warrants and the U.S. holder’s tax basis in such warrants. In this case, a U.S. holder’s tax basis in the Class A common stock received would equal the sum of the fair market value of the surrendered warrants and the U.S. holder’s tax basis in the warrants exercised (except for any such tax basis allocable to the surrendered warrants). A U.S. holder’s holding period for the Class A common stock would commence on the date following the date of exercise of the warrant (or possibly the date of exercise) and the holding period will not include the period during which the U.S. holder held the warrant.

If we provide notice of an intention to redeem warrants for $0.10 as described in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants,” and a U.S. Holder exercises its warrant on a cashless basis and receives the amount of Class A common stock as determined by reference to the table set forth thereunder, we intend to treat such exercise as a redemption of warrants for Class A common stock for U.S. federal income tax purposes. Such redemption should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, a U.S. Holder should not recognize any gain or loss on the redemption of warrants for shares of our Class A common stock. A U.S. Holder’s aggregate tax basis in the shares of our Class A common stock received in the redemption generally should equal the U.S. Holder’s aggregate tax basis in the warrants redeemed and the holding period for the shares of our Class A common stock received in redemption of the warrants should include the U.S. Holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants or otherwise characterized. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for shares of our Class A common stock.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the sections of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” or the section of this prospectus entitled “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Possible Constructive Distributions. The terms of the warrants provide for an adjustment to the number of shares of common stock for which the warrants may be exercised or to the exercise price of the warrants in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise or, through a decrease to the exercise price, including, for example, where additional shares of our Class A common stock or equity-linked securities are issued in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock, and certain other conditions are met, and the exercise price of the warrants is adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, as described under “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”) as a result of a distribution of cash or other property to the holders of shares of our common stock which is taxable to the U.S. holders of such shares as described under “—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of the increase in the warrant holder’s interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of our Class A common stock and warrants, unless the U.S. holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Considerations for Non-U.S. holders

This section applies to you if you are a “Non-U.S. holder.”

Taxation of Distributions. In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Class A common stock to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Any such dividends generally will be subject to U.S. federal withholding tax at the rate of 30% of the gross amount of the dividend unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. A Non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), the applicable withholding agent will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, except in the case of an applicable income tax treaty providing otherwise. A non-U.S. corporation receiving effectively-connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•

the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained in the United States by the Non-U.S. holder); or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”) at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. holder’s holding period for the applicable security (the “relevant period”).

A Non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A Non-U.S. holder whose gain is described in the second bullet point above generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the Non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

A Non-U.S. holder whose gain is described in the third bullet point above, subject to the exceptions described in the remainder of this paragraph, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a USRPHC in the future until we complete an initial business combination. We will be classified as a USRPHC if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. If we were to become a USRPHC, then provided that our Class A common stock is considered to be “regularly traded on an established securities market” (within the meaning of the applicable Treasury regulations), only a Non-U.S. holder who owns, or owned, actually or constructively, at any time during the relevant period, (i) more than 5% of our Class A common stock, (ii) more than 5% of the units, provided the units are considered to be regularly traded, or (iii) more than 5% of the warrants, provided the warrants are considered to be regularly traded, as applicable, will be taxable on gain realized on the disposition thereof as a result of our status as a USRPHC. It is unclear how a holder’s ownership of warrants will affect the determination of whether such holder owns more than 5% of the Class A common stock. In addition, special rules may apply in the case of a disposition of the units or warrants if our Class A common stock is considered to be regularly traded, but such other securities are not considered to be regularly traded. We can provide no assurance as to our future status as a USRPHC or as to whether our Class A common stock, units or warrants will be treated as regularly traded on an established securities market. See “—Redemption of Class A Common Stock” below for a discussion of redemptions of our Class A common stock that may be treated as a sale or exchange hereunder.

Non-U.S. holders are encouraged to consult their tax advisors regarding the tax consequences related to ownership in a USRPHC.

Redemption of Class A Common Stock. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Class A common stock pursuant to the redemption provisions described in this prospectus under “Description of Securities—Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Class A common stock, as described under “—Considerations for U.S. Holders—Redemption of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “—Taxation of Distributions” and “—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants,” as applicable. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. holder’s Class A common stock, the withholding agent might treat the redemption as a distribution subject to withholding tax.

Exercise, Lapse or Redemption of a Warrant. The characterization for U.S. federal income tax purposes of a Non-U.S. holder’s exercise of a warrant, or the redemption or lapse of a warrant held by a Non-U.S. holder, generally will correspond to the characterization described under “—Considerations for U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would be similar to those described under “—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which each warrant may be exercised or to the exercise price of each warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. A Non-U.S. holder of a warrant would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our common stock which is taxable to the Non-U.S. holders of such shares as described under “—Taxation of Distributions” above. A Non-U.S. holder would be subject to U.S. federal income tax withholding as described under that section in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash.

Information Reporting and Backup Withholding. Any dividends paid to a Non-U.S. holder must be reported annually to the IRS and to the Non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the Non-U.S. holder resides or is established. Payments of dividends to a Non-U.S. holder generally will not be subject to backup withholding if the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a Non-U.S. holder of our units, Class A common stock and warrants effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the Non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our units, Class A common stock and warrants effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the Non-U.S. holder is not a United States person and certain other conditions are met, or the Non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability and a holder generally may obtain a refund of any excess amounts withheld if backup withholding results in an overpayment of taxes, provided that the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as “FATCA”) generally impose a withholding tax of 30% on payments of dividends (including constructive dividends) on our Class A common stock or warrants and on the gross proceeds from the sale or other disposition of our units, Class A common stock or warrants, in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). The IRS has issued proposed Treasury Regulations (on which taxpayers may rely until final Treasury Regulations are issued) that would generally not apply these withholding requirements to gross proceeds from sales or other disposition proceeds from our units, Class A common stock and warrants. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes if it files a tax return in the United States. U.S. holders and Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our Class A common stock or warrants.

INVESTORS CONSIDERING THE PURCHASE OF OUR SECURITIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING (CONFLICTS OF INTEREST)

Guggenheim Securities, LLC is acting as sole book-running manager and underwriter of this offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 20,000,000 units.

We have agreed to indemnify the underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the units subject to its acceptance of the units from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Commission and Expenses

The underwriter proposes to offer the units to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $0.45 per unit. After the offering, the initial public offering price and concession to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the underwriting discounts and commissions that we will pay in connection with this offering. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional units.

	Per Unit(1)		Total(1)
	Without over- allotment	With over- allotment	Without over- allotment	With over- allotment
Underwriting Discounts and Commissions paid by us	$0.45	$0.45	$9,030,485	$10,385,058

(1)

BTIG, LLC will receive a fee of $100,000 from the total underwriting discount in consideration for its services and expenses incurred as “qualified independent underwriter.” Consists of (i) $0.10 per unit, or $2,030,485 (or $2,335,058 if the over-allotment option is exercised in full) in the aggregate payable to the underwriter as initial underwriting commissions at the time of closing of this offering and (ii) $0.35 per unit, or $7,000,000 (or $8,050,000 if the over-allotment option is exercised in full) in the aggregate payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described in this prospectus. The deferred commissions will be released to the underwriter only on consummation of an initial business combination, in an amount equal to $0.35 multiplied by the number of shares of our Class A common stock sold as part of the units in this offering, as described in this prospectus.

If we do not complete our initial business combination within 12 months (or up to 18 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, the underwriter has agreed that (i) it will forfeit any rights or claims to its deferred underwriting commissions, including any accrued interest thereon, then in the trust account and (ii) that the deferred underwriting discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes payable) to the public stockholders.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1,735,000. We have agreed to pay the FINRA filing fee in the amount of $35,000, which is an out-of-pocket expense of the underwriter.

Founder Shares and Private Placement Warrants

In April 2021, Metric purchased 1,144,250 founder shares for a purchase price of approximately $0.004 per share. If the underwriter’s over-allotment option is not fully exercised, Metric will forfeit up to 149,250 founder shares such that Metric will hold 995,000 founder shares (not taking into consideration any subsequent sale of founder shares by Metric to anchor investors as discussed below). The founder shares purchased by Metric have terms and provisions that are identical to the founder shares sold to the sponsor, directors and officers as described under “Description of Securities—Founder Shares.”

Metric sold a portion of the founder shares it purchased in April 2021 at approximately $0.004 per share (which is Metric’s cost for acquiring such shares) to the anchor investors in consideration of their indications of interest to purchase units in this offering as discussed elsewhere in this prospectus.

Metric has committed to purchase from us 707,672 private placement warrants (or 813,822 private placement warrants if the underwriter’s over-allotment option is exercised in full) for $1.50 per warrant for an aggregate purchase price of $1,061,508 (or $1,220,733 if the underwriter’s over-allotment option is exercised). The private placement warrants have terms and provisions (such as the exercise price of $11.50 per whole share) that are identical to the warrants sold in this offering except as described under “Description of Securities—Warrants—Private placement warrants,” including that, subject to certain exceptions, the private placement warrants and their component securities will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination and they will not be redeemable under certain redemption scenarios by us so long as they are held by our sponsor, Metric or their permissible transferees. The purchases of the private placement warrants will take place on a private placement basis simultaneously with the consummation of this offering.

The founder shares and private placement warrants purchased by Metric will be considered underwriting compensation in connection with this offering, will be subject to lock-up restrictions, as required by FINRA Rule 5110(e)(1), and may not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 540 days immediately following the date of effectiveness of the registration statement of which this prospectus forms a part or commencement of sales of the offering, except as provide in FINRA Rule 5110(e)(2).

The holders of the founder shares and the private placement warrants (and any shares of our Class A common stock issuable upon the conversion of such founder shares or exercise of such private placement warrants) will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of the registration statement of which this prospectus forms a part, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A common stock). On and after the date we consummate our initial business combination, the holders of at least a majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration and stockholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, as described more fully in “Description of Securities—Registration and Stockholder Rights.” Notwithstanding the foregoing, the registration rights relating to the founder shares and the private placement warrants held by Metric shall comply with the requirements of FINRA Rule 5110(g)(8)(B)-(D), namely that Metric may not exercise its demand and “piggy-back” registration rights after five and seven years, respectively, from the commencement of sales of this offering and may not exercise its demand right on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

Guggenheim Securities, LLC is an affiliate of Metric. As described in this prospectus, Guggenheim Securities, LLC currently has an indirect economic interest in approximately 18.9% of our Class B common stock and, upon consummation of this offering, Guggenheim Securities, LLC is expected to have an indirect economic interest in 707,672 of our private placement warrants (or 813,822 if the underwriter’s over-allotment option is exercised in full). Notwithstanding these economic interests, Guggenheim Securities, LLC currently represents, and in the future will represent, other blank check companies and clients that may compete with us for business combination opportunities, as well as clients that may be potential transaction counterparties of ours, and Guggenheim Securities, LLC may have contractual or other obligations to such other entities. Accordingly, Guggenheim Securities, LLC may be obligated to or may choose to present a business combination opportunity to another entity rather than to us. Unless and until Guggenheim Securities, LLC is retained to source initial business combinations for us, Guggenheim Securities, LLC is not obligated to do so. Although Guggenheim Securities, LLC may provide us with business combination opportunities, those opportunities will not be exclusive to us, and Guggenheim Securities, LLC may provide such opportunities to other companies as well.

As discussed above and in other places in this prospectus, Metric has committed capital to us and will suffer the loss of that capital if we do not consummate our initial business combination within the prescribed time. Notwithstanding the commitment of capital to us and the resulting economic incentives, Metric owes no fiduciary, contractual or other duties to promote the success of our launch, including as to the provision of additional capital required to identify, diligence and consummate our initial business combination, and accordingly, Metric and its affiliates may engage in activities that may conflict with your interests. Among other activities, Metric and its affiliates have invested in, sponsored and formed, and may invest in, sponsor or form, other special purpose acquisition companies similar to ours and have pursued and may pursue other business or investment ventures at any time, including businesses or investment ventures that may compete with us for initial business combination opportunities.

Determination of Offering Price

Prior to this offering, there has not been a public market for our securities. Consequently, the initial public offering price for our units was determined by negotiations between us and the underwriter. Among the factors considered in these negotiations were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company.

We offer no assurances that the initial public offering price will correspond to the price at which the units will trade in the public market subsequent to the offering or that an active trading market for the units will develop and continue after the offering.

Listing

We intend to apply to list our units on the NYSE under the trading symbol “FLAGU.” We expect that our units will be listed on the NYSE on or promptly after the date of this prospectus. We anticipate that our Class A common stock and warrants will be listed under the symbols “FLAG” and “FLAGW,” respectively, once our Class A common stock and warrants begin separate trading. We cannot guarantee that our securities will be approved for listing on the NYSE.

Stamp Taxes

If you purchase units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional Units

We have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 3,000,000 units from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriter exercises this option, the underwriter will be obligated, subject to specified conditions, to purchase such additional units. This option may be exercised only if the underwriter sells more units than the total number set forth on the cover page of this prospectus.

Letter Agreement

Our sponsor, officers, directors and Metric have agreed that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of the underwriter, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, shares of our Class A common stock, founder shares, warrants or any other securities convertible into, or exercisable, or exchangeable for, shares of our Class A common stock owned by them, or publicly announce an intention to effect any such transaction, except in the following circumstances: (A) the forfeiture of founder shares if the underwriter does not exercise its over-allotment option in full; (B) any transfer of founder shares to any current or future independent directors of ours (so long as each such current or future independent director agrees to be bound by the same terms and conditions that our sponsor, officers, directors or Metric is subject to); (C) any offer of securities that may be issued by us in connection with an initial business combination if such offer is made on our behalf; or (D) any transfer of founder shares or private placement warrants, or any shares of our Class A common stock issued or issuable upon the conversion of founder shares, pursuant to a permitted transfer as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”; provided, however, that, to the extent that any reporting obligation under Section 16 of the Exchange Act is triggered as a result of any transfer described in clause (A), (B) or (D) of this sentence, any related filing under such Section 16 includes a practical explanation as to the nature of the transfer.

Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the consummation of our initial business combination; (B) subsequent to our initial business combination, if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination; and (C) subsequent to our initial business combination, the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of our Class A common stock for cash, securities or other property (except as described in this prospectus under “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the “lock-up.”

The private placement warrants (including shares of our Class A common stock issued or issuable upon the exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination (except with respect to certain permitted transfers as described in this prospectus under “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”).

Stabilization

The underwriter has advised us that it, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering.

These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional units in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional units or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the option to purchase additional units.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriter must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of units on behalf of the underwriter for the purpose of fixing or maintaining the price of the units. A syndicate covering transaction is the bid for or the purchase of units on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the units originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

We are not under any contractual obligation to engage the underwriter to provide any services for us after this offering and have no present intent to do so but we may do so at our discretion. However, the underwriter may introduce us to potential target businesses or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriter of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriter or its affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriter or its affiliates that provide these services to us may have a potential conflict of interest given that the underwriter is entitled to the deferred portion of its underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expense reimbursements.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Metric, which beneficially owns more than 10% of our outstanding common stock prior to the consummation of this offering, is an affiliate of Guggenheim Securities, LLC, the underwriter in this offering. As a result, Guggenheim Securities, LLC is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121. FINRA Rule 5121 prohibits Guggenheim Securities, LLC from making sales to discretionary accounts without the prior written approval of the account holder and requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement and exercise its usual standards of due diligence with respect thereto. BTIG, LLC is acting as a “qualified independent underwriter” for this offering. BTIG, LLC will receive a fee of $100,000 from the total underwriting discount in consideration for its services and expenses incurred as a “qualified independent underwriter.” We have agreed to indemnify BTIG, LLC against certain liabilities incurred in connection with acting as a “qualified independent underwriter,” including liabilities under the Securities Act.

Notice to Prospective Investors in Canada

The distribution of the units in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these units are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the units.

Representations of Canadian Purchasers

By purchasing the units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these units in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the units may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the units without disclosure to investors under Chapter 6D of the Corporations Act.

The units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring units must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the European Economic Area

This prospectus is not a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus and any offer if made subsequently is directed only at persons in Member States of the European Economic Area (the “EEA”) who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation. This prospectus has been prepared on the basis that any offer of the units in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the units. Accordingly any person making or intending to make an offer in that Member State of the units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriter has authorized, nor do they authorize, the making of any offer of the units in circumstances in which an obligation arises for us or the underwriter to publish or supplement a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In relation to each Member State, no offer of units which are the subject of the offering contemplated by this prospectus to the public may be made in that Member State other than:

(a)    to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

(c)    in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of units shall require the us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units.

Notice to Prospective Investors in Hong Kong

The underwriter and each of its affiliates have not (1) offered or sold and will not offer or sell, in Hong Kong, by means of any document, our units other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the units is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the account or benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) by the Monetary Authority of Singapore, and the offer of the units is made primarily pursuant to an exemption under the SFA. Accordingly, the units may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the units be circulated or distributed, whether directly or indirectly, to any person in Singapore other than: (a) to an institutional investor (as defined in Section 4A of the SFA); or (b) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

Notice to Prospective Investors in Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the units in Switzerland. The units offered hereby may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the units to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the units constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the units may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom (“UK”), this prospectus is not a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus has been prepared on the basis that any offer if made subsequently is directed only at persons in the UK who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation. This prospectus has been prepared on the basis that any offer of the units in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the units. Accordingly any person making or intending to make an offer in the UK of the units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriter has authorized, nor do they authorize, the making of any offer of the units in circumstances in which an obligation arises for us or the underwriter to publish or supplement a prospectus for such offer. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

In relation to the UK, no offer of units which are the subject of the offering contemplated by this prospectus to the public may be made in the UK other than:

(a)    to any legal entity which is a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”);

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA) in the UK subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

(c)    in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units.

This prospectus is only being distributed to, and is only directed at, persons in the UK that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion)

Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. Any person in the UK that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Weil, Gotshal and Manges LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act and, as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Sidley Austin LLP, New York, New York, is acting as counsel to the underwriter.

EXPERTS

The financial statements of First Light Acquisition Group, Inc. as of April 30, 2021 and for the period from March 24, 2021 (inception) through April 30, 2021 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement.

Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. Upon request, we will provide electronic copies of our public filings free of charge.

First Light Acquisition Group, Inc.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

First Light Acquisition Group, Inc.

11110 Sunset Hills Road # 2278

Reston VA 20190

Opinion on the Financial Statements

We have audited the accompanying balance sheet of First Light Acquisition Group, Inc. (the “Company”) as of April 30, 2021, the related statements of operations, changes in shareholders’ equity and cash flows for the period from March 24, 2021 (inception) through April 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2021, and the results of its operations and its cash flows for the period from March 24, 2021 (inception) through April 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, as of April 30, 2021, the Company does not have sufficient cash and working capital to sustain its operations and the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2021.

McLean, Virginia

May 17, 2021

First Light Acquisition Group, Inc.

Balance Sheets

	June 30, 2021	April 30, 2021
	(unaudited)	(audited)
ASSETS
Current Assets:
Cash	95,000	25,000
Prepaid expenses	22,500	—

Total Current Assets:	117,500	25,000
Deferred offering costs associated with the proposed public offering	507,376	443,150

Total Assets	624,876	$468,150

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	52,800	10,000
Accrued offering costs	441,575	443,150
Promissory note – related party	188,804	—

Total Liabilities	683,179	453,150

COMMITMENTS AND CONTINGENCIES
Stockholder’s Equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding Class A common stock, $0.0001 par value; 300,000,000 shares authorized; none issued and outstanding	—	—
Class B common stock, $0.0001 par value; 30,000,000 shares authorized; 5,750,0000 shares issued and outstanding(1)	575	575
Additional paid-in capital	24,425	24,425
Accumulated deficit	(83,303)	(10,000)

Total Stockholder’s (Deficit) Equity	(58,303)	15,000

Total Liabilities and Stockholder’s Equity	$624,876	$468,150

(1)	Includes up to 750,000 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 6).

First Light Acquisition Group, Inc.

Statements of operations

	For the Period March 24, 2021 (Inception) Through
	June 30, 2021	April 30, 2021
	(unaudited)	(audited)
Formation, general and administrative expenses	$83,303	$10,000
Net loss	$(83,303)	$(10,000)

Basic and diluted weighted average shares outstanding(1)	5,000,000	5,000,000

Basic and diluted net loss per Class B common stock	$(0.02)	$(0.00)

(1)	Excludes up to 750,000 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 6).

First Light Acquisition Group, Inc.

Statements of changes in stockholders’ equity (deficit)

	Ordinary shares		Additional Paid-In Capital	Accumulated deficit	Total shareholder’s equity
	No. of Shares	Amount
Balance—March 24, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	4,605,750	461	19,564	—	20,025
Issuance of Class B common stock to Metric(2)	1,144,250	114	4,861	—	4,975
Net loss	—	—	—	(10,000)	(10,000)

Balance—April 30, 2021 (audited)	$5,750,000	$575	$24,425	$(10,000)	$15,000
Net loss	—	—	—	(73,303)	(73,303)
Balance—June 30, 2021 (unaudited)	$5,750,000	$575	$24,425	$(83,303)	$(58,303)

(1)	Includes up to 600,750 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 6).
(2)	Includes up to 149,250 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 6).

First Light Acquisition Group, Inc.

Statements of cash flows

	For the Period March 24, 2021 (inception) Through
	June 30, 2021	April 30, 2021
	(unaudited)	(audited)
Cash flow from operating activities:
Net loss	$(83,303)	$(10,000)

Changes in operating assets and liabilities
Prepaid expenses	(22,500)	—
Deferred offering costs	(65,801)	—
Accrued expenses	52,800	10,000

Net cash used in operating activities	(118,804)	—

Cash flow from financing activities
Proceeds from issuance of promissory note	188,804	—
Proceeds from issuance of Class B common stock to Sponsor	20,025	20,025
Proceeds from issuance of Class B common stock to Metric	4,975	4,975

Net cash from financing activities	213,804	25,000
Net Change in Cash	95,000	25,000
Cash—Beginning of the period	—	—

Cash—End of the period	95,000	$25,000

Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in accrued offering costs	441,575	$443,150

First Light Acquisition Group, Inc.

Notes to financial statements

Note 1. Description of organization and business operations

First Light Acquisition Group, Inc. (the “Company”) is a blank check company formed in Delaware on March 24, 2021. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not yet commenced any operations. All activity for the period March 24, 2021 (inception) through June 30, 2021 relates to the Company’s formation and the proposed initial public offering (the “Proposed Offering”). The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 20,000,000 units at $10.00 per unit (or 23,000,000 units if the underwriter’s over-allotment option is exercised in full) (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) which is discussed in Note 3 and the sale of 3,291,005 warrants (or 3,397,155 warrants if the underwriter’s over-allotment option is exercised in full) (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant that will close in a private placement to First Light Acquisition Group, LLC (the “Sponsor”) and Metric Finance Holdings I, LLC (“Metric”), an affiliate of Guggenheim Securities, LLC, the underwriter of the Proposed Offering, simultaneously with the closing of the Proposed Offering (see Note 4).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NYSE rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the assets in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discounts held in trust). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that $10.00 per Unit sold in the Proposed Offering, including the proceeds from the sale of the Private Placement Warrants, will be held in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion. The public stockholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, including franchise and income taxes, divided by the number of then outstanding Public Shares, subject to certain limitations. The amount in the Trust Account is initially anticipated to be approximately $10.00 per Public Share. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination.

The shares of common stock subject to redemption will be classified as temporary equity upon the completion of the Proposed Offering and subsequently accreted to redemption value, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The public stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who properly redeem their shares will not be reduced by the deferred underwriting discounts and commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the consummation of a Business Combination with respect to the Company’s warrants. These shares of Class A common stock will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor and Metric have agreed (a) to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem its Founder Shares and Public Shares in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights or pre-Business Combination activity and (d) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor and Metric will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Offering if the Company fails to complete its Business Combination.

If the Company is unable to complete a Business Combination within 12 months (or up to 18 months if the Company were to exercise the two three-month extensions as described in the prospectus) from the closing of the Proposed Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, including franchise and income taxes (less up to $100,000 of such net interest released to the Company to pay dissolution expenses), divided by the total number of then outstanding public shares, which redemption will completely extinguish the public stockholder’s rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors in accordance with applicable law, dissolve and liquidate, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The underwriter has agreed to forfeit its rights to the deferred underwriting commission, including any accrued interests thereon, held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Offering price per Unit ($10.00).

In the event of a liquidation of the Trust Account, the Sponsor has agreed to indemnify the Company if and to the extent any claims by a third party (other than the independent public accountants) for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case net of the interest which may be withdrawn to pay the Company’s taxes, including franchise and income taxes. This liability will not apply with respect to any claims by a third party or prospective target business who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Going concern consideration

As of June 30, 2021 and April 30, 2021, the Company had $95,000 and $25,000, respectively, in cash and a working capital deficiency of $565,679 and $428,150, respectively. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risk and Uncertainties

Management has evaluated the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2. Summary of significant accounting policies

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Unaudited interim financial statements

The accompanying unaudited financial statements are presented in conformity with GAAP and pursuant to the rules and regulations of the SEC. In the opinion of the Company, the unaudited financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of June 30, 2021, and its results of operations for the three months ended June 30, 2021 and for the period from March 24, 2021 (inception) to June 30, 2021. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $95,000 and $25,000 in cash and no cash equivalents as of June 30, 2021 and April 30, 2021, respectively.

Deferred Offering Costs

Deferred offering costs consisted of legal and professional fees incurred through the balance sheet date that were directly related to the Proposed Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and April 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The provision for income taxes was deemed to be immaterial for the period from March 24, 2021 (inception) through June 30, 2021.

Net loss per common share

Net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding during the period, excluding common shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 750,000 shares of Class B common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriter (see Notes 7 and 8). At June 30, 2021 and April 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

ASC Topic 820, Fair Value Measurement, defines fair value as the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants. Fair value measurements are classified on a three-tier hierarchy as follows:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The fair value of the Company’s assets and liabilities, which qualify as financial instruments approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value upon issuance and remeasured at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative financial instruments is evaluated at the end of each reporting period. There were no derivative financial instruments as of June 30, 2021 and April 30, 2021.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3. Proposed offering

Pursuant to the Proposed Offering, the Company will offer for sale up to 20,000,000 Units (or 23,000,000 Units if the underwriter’s overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one share of the Company’s Class A common stock, $0.0001 par value, and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).

Certain qualified institutional buyers or institutional accredited investors (which are not affiliated with the Company, the Sponsor, the Company’s directors, any member of the Company’s management or Metric) (the

“anchor investors”) have expressed to the Company an interest in purchasing an aggregate of approximately $230,000,000 of units in the Proposed Offering at the offering price of $10.00 per Unit. There can be no assurance that the anchor investors will acquire any Units in the Proposed Offering, or as to the amount of such Units the anchor investors will retain, if any, prior to or upon the consummation of the initial Business Combination.

Note 4. Private placement

The Sponsor and Metric have agreed to purchase an aggregate of 3,291,005 Private Placement Warrants (or 3,397,155 Private Placement Warrants if the over-allotment option is exercised in full) at a price of $1.50 per warrant ($4,936,508 in the aggregate, or $5,095,733 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of Proposed Offering.

Each whole private placement warrant (the “Private Placement Warrants”) is exercisable for one whole Class A common stock at a price of $11.50 per share. A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable (except as described in Note 7 below under “—Redemption of warrants for Class A common stock when the price per Class A common stock equals or exceeds $10.00”) and exercisable on a cashless basis so long as they are held by the Sponsor, Metric or their respective permitted transferees.

The Sponsor, officers, directors and Metric have entered into letter agreements with the Company, pursuant to which they have agreed (i) to waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the consummation of the Business Combination and a stockholder vote to approve an amendment to the Amended and Restated Certificate of Incorporation that would modify (A) the substance or timing of the Company’s obligation to provide holders of shares of Class A common stock the right to have their shares redeemed in connection with the Business Combination or to redeem 100% of its Public Shares if the Company does not consummate the Business Combination within 12 months (or up to 18 months if the Company were to exercise the two three-month extensions as described in the prospectus) from the closing of the Proposed Offering or (B) any other provision relating to the rights of holders of shares of Class A common stock or pre-initial business combination activity and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to consummate the Business Combination within 12 months (or up to 18 months if the Company were to exercise the two three-month extensions as described in the prospectus) from the closing of the Proposed Offering (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete its Business Combination within the prescribed time frame). If the Company submits its Business Combination to its public stockholders for a vote, the Company will complete the Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination.

Note 5. Related party transactions

Founder shares

In April, 2021, the Company issued an aggregate of 5,750,000 shares of Class B common stock (the “Founder Shares”) to the Sponsor and Metric for an aggregate purchase price of $25,000. The Founder Shares include an aggregate of up to 750,000 shares subject to forfeiture by the Sponsor and Metric to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor and Metric will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming the Sponsor and Metric do not purchase any Public Shares in the Proposed Offering).

The Sponsor and Metric have agreed not to transfer, assign or sell any of its Founder Shares until the earliest to occur of: (A) one year after the consummation of the Company’s initial Business Combination; (B) subsequent to the Company’s initial Business Combination, if the last reported sale price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s Business Combination; and (C) subsequent to the Company’s initial Business Combination, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of the Company’s Class A common stock for cash, securities or other property.

The Founder Shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 6.

In connection with the closing of the Proposed Public Offering, the anchor investor acquired from the Sponsor and Metric in the aggregate 1,452,654 Founder Shares at the original purchase price that the Sponsor and Metric paid for the Founder Shares. Each anchor investor has agreed with the Sponsor and Metric that, if it does not purchase in the Proposed Public Offering the number of Units in its indication of interest, it will automatically forfeit its interest in all such Founder Shares.

The excess of the fair value of the Founder Shares was determined to be an offering cost in accordance with Staff Accounting Bulletin Topic 5A. Accordingly, the offering cost will be allocated to the separable financial instruments issued in the Proposed Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to derivative warrant liabilities will be expensed as incurred in the statement of operations. Offering costs allocated to the Public Shares will be charged to stockholder’s equity upon the completion of the Proposed Public Offering.

Promissory note-related party

In March 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Offering pursuant to a promissory note (the “Note”). The Note is non-interest bearing and is payable on the earlier of December 31, 2021 or the completion of the Proposed Offering. As of June 30, 2021, the Company had borrowed $188,804 under the Note. As of April 30, 2021, the Company had not borrowed under the Note.

Related party loans

In order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Further, if the Sponsor elects to extend the period of time to consummate an initial Business Combination beyond 12 months, the Sponsor (or its affiliates or designees) may loan to the Company additional funds as described in the prospectus (the “Extension Loans”, together with the Working Capital Loans, the “Company Loans”). Such Company Loans would be evidenced by promissory notes. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Company Loans but no proceeds held in the Trust Account would be used to repay the Company Loans. At June 30, 2021 and April 30, 2021, no such Company Loans were outstanding.

Administrative support agreement

Commencing on the date of the prospectus and until completion of the Company’s initial business combination or liquidation, the Company may reimburse an affiliate of the Sponsor up to an amount of $10,000 per month for administrative support and services.

Note 6. Stockholder’s equity

Preferred stock-The Company is authorized to issue up to 1,000,000 shares of $0.0001 par value preferred stock. At June 30, 2021 and April 30, 2021, there were no preferred shares issued or outstanding.

Class A common stock. The Company is authorized to issue up to 300,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2021 and April 30, 2021, there were no shares of Class A common stock issued or outstanding.

Class B common stock. The Company is authorized to issue up to 30,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2021 and April 30, 2021, there were 5,750,000 Class B common stock issued and outstanding, of which an aggregate of up to 750,000 shares are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part so that the Sponsor and Metric will own 20% of the Company’s issued and outstanding common stock after the Proposed Offering (assuming the Sponsor and Metric do not purchase any Public Shares in the Proposed Offering).

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In the case that additional shares of Class A common stock, or equity linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Offering in connection with the closing of the Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of at least a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of (A) the total number of shares of Class A common stock and shares of Class B common stock outstanding upon completion of the Proposed Offering, plus (B) the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the Company, in connection with or in relation to the consummation of the initial Business Combination (including any forward purchase shares but excluding any forward purchase warrants), excluding any shares of Class A common stock, shares of Class B common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any warrants issued upon conversion of any loans extended to the Company by the Sponsor, its affiliates or designees or any of the Company’s directors or officers.

The Company may issue additional common stock or preferred stock to complete its Business Combination or under an employee incentive plan after completion of its Business Combination.

Note 7. Warrant Liabilities

The Company will account for 13,291,005 warrants to be issued in connection with this offering (the 10,000,000 warrants included in the units and the 3,291,005 private placement warrants, assuming the underwriter’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. Offering costs will be allocated to the Class A common stock and Public Warrants, and the amounts allocated to the Public Warrants will be expensed immediately. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations.

Warrants. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a)

30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Proposed Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, it will use its best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain the effectiveness of such registration statement and a current prospectus relating thereto, until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any other period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file, and within 60 business days after the closing of the initial Business Combination to have declared effective, a registration statement covering the shares of the Class A common stock issuable upon exercise of the Public Warrants, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of the Class A common stock until the Public Warrants expire or are redeemed; provided, that if the Class A common stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act as described above and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the sale of the shares of the Class A common stock issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any other period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

If the warrants were to be exercised on a “cashless basis” either at the option of the holder or the Company as described above, each holder would surrender the warrants for that number of shares of the Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the average last reported sale price of Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent from the holder of such warrants or its securities broker or intermediary.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per Public Share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of the Class A common stock;

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if the last reported sale price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company calls the Public Warrants for redemption, the board of directors of the Company will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of the Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor, Metric, the anchor investors or any of their affiliates, without taking into account any Founder Shares held by the Sponsor, Metric, the anchor investors or any of their affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price per share of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $10.00 and $18.00 per share redemption trigger prices described above will be adjusted (to the nearest cent) to be equal to 100% and 180%, respectively, of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants included in the Units being sold in the Proposed Offering, except that the Private Placement Warrants and the shares of the Class A common stock issued or issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable under certain redemption scenarios by the Company so long as they are held by the Sponsor, Metric or their respective permitted transferees. If the Private Placement Warrants are held by holders other than the Sponsor, Metric or their respective permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If a tender offer, exchange or redemption offer shall have been made to and accepted by the holders of the Class A common stock and upon completion of such offer, the offeror owns beneficially more than 50% of the outstanding Class A common stock, the holder of the warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant had been exercised and accepted and all of the Class A common stock held by such holder had been purchased pursuant to the offer, subject to adjustments. If less than 70% of the consideration receivable by the holders of the Class A common stock in the applicable event is payable in the form of common equity in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the holder of the warrant properly exercises the warrant within thirty days following the public disclosure of the consummation of the applicable event by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined in the warrant agreement) minus (B) the value of the warrant based on the Black-Scholes Warrant Value for a Capped American Call on Bloomberg Financial Markets.

The Company expects to account for the Public Warrants and Private Placement Warrants as liabilities in accordance with the guidance contained in ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity. Because the Company does not control the occurrence of events, such as a tender offer or exchange, that may trigger cash settlement of the warrants where not all of the stockholders also receive cash, the warrants do not meet the criteria for equity treatment thereunder, as such, the warrants must be recorded as derivative liability.

Additionally, certain adjustments to the settlement amount of the Private Placement Warrants are based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under ASC 815-40, and thus the Private Placement Warrants are not considered indexed to the Company’s own stock and not eligible for an exception from derivative accounting.

The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the issuance of the warrants at the closing of this offering. Accordingly, the Company expects to classify each warrant as a liability at its fair value. The Public Warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. The warrant liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification of the warrants at each balance sheet date.

If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

Note 8. Commitments and Contingencies

Registration rights

The holders of the Founder Shares (including the anchor investors), Private Placement Warrants (and holders of their component securities, as applicable) and any warrants that may be issued upon conversion of the Company Loans will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of the registration statement relating to the Proposed Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). On and after the date the Company consummates an initial Business Combination, the holders of at least a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the forward purchase agreement, the Company has agreed (a) to use commercially reasonable efforts to file within 30 calendar days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase securities, (b) to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies us that it will “review” the registration statement) following the closing of the initial business combination and (ii) the 10th business day after the date we are notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which Franklin or its assignees cease to hold the securities covered thereby, (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (C) 2 years from the effective date of the registration statement. The Company will bear the cost of registering these securities.

Underwriter’s agreement

The Company will grant the underwriter a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments at the Proposed Offering price, less the underwriting discounts and commissions.

The Company will grant the underwriter a 45-day option from the date of the Proposed Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Proposed Offering price less the underwriting discount. The underwriter will be entitled to initial underwriting commission of $2,030,485 (or $2,335,058 if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Offering. In addition, the underwriter will be entitled to a deferred fee of $0.35 per Unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the underwriter’s over-allotment option is exercised in full). The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

The Company will account for the 13,291,005 warrants to be issued in connection with the Proposed Offering (the 10,000,000 Public Warrants and the 3,291,005 Private Placement Warrants assuming the underwriter’s over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the Company will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. See Note 7. Warrant Liabilities.

Forward Purchase Agreement

In August 2021, the Company entered into a forward purchase agreement with Franklin Strategic Series—Franklin Small Cap Growth Fund (the “forward purchase agreement”), a Delaware statutory trust (“Franklin”), whereby Franklin has agreed to purchase (subject to certain conditions set forth therein) 5,000,000 shares of Class A common stock plus 2,500,000 forward purchase warrants, exercisable to purchase one share of Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of Class A common stock and one-half of one warrant, in a private placement to occur concurrently with the closing of the initial business combination. The obligations under the forward purchase agreement do not depend on whether any shares of Class A common stock are redeemed by the Company’s public stockholders.

Subject to certain conditions set forth in the forward purchase agreement, Franklin may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of Franklin under the forward purchase agreement. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in the Company’s initial Business Combination, for expenses in connection with its initial Business Combination or for working capital in the post-transaction company.

The Company will account for the forward purchase agreement in accordance with the guidance in ASC

815-40 and expects to account for such agreement as derivative liability. The liability is subject to re-measurement at each balance sheet date, with changes in fair value recognized in the statement of operations.

Note 9. Subsequent events

Management evaluated subsequent events and transactions that occurred after the balance sheet date, up to May 17, 2021, the date that the financial statements were available to be issued. Based upon this review, management did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Note 10. Subsequent events – Interim Financial Statements

The Company evaluated events and transactions that occurred after the balance sheet date through the date the financial statements were issued. For the financial statements as of June 30, 2021 and for the period from March 24, 2021 (inception) through June 30, 2021, the Company evaluated subsequent events through August 24, 2021.

20,000,000 units

First Light Acquisition Group, Inc.

Prospectus

September 9, 2021

Guggenheim Securities

Until October 4, 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our Class A common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.